                                                                    EXHIBIT 99.2

                             APPRAISAL REPORT



                              PARQUE ESCORIAL
                         PLANNED URBAN DEVELOPMENT
                           65th INFANTRY AVENUE
                      SAN JUAN/CAROLINA, PUERTO RICO








                      ROBERT F. McCLOSKEY ASSOCIATES
                  REAL ESTATE APPRAISERS AND CONSULTANTS

                      ROBERT F. McCLOSKEY ASSOCIATES
                  REAL ESTATE APPRAiSERS AND CONSULTANTS





                          UPDATE APPRAISAL REPORT



                              PARQUE ESCORIAL
                         PLANNED URBAN DEVELOPMENT
                           65th INFANTRY AVENUE
                      SAN JUAN/CAROLINA, PUERTO RICO




PREPARED
--------


For                           :    FirstBank Puerto Rico
                                   c/o Ms. Milagros Duran' Benitez
                                   P.O. Box 9146
                                   San Juan, Puerto Rico 00908

By                            :    Robert F. McCloskey, MAI, CRE
                                   Federal Certified
                                   General Real Estate Appraiser

                                   William A. Medina
                                   Federal Certified
                                   General Real Estate Appraiser

Effective Date of Appraisal   :    August 1, 1997

Date of Report                :    August 1, 1997

                      ROBERT F. McCLOSKEY ASSOCIATES
                  REAL ESTATE APPRAISERS AND CONSULTANTS

                                                August 22, 1997

FirstBank Puerto Rico
c/o Ms. Milagros Duran Benitez
P.O. Box 9146
San Juan, Puerto Rico 00908

Dear Ms. Duran:

In accordance with your request, we have prepared an update of our most recent full narrative appraisal report of the Parque Escorial Planned Urban Development currently being developed south of 65th Infantry Avenue and Ramal Este Avenue in the Sabana LIana and San Anton Wards of the
Municipalities of San Juan (Rio Piedras Sector) and Carolina
(respectively), Puerto Rico.

The purpose of this update appraisal is to estimate the market value in fee simple of the subject project to a single purchaser as of August 1, 1997, under specific development assumptions and use limitations as established by the Planning Board Consultation No. 90-17(20)-0813 JPU Case Number 93-1 7(20)A-104-CPD and updated plans dated August 14, 1996 prepared by Consulting Engineer Luis F. Franqui, P. E.. The appraisal is also contingent upon the assumptions, limiting conditions and certificates herein.

In view of the scope of this assignment and the intended use of this appraisal, we selected the summary appraisal report as the preferred reporting option for this appraisal assignment. For additional information concerning the subject property, its neighborhood, and the highest and best use analysis, please refer to the appraisal report of the same property dated September 1, 1993.

After a personal inspection of the property and of the Master Development Plan submitted; and, after a thorough investigation and analysis of the factors affecting values in the area, the market value in fee simple of the subject project to a single purchaser as of August 1, 1997, was estimated at:

FirstBank Puerto Rico
c/o Ms. Duran Benitez
Page 2
--------------------------------------------------------------------------------

                              $4O,OOO,OOO.OO
                          (FORTY MILLION DOLLARS)

The undersigned have not prepared a feasibility study for the ongoing subject project, nor have we been contracted for it. The reported market value estimate assumes the economic feasibility of the project, and is therefore, contingent upon it.

The supporting data and the results of our investigation and analysis upon which this value is based are contained in the accompanying summary a


                                             Very truly yours,


/s/ William A Medina                         /s/ Robert F. McCloskey

William A Medina                             Robert F. McCloskey, MAI, CRE
Federal Certified General                    Federal Certified General
Certified Appraiser                          Certified Appraiser

                          UPDATE APPRAISAL REPORT



                              PARQUE ESCORIAL
              PLANNED URBAN DEVELOPMENT 65th INFANTRY AVENUE
                      SAN JUAN/CAROLINA, PUERTO RICO











                      ROBERT F. McCLOSKEY ASSOCIATES

                             Table of Contents
                             -----------------

Summary of Salient Facts and Conclusions                               i
General Assumptions                                                   iv
  Specific Assumption                                                  v
General Limiting Conditions                                           vi
General Information                                                    1
  Type of Appraisal Report                                             1
  Identification of the Property                                       1
  Purpose of the Appraisal                                             1
  Intended Use of the Appraisal                                        2
  Property Rights Appraised                                            2
  Definition of Fee Simple                                             2
  Definition of Market Value                                           2
  ValueTerms                                                           2
  Definition of Aggregate of Retail Values (ARV)                       2
  Definition of Discounted Value                                       3
Analysis of the Property - Parque Escorial Planned Community           3
  Description of Development Phases                                    3
    Phase I                                                            4
    Phases II and III                                                  5
    Phase IV                                                          10
    Future Residential Development (Lot Q-1                           11
  Conclusion of Site Analysis                                         12
Land Valuation Techniques                                             12
  Yield Capitalization: Discounted Cash Flow Analysis                 13
Part One: Valuation of the Commercial Section                         14
  Analysis of the Comparable Site Sales                               26
  Parque Escorial Out-Parcel Pads                                     26
  Current Options                                                     28
  Reconciliation                                                      28
Commercial Sites Absorption Rate                                      31
Part Two: Valuation of the Residential Section                        31
  Analysis of the Comparable Residential Site Sales                   43
Adjustment Process                                                    45
  Absorption Rate                                                     47
Yield Capitalization: Discounted Cash Flow Analysis                   51
  Land Construction Hard Costs                                        51
  Indirect Development Costs                                          51
  Administrative, Legal and Tax Expenses                              52
  Marketing and Sales Expenses                                        52
  Financing Costs                                                     52
  Entrepreneurial Profit                                              52
Discount Rate                                                         53
Reconciliation and Final Value Estimate                               55
Certificate of the Appraiser                                          56
QUALIFICATION DATA - ROBERT F. McCLOSKEY                              58
QUALIFICATION DATA - WILLIAM A. MEDINA                                64
ADDENDUM                                                              68

                   Summary of Salient Facts and Conclusions
                   ----------------------------------------

Subject Property
----------------

The subject property is known as the Parque Escorial Planned Urban Development, and it is under development and is located in the Sabana Llana and San Anton Wards of the Municipalities of San Juan (Rio Piedras) and Carolina, Puerto Rico. The size of the entire tract prior to segregation was 439.79 cuerdas, however, once all the segregations are completed, the size of the areas that could have sold would have reduced to approximately 321.011 cuerdas (1,261,700.03 square meters) according to the survey(1) information originally submitted to the appraisers.

As of the effective date of this report, a total of 207.3396 cuerdas are for sale and are the subject of this appraisal report. These are distributed into several phases, as follows: Phase 1, the service commercial centers at both sides of the Plaza Escorial Shopping Center currently being developed; Phases II and III, the residential areas to the south of the commercial sectors; Phase IV, an office park/commercial area located to the east of the larger parcel; and, Lot Q-l, located at the southern hilly part of the larger parcel that is expected to be developed into additional residential units. At present, construction is under way in various Phases in addition to an overpass of Ramal Este Avenue over the 65th Infantry Avenue and into the project. The following table summarizes all the sites that are subject to valuation in this report, excluding all those that have been sold within the past 2.5 years (see valuation sections for details on past sales).












--------------------
(1) Prepared by Luis F. Franqui, P.E. and dated August 14, 1996

---------------------------------------------------------------------------
                              PARQUE ESCORIAL
                         PLANNED URBAN DEVELOPMENT
                           65th INFANTRY AVENUE
                      SAN JUAN/CAROLINA, PUERTO RICO
---------------------------------------------------------------------------
                  Summary of Sites subject to this Report
---------------------------------------------------------------------------
Parcel Identification         Site Area (Sq. Mts.)     Site Area (Cdas.)
---------------------------------------------------------------------------
                                  Phase I
---------------------------------------------------------------------------
E-1 (formally school site)         15,721.58                4.0000
---------------------------------------------------------------------------
I-6W                               15,239.90                3.8774
---------------------------------------------------------------------------
I-7W                                5,500.00                1.3994
---------------------------------------------------------------------------
I-8W                                4,100.19                1.0432
---------------------------------------------------------------------------
                                  Phase II
---------------------------------------------------------------------------
II-3                               13,728.44                3.4900
---------------------------------------------------------------------------
II-4-5                             20,324.08                5.1700
---------------------------------------------------------------------------
II-6                               15,768.29                4.0119
---------------------------------------------------------------------------
II-7                               15,768.29                4.0119
---------------------------------------------------------------------------
II-8                               29,730.09                7.5641
---------------------------------------------------------------------------
                                  Phase III
---------------------------------------------------------------------------
III-1                              13,589.02                3.4600
---------------------------------------------------------------------------
III-2                              23,728.45                3.4900
---------------------------------------------------------------------------
III-3                              13,728.45                3.4900
---------------------------------------------------------------------------
III-4-5                            20,324.08                5.1700
---------------------------------------------------------------------------
III-6                              18,746.20                4.7700
---------------------------------------------------------------------------
III-7                              18,746.20                4.7700
---------------------------------------------------------------------------
III-8                              30,784.71                7.8300
---------------------------------------------------------------------------
III-9                              20,726.82                5.2700
---------------------------------------------------------------------------
                                 Phase IV
---------------------------------------------------------------------------
IV-1                                7,846.48                1.9964
---------------------------------------------------------------------------
IV-2                                8,127.31                2.0678
---------------------------------------------------------------------------
IV-3                               14,672.86                3.7332
---------------------------------------------------------------------------
IV-4                                6,911.94                1.7586
---------------------------------------------------------------------------
IV-5                                8,833.28                2.2474
---------------------------------------------------------------------------
IV-6                               10,736.08                2.7316
---------------------------------------------------------------------------
IV-7                                8,202.57                2.0870
---------------------------------------------------------------------------
IV-8                                9,608.10                2.4446
---------------------------------------------------------------------------
IV-9                                8,782.90                2.2346
---------------------------------------------------------------------------
                                  Phase V
---------------------------------------------------------------------------
Lot Q-1                           427,267.93              108.7100
---------------------------------------------------------------------------
Total                             797,244.25              202.8289
---------------------------------------------------------------------------

Purpose of the Appraisal
------------------------

The purpose of this update appraisal is to estimate the market value in fee simple of the subject project to a single purchaser as of August 1, 1997, under specific development assumptions and use limitations as established bythe Planning Board Consultation No. 90-17(20)-0813 JPU Case Number 93-17(20)A-104-CPD and updated plans dated August 14, 1996 prepared by Consulting

Engineer Luis F. Franqui, P. E.. The appraisal is also contingent upon the assumptions, limiting conditions and certificates herein. The availability of capacity and/or connection rights to any or all public utilities has not been determined by the appraisers, but the value reported herein is contingent upon said capacity and right of connection.

Real Property Interest Appraised
--------------------------------

Fee Simple

Type of Appraisal Report
------------------------

Summary Appraisal Report complying with the reporting requirements set forth under Standard Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practices for a Summary Appraisal Report.

Flood Zone Classification
-------------------------

Zone "C" (Outside flood prone areas), according to Flood Insurance Rate Map, Panels 720000-0054C and 720000-0058C.

Present Use
-----------

Vacant parts of Phase I of the project are currently under construction as well as parts of Phases II and III.

Indication of Value by the Sales Comparison Approach
----------------------------------------------------

$40,000,000.00 (Forty Million Dollars)

Effective Valuation Date
------------------------

August 1, 1997

Date of Report
--------------

August 1, 1997

                            General Assumptions
                            -------------------

This appraisal report has been made with the following general assumptions:

* No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

* The property is appraised fee and clear of any or all liens or encumbrances unless otherwise stated. All taxes are assumed to be current. In specific cases, at the request of the client, the appraiser(s) may present data on past due ad valorem taxes. However, this data is not certified and is only a verbal confirmation by the tax authority. This data should not be relied upon by the client and has no effect on the final value estimate.

* The property is appraised as though under responsible, adequately capitalized ownership and competent property management.

* The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

* All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

* It is assumed that there are no hidden or non-apparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

* It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

* It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

* It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

* It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

* The availability of capacity and/or connection rights to any or all public utilities has not been determined by the appraiser(s). The value estimate reported herein is contingent upon and limited to said capacity and right of connection.


Specific Assumption
-------------------

* The preceding estimate of the market value in fee simple of the subject property to a single purchaser is made based on information available and market conditions prevailing as of August 1, 1997. The appraisal also assumes full approval of the subject project by the Puerto Rico Planning Board and/or the Regulations and Permits Administration (ARPE), based on the plans and specifications submitted. Any change would render the reported values null and void. In addition, the availability of capacity and/or connection rights to any and all public utilities has not been determined by the appraisers. The value estimates reported herein are contingent upon and limited to said capacity and right of connection.

* The value provided in this report also assumes that approvals for the development of Lot Q-l will allow the construction of another
     747 residential units in harmony with Phase II and III of the subject development.

* The discounted cash flow analysis takes into consideration the existing sale prices of the options of the two residential sites and the two commercial sites which are expected to close within the next several months.

                        General Limiting Conditions
                        ---------------------------

* The appraiser(s) will not be required to give testimony or appear in court because of having made this appraisal, with reference to the property in question, unless arrangements have been previously made thereof.

* Any cause of action resulting between the appraiser(s) and the client in conjunction with this appraisal, either directly or indirectly, will be limited in damages to the amount of the appraisal fee received for the assignment. Furthermore, it is agreed that you will indemnify Robert F. McCloskey Associates, Inc. for any damages, costs, expense, and attorney's fees resulting from any cause of action by any interested party, other than the client, concerning the appraisal or report.

* Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of the appraiser(s), and in any event only with proper written qualification and only in its entirety.

* In the case where an improvement is considered, the distribution of the total valuation between land and improvements applies only under the reported highest and best use of the property. The allocations of value for land and improvements must not be used in conjunction with any other appraisal and are invalid if so use.

* Disclosure of the contents of this report is governed by the By-laws and Regulations of the Appraisal Institute. Neither all nor any part of the contents of this report, or copy thereof, shall be conveyed to the public through advertising, public relations, news, sales or any other media without written consent and approval of the appraiser(s). Nor shall the appraiser(s), firm or professional organization of which the appraiser(s) is (are) a member be identified without prior written consent of the appraiser(s).

* The physical condition of the improvements described herein is based on visual inspection only. No liability is assumed for the soundness of structural members including roof (wear and leakage), foundation (settling or leakage), footings, exterior and interior walls, partitions, floors, or any other part of the structure, since no engineering tests were made of same and no termite inspection was conducted. Furthermore, we accept no legal responsibility for the efficiency of the plumbing and electrical systems, the heating and air conditioning equipment, or any major appliances. Unless otherwise noted, all of these items appeared adequate and operational.

* In this appraisal assignment, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of urea formaldehyde fbam insulation or asbestos, and/or existence of toxic waste, which may or may not be present on the property, has not been considered. The appraiser(s) is (are) not qualified to detect such substances. We urge the client to retain an expert in this field if desired.

* The Americans with Disabilities Act (ADA) became effective January 26, 1992. We have not made a specific compliance survey or analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. The appraisers considered some of the major requirements of ADA that the subject property lacks and that affect its market value. These include the need to install an elevator, remodel the bathrooms, and outfit the entrance doors, all to accommodate the physically challenged. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with other requirements of the Act. If so, this fact could have a negative impact upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with other requirements of ADA in estimating the value of the property.

* The appraisers are not aware of the presence of archeological deposits and/or artifacts within the subject or in adjacent properties. The physical inspection of the property did not reveal any evidence of such deposits and/or artifacts; however, the appraisers are not qualified to detect archeological deposits and/or artifacts and assume no responsibility in this respect. The value reported herein and the estimated construction and/or marketing time for the property are predicated on the assumption that the subject does not have any such archeological artifacts.

                            General Information
                            -------------------

Type of Appraisal Report
------------------------

In view of the scope of this assignment and the intended use of this appraisal the Summary Appraisal Report was selected as the preferred reporting option. The Summary Appraisal Report is intended to comply with the reporting requirements set forth under Standard Rule 2-2(B) of the Uniform Standards of Professional Appraisal Practice for a Summary Appraisal Report. As such it presents only summary discussions of data, reasoning and analysis that were used in the appraisal process to develop the appraiser's opinion of value. Only significant differences between the facts presented in the most recent report and the actual status of the project are included herein. It is also clarified that one of the main differences between this appraisal and the previous reports is that the previous reports assumed infrastructure in place. For additional information concerning the subject property, its neighborhood, and the highest and best use analysis, refer to the self contained appraisal report of September 1, 1993 and to the market value update of said report dated February 20, 1995.

Identification of the Property
------------------------------

The subject of this appraisal consists of the Parque Escorial Planned Urban Development being developed south of 65th Infantry Avenue in the Sabana Llana Ward of San Juan (Rio Piedras Sector) and the San Anton Ward of Carolina, Puerto Rico. The current saleable land area of the subject project is 202.8289 cuerdas/2/, according to the information submitted. The sellable land area has been divided into several construction phases and sections, as follows: Phase I, the Fast and West Service Centers at the sides of Parque Escorial; Phases II and III to the south of the former where 1,953 residential units are to be constructed; Phase IV, an office/commercial area to the east of the project; Future Residential Development at the southern sectors of the larger parcel where 747 residential units are expected to be built in the future. In total, once completed, Parque Escorial Planned Urban Development is expected to have a total of 2,700 residential units.

Purpose of the Appraisal
------------------------

The purpose of this update appraisal is to estimate the market value in fee simple of the subject project to a single purchaser as of August 1, 1997, under specific development assumptions and use limitations as established by the Planning Board Consultation No. 90-I 7(20)-08 13 JPU Case Number 93-17(20)A-104-CPD and updated plans dated August 14, 1996 prepared by Consulting Engineer Luis
F. Franqui, P. E.. The appraisal is also contingent upon the assumptions, limiting conditions and certificates herein.



-------------------
/2/ A cuerda is a unit of land measurement used in Puerto Rico that is equivalent to 3,930.3956 square meters or 0.97 acres.

                                                                               2
Intended Use of the Appraisal
-----------------------------

The function of this appraisal is for underwriting purposes.

Property Rights Appraised
-------------------------

This appraisal report is prepared with the understanding that the ownership of the project includes all the rights that may be lawfully owned, fee simple interest.

Definition of Fee Simple
------------------------

Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat.

Definition of Market Value
--------------------------

Market value is defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and the seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of the sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     *    Buyer and seller are typically motivated;
     * Both parties are well informed or well advised and acting in what they consider their own best interests;
     *    A reasonable time is allowed for exposure in the open market;
     * Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Value Terms
-----------

Value in this report is in terms of cash, U.S. dollars ($).

Definition of Aggregate of Retail Values (ARV)
----------------------------------------------

The sum of the appraised values of the individual units in a subdivision, as if all of the units were completed and available for retail sale, as of the date of the appraisal. The sum of the retail sales includes an allowance for lot premiums, if applicable, but excludes all allowances for carrying costs.

Definition of Discounted Value
------------------------------

This figure represents a concept of time preference, which holds that future income or benefits are worth less than the same income or benefits now, and that they decrease in value systematically as the time of their receipt is further deferred into the future. Typically, marketing, overhead (if applicable), legal fees (if applicable), taxes (if applicable), construction loan interest (if applicable), and sales expenses, in addition to expected entrepreneurial profit, are subtracted from the aggregate of retail values of the project. The resulting discounted value is representative of the market value of the project, to a single purchaser, as of the effective date of the appraisal.

Analysis of the Property - Parque Escorial Planned Urban Development
--------------------------------------------------------------------

The Parque Escorial Development is an integral Planned Urban Development project currently being developed across from Ramal Este Avenue and to the south of the 65th Infantry Avenue. The project is being developed over an original 439.79 cuerda tract, formerly the site of the old El Comandante racetrack.

The project is being developed in accordance with the master regulatory plan approved by the Puerto Rico Planning Board "Consulta de Ubicacion" #90-17-(20)- 0813-JPU resolution dated October 27, 1992 with subsequent amendments. The design of the project locates the commercial and support facilities areas on the flat lands facing 65th Infantry Avenue. The residential sections of the project are located south of the main South Avenue. Further to the south is an area designated as Future Development. At the eastern end of the property is an office park section and exterior parcels facing 65th Infantry Avenue. The planning of the residential uses on the site responds to the topographic characteristics of the tract. The project is scheduled to be built over a period of time by different developers who will purchase the land from the master developer (owner) of the project.

The Master Plan delineates access to Parque Escorial through three entrances, all leading to 65th Infantry Avenue. One of the entrances is Parque Escorial Avenue located to the west of the project. The main access shall be provided by an extension of the existing Ramal Este Avenue by way of a bridge over 65th Infantry Avenue. At the eastern extreme of the project is the other access by way of De Diego Avenue which links the center of the project with 65th Infantry Avenue passing through the lot designated as Phase IV.

Description of Development Phases
---------------------------------

As presented in the submitted Master Development Plan, dated December 9, 1996, the project consists of four (4) phases plus an area identified as for Future Residential Development (Lot Q-1). These are identified as follows: Phase I - Commercial Center & Service Commercial; Phase II - Residential; Phase III - Residential; Phase IV - Office/Commercial Park.

According to the "Amended Alternate Preliminary Development Plan" prepared by local consulting engineers, Luis F. Franqui, P.E., the total sellable area of the entire project is 321.011 cuerdas out of which 202.8289 cuerdas are currently available and as such, are the subject of this report. These are distributed into: 102.61 cuerdas for commercial service centers and 213.89 cuerdas for residential use. A description of the different construction phases of the project follow:

Phase I of the project includes the commercial and service areas located at the northern section of the project. This section will include a mix of retail, office and service uses. A commercial center anchored by Wal-Mart was constructed on a 59.85 cuerda portion of land (adjacent to the avenue). This commercial tract is to the south of a greenbelt area and the channeling of the San Anton Creek which runs along its front. The commercial center, once fully developed will include plus/minus 486,000 square feet. Incluced in this section are two large retail stores of plus/minus 130,000 sq. ft. currently occupied by Wal-Mart and Sam's Warehouse. In addition, six other free-standing stores are to be constructed in this section, several of which have already been built.

The East and West Service Centers are located at the sides of Plaza Escorial fronting the two main arteries into the development named Parque Escorial Avenue to the west and PR#8 also known as Ramal Este to the East. The sites in this section that are subject of this appraisal report include the following commercial lots.


--------------------------------------------------------------------------------
                              Parque Escorial
                         Planned Urban Development
                           65th Infantry Avenue
                      San Juan/Carolina, Puerto Rico
                           Phase I - Commercial
--------------------------------------------------------------------------------
                            West Service Center
--------------------------------------------------------------------------------
Parcel Identification         Site Area (Sq. Mts.)     Site Area (Cdas.)
--------------------------------------------------------------------------------
E-1 (formally school site)         15,721.58                4.0000
--------------------------------------------------------------------------------
I-6W                               15,239.90                3.8774
--------------------------------------------------------------------------------
I-7W                                5,500.00                1.3994
--------------------------------------------------------------------------------
I-8W                                4,100.19                1.0432
--------------------------------------------------------------------------------
Totals                             40,561.67               10.3200
--------------------------------------------------------------------------------

The regulatory development plan of the commercial areas (East and West Service Centers) of Phase I are as follows:

Zoning                   :    C-2 Commercial

Land Use                 :    General
                              Service Commercial and Office
                              Other uses as per approval by Master Developer

Building Height          :    5 Stores Maximum

Building Footprint       :    Interior Parcels:   75% of parcel area
                              Corner Parcels:     85% of parcel area

Floor Area Ratio         :    Interior Parcels:   375% of parcel area
                              Corner Parcel:      425% of parcel area

Front Setback            :    3.0m Minimum setback
                              24.0m Maximum setback

At Corner Parcel 1-3e    :    3.0m Minimum setback
                              18.80m Maximum setback

Site Setbacks            :    3.0m or 1/5 of building height

Rear Setbacks            :    3.0m

Mandatory Planting Strip :    3.0m at all parcel frontages
                              2.0 at all rear boundaries

                              All site areas not occupied by building, sidewalks or parking areas shall be landscaped.

Parking                  :    Parking requirements shall conform with Topic 9 of
                              the Puerto Rico Planning Board's zoning code.
                              (Reglamento No. 4)
                              Commercial Uses        1 Parking space per 15 s/m
                              Off. Uses              1 Parking space per 25 s/m
                              Off. Uses (intensive)  1 Parking space per 15 s/m
                              Storage Area           1 Parking space per 70 s/m


     * All parking areas shall be accessed from within parcels. No individual parking stalls shall be accessed from the street.
     * Curbs and sidewalks along Ramal Este shall be continuous except at designated access points.
     * There shall be a 6 meter reciprocal easement (3m each boundary) between individual projects which share common parking areas.

Phases II and III are to be dedicated to residential use with approximately 1,953 dwellings in several adjacent but individual projects of different densities, designs and prices. The following tables summarize the most recent information related to the available parcels subject of this report. The table that follows includes both available and optioned sites. Phase II is summarized as follows:

-------------------------------------------------------------------------
                              Parque Escorial
                         Planned Urban Development
                           65th Infantry Avenue
                      San Juan/Carolina, Puerto Rico
-------------------------------------------------------------------------
                          Phase II - Residential
-------------------------------------------------------------------------
Parcel Identification    Site Area      Site Area      Density   Units
                         (Sq. Mts.)     (Cdas.)
-------------------------------------------------------------------------
II-3*                    13,728.44           3.49      22.92      80
-------------------------------------------------------------------------
II-4-5*                  20,324.08           5.17      23.21     120
-------------------------------------------------------------------------
II-6                     15,768.29           4.01      24.93     100
-------------------------------------------------------------------------
II-7                     15,768.29           4.01      24.93     100
-------------------------------------------------------------------------
II-8*                    29,730.09           7.56      23.80     165
-------------------------------------------------------------------------
Totals                   95,319.19          24.24      23.60     565
-------------------------------------------------------------------------
*Optioned sites
-------------------------------------------------------------------------


-------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              Parque Escorial
                         Planned Urban Development
                           65th Infantry Avenue
                      San Juan/Carolina, Puerto Rico
-------------------------------------------------------------------------
                          Phase III - Residential
-------------------------------------------------------------------------
Parcel Identification    Site Area      Site Area      Density   Units
                         (Sq. Mts.)     (Cdas.)
-------------------------------------------------------------------------
III-1                    13,589.02           3.46      23.121     80
-------------------------------------------------------------------------
III-2                    13,728.45           3.49      22.923     80
-------------------------------------------------------------------------
III-3                    13,728.45           3.49      22.923     80
-------------------------------------------------------------------------
III-4-5                  20,324.08           5.17      23.211    120
-------------------------------------------------------------------------
III-6                    18,746.20           4.77      25.157    120
-------------------------------------------------------------------------
III-7                    18,746.20           4.77      25.157    120
-------------------------------------------------------------------------
III-8                    30,784.71           7.83      25.543    200
-------------------------------------------------------------------------
III-9                    20,726.82           5.27      13.662     72
-------------------------------------------------------------------------
Phase III - Totals      150,373.93          38.25      22.712    872
-------------------------------------------------------------------------

The details of Phases II and III of the project are as follows:

General Description of Residential Areas (As per regulatory Plan) Phases II and
--------------------------------------------------------------------------------
III
---

Building types, density and heights
-----------------------------------
Zoning and Density  :    High-medium density residential.  Design
                         parameters of R-3 number of units and density as shown on parcel data table on II/III-2.

Allowed Uses        :    Residential
                         Selected communal facilities and accessory buildings

Building Types      :    Walk-up apartments
                         Apartment building
                         Townhouses
                         Mid-rise apartment building (on Parcel III-9 only)

Building Height     :    Walk-up apts: 3 stores min./4 stores max.
                         Apt. bldg: 4 stores min./6 stores max.
                         Townhouses: 2 stories min./3 stories max.
                         Mid-rise apartment bldg.: 6 stories min./12 max.
                         (on parcel III-9 only)

                         1/3 of roof floor area may be utilized as enclosed structure opening to a roof terrace when part of top floor apartment unit.

Slopes              :    Embankment slopes shall be 2: 1 (min.) horizontal
                         to vertical ratio.

Parking             :    Parking requirements shall conform with topic 9 of
                         the Puerto Rico Planning Board's Zoning Code
                         (Reglamento No. 4).
                         1.5 parking spaces/unit minimum required
                         2.0 parking spaces/unit recommended

                         Single parking spaces shall be 2.5m x 5.5m (min.) Tadem parking spaces are permitted these shall be 2.5m x 10.10m (min.)

Building Placement
------------------

Front Setback       :    Measured from fence alignment 10.0m (min.)
                         mandatory build to line at Boulevard de la Media
                         Luna. 8.0m (min.) mandatory build to line at Great
                         Lawn Park. 6.0M (min.) mandatory build to line at Boulevard del Parque.

                         Main facade line of buildings shall align continuously along build to lines staggering or units along build to lines is not permitted.

Side Setback        :    5.0m (min.) except at areas with mandatory build
                         to lines.

Rear Setback        :    5.0m (min.)

Building Separation :    15.0m (min.) between buildings with same
                         development.
                         3.0m (min.) landscape area between bldg. and sidewalk, recreation and parking areas.

Architectural Elements
----------------------

Private Gardens     :    Ground floor apartments may have access and use of
                         a private yard. Yard area shall be 3m (mm.) to Sm
                         (max.) deep the width of the apartment unit within a single development fences delimiting yard areas shall be of similar design. Only fence types I, II
                         & III permitted yards may be partially covered as part of original design. Yards may not be covered or enclosed by individual homeowners without previous approval by homeowners association.

Base                :    At least one unit per building shall be
                         handicapped accessible. Ground floor units may be raised on a 1.0m optional base for privacy and/or response to site conditions.

                         Wall or floor mounted air conditioning units and condensers shall not be visible. These may be installed when shielded from view by architectural elements, building mass or landscaping.

Middle              :    Balconies, eaves and other projected elements may
                         extend 1.20m. from facade line. Wall or floor mounted air conditioning units and condensers shall not be visible. These may be installed when shielded from view by architectural elements, building mass or landscaping.

Roof                :    Use of roof terrace required Pergolas and eaves
                         may extend 1.20m from facade line 1/3 roof floor area may be utilized as enclosed structure opening to a roof terrace when part of top floor apartment unit.

                         Air conditioning units and condensers, cisterns, solar heaters, antennas, vent stacks and other roof elements shall not be visible from below or from apartment buildings in higher elevations. These may be installed when shielded from view by architectural elements, building mass or landscaping.

Phases II/III Residential-Regulatory Plan
-----------------------------------------

Zoning                     :    R-3 high medium density residential

Land Use                   :    Residential Park, active recreation and communal
                                facilities in designated parcels.

Number of Units            :    1,953

Building Height            :    Walk-up apts: 3 stories min./4 stories max.
                                Apartment bldg.: 4 stories min./6 stories max.
                                Townhouses: 2 stories min./3 stories max.
                                Mid-rise apartment bldg.: 6 stories min./12 max.

Front Setback              :    10.Om (mm.) mandatory build to line at Boulevard
                                de la Media Luna.
                                8.Om (mm.) mandatory build to line at Great Lawn
                                Park.
                                6.Om (mm.) mandatory build to line at Boulevard del Parque

Side Setbacks              :    6.Om (mm.) except at areas with mandatory build
                                to lines.

Rear Setbacks              :    5.Om (mm.)

Mandatory Easements        :    7.5m at all parcel frontages along Boulevard de
                                la Media Luna for visitor parking. 20m drainage easements at designated parcels.

Mandatory Planting Strip   :    6.Om along frontage with Great Lawn Park 1.5m
                                (min.) at boundaries with other developments
                                (see landscape standards for required planting)
                                All site areas not occupied by building, sidewalks or parking areas be landscaped.

Mandatory Gardens and
Access to Great Lawn Park
                           : At parcels II-I, II-2, II-3, II-4, II-5, III-1, III-2, III-3, III-4, III-5, there shall be a mandatory landscaped garden along center line of parcel with a continuous visual corridor to the Great Lawn Park. Building entrances shall open directly to this garden. This shall be an exclusively pedestrian area with no access or parking areas. There shall be a pedestrian access to the Great Lawn Park on axis with this corridor.

Parking                    :    Parking requirements shall conform with topic 9
                                of the Puerto Rico Planning Board's Zoning Code
                                (Reglamento No.4).
                                1.5 parking spaces/unit minimum required
                                2.0 parking spaces/unit recommended
                                Single parking spaces shall be 2.5m x 5.5m
                                Tandem parking spaces are permitted, these shall be minimum of 2.5m x 10.10 m.

Guard Houses               :    Guard houses to be each individual project are
                                optional. Projected guardhouses shall be permitted to the master developer for approval.

Garbage Areas              :    Garbage pick-up areas from Boulevard de la Media
                                Luna shall be from visitor parking access at designated points. There shall be no garbage pick-up areas from Boulevard del Parque. Waste bins inside development parcels shall be located along common drives.


Communal Facilities        :    The Great Lawn Park fulfills the basic code
                                requirements for communal facilities. However, each community is to be provided with a passive recreation area for the residents. Additional facilities such as pools, gazebos, basketball courts are at the discretion of individual developers. Parcels along the Great Lawn Park have designated areas for passive garden and communal facilities.

Phase IV
--------

The submitted master plan does not include the development and construction specifications of the office/commercial park (Phase IV). However, from original renderings of the project, it is apparent that these phases will conform to medium density commercial zonings such as C-1 or C-2. Originally, the concept consisted of creation of nine lots of various sizes, however, recent plans are unclear and, furthermore, a most recent plot plan for the area only divides the area into two lots of 13.27 and 8.04 cuerdas respectively. When this area was originally planned as nine lots, it had a total area of approximately 18.24 cuerdas, however, recent plot plans have increased this area to the reported
21.3 cuerdas.

One of the prime objectives of any development company is to develop a project that will maximize profits. With this in mind, it would be reasonable to assume that the developers would subdivide these larger tracts into smaller sites that can then be sold to other individual developers. This would not only be consistent with the ongoing development of Parque Escorial as a whole, but it is also consistent with the theory of maximizing company profits.

In view of the fact that the total allocated area of this phase has increased by approximatley 3.07 cuerdas over the area reported in previous appraisal reprots, the appraisers will allocate an equal portion to the areas of the nine lots that were previously planned. The individual areas of the sites in these phases are then as follows:

--------------------------------------------------------------------
                              Parque Escorial
                         Planned Urban Development
                           65th Infantry Avenue
                      San Juan/Carolina, Puerto Rico
                           Phase IV - Commercial
--------------------------------------------------------------------
Parcel Identification    Site Area (Sq. Mts.)     Site Area (Cdas)
--------------------------------------------------------------------
     IV-1                      7,846.48                 2.00
--------------------------------------------------------------------
     IV-2                      8,127.31                 2.07
--------------------------------------------------------------------
     IV-3                     14,672.86                 3.73
--------------------------------------------------------------------
     IV-4                      6,911.94                 1.76
--------------------------------------------------------------------
     IV-5                      8,833.28                 2.25
--------------------------------------------------------------------
     IV-6                     10,736.08                 2.73
--------------------------------------------------------------------
     IV-7                      8,202.57                 2.00
--------------------------------------------------------------------
     IV-8                      9,608.10                 2.44
--------------------------------------------------------------------
     IV-9                      8,782.90                 2.23
--------------------------------------------------------------------
     Total                    83,721.53                21.30
--------------------------------------------------------------------

Future Residential Development (Lot Q-1)
----------------------------------------

In relation to the land designated as for Future Residential Development, no change from the most recent appraisal report is noted, except for the overall size of the parcels. For the detailed information relating to this section of the property, please refer to the most recent appraisal report of September 1, 1993 and to the update dated February 20, 1995. It should be stated that approvals for Parque Escorial Development call for the development of 2,700 residential units. Within development phases II and III, a total of 1,953 residential units are expected to be developed which therefore leaves Parcel Q-1 available for the future development of another 747 residential units. In a recent conversation with company representatives, we were told that this site is also to be entirely developed with medium density residential walk-up units and therefore, it will be considered within the valuation process of parcels II and III.

-------------------------------------------------------------------
                              Parque Escorial
                         Planned Urban Development
                           65th Infantry Avenue
                      San Juan/Carolina, Puerto Rico
                            Future Development
-------------------------------------------------------------------
Parcel Identification    Site Area (Sq. Mts.)     Site Area (Cdas)
-------------------------------------------------------------------
     Lot Q-1                  427,267.93               108.7100
-------------------------------------------------------------------

                                                                              12
Conclusion of Site Analysis
---------------------------

In this section of this report, only significant differences with the report of September 1, 1993 have been presented. As it stands today, the Parque Escorial Planned Development is already providing a legitimate alternative for the residential and commercial development of the San Juan Metropolitan Area. The subject is currently one of the few large tracts suitable for this type of development within the urban core of San Juan. No significant adverse conditions that could restrain the development potential of the subject have been identified and the subject is considered suitable for continued development.

Land Valuation Techniques
-------------------------

The procedures used to value land are:

     * Sales Comparison Approach
     * Allocation
     * Extraction
     * Income Capitalization, divided into
          Direct Capitalization
          Land Residual
          Ground Rent Capitalization
     * Yield Capitalization Techniques
          Discounted Cash Flow Analysis (subdivision development analysis)


All these procedures are derived from the three traditional approaches to value. Sales comparison and income capitalization are listed; the allocation and extraction procedures indicated reflect the influence of the sales comparison and cost approaches.

In the case at hand, we are faced with task of estimating the market value in fee simple of the subject project to a single purchaser as of August 1, 1997, under specific development assumptions and use limitations as established by the Planning Board Consultation No.90-17(20)-0813 JPU Case Number 93-17(20)A-104-CPD and updated plans dated August 14, 1996 prepared by Consulting Engineer Luis F. Franqui, P. E.. As such, the appraisers will utilize the Yield Capitalization Technique and, therefore, develop a discounted cash flow analysis which in this case is commonly known as the Subdivision Development Method/1/.


------------------------
/1/ According to the third edition of the Dictionary of Real Estate Appraisal, published by the Appraisal Institute subdivision development analysis is defined as a method of estimating land value when subdivision and development are the highest and best use of the parcel of land being appraised. All direct and indirect costs and entrepreneurial profit are deducted from an estimate of the anticipated gross sales price of the finished lots., the resultant net sales proceeds are then discounted to present value at a market derived rate over the development and absorption period to indicate the value of the raw land.

Yield Capitalization: Discounted Cash Flow Analysis
---------------------------------------------------

Discounted cash flow analysis (subdivision development analysis) is used to value vacant land that has the potential for development as a subdivision when that use represents the likely highest and best use of the land. The development of any project extends over two stages: the construction stage and the marketing stage.

To perform subdivision development analysis, data on development sales and costs for the developed lots must be available. Subdivision development analysis may involve residential, commercial, or industrial tracts of land that are large enough to be subdivision into smaller lots or parcels and sold to builders or end users. A planned subdivision can create a higher, better, and more intense use of the property when zoning, available utilities, access, and other influential elements are favorably combined.

An appraiser begins the analysis of a subdivision development by determining the number and size of the lots that can be created from the appraised land physically, legally, and economically. The proposed lots must conform to jurisdictional and zoning requirements with regard to size, frontage, topography, soil quality, and off-site improvement - e.g., water facilities, drainage, sewage, streets and curbs. The lots must also meet the demands of the market in which the property is located. Without surveys and engineering studies, an appraiser cannot know exactly how many lots can be created from a particular parcel of land. However, a reasonable estimate of the number of potential lots can be deduced from zoning and subdivision ordinances or, preferably, from the number of lots created in similar subdivisions. Allowances must also be made for the land needed for streets and green space.

The appraiser obtains a preliminary development plan for the hypothetical subdivision of the vacant land being appraised. The development plan specifies the number and size of the lots, the construction work to be accomplished, the hard and soft construction costs, the probable time required to subdivide the land and construct the on-site and off-site infrastructure, and the expenses to be incurred during the marketing period. The appraiser then undertakes a preliminary marketability analysis to assess the supply and demand situation and the probable absorption rate and marketing period for the lots. The appraiser estimates the projected retail prices of the lots by applying the sales comparison approach. The appraiser also estimates the amount of profit a typical developer would require to develop the land or, alternatively, to both develop and market the lots.

In the next phase of subdivision development analysis, the appraiser projects cash flows for income and expenses, noting the periods in which they will occur (i.e., either in annual, semiannual or quarterly periods, depending on the market). The projection periods begin with the property as is and continue until sellout is completed or stabilized occupancy is achieved. The net cash flow for each period is discounted back to point zero to arrive at the present value of the net cash flows. The discount rate applied, which is derived from and supported by the market. should reflect the risk involved.

For organizational purposes, we will subdivide this valuation section into three parts. Part one will provide detailed information that will support an indication of value for the remaining commercial sites that are located in Phase I and IV. In this section, we will discuss all the aspects that are relevant to these sites including market extracted absorption that will serve as base for the discounted cash flow analysis.

In similar fashion, part two will focus on all the residential sites that are included in Phases II, III and parcel Q-l. Absorption rates and market conditions adjustments that will be used in the discounted cash flow analysis will also be presented in this section.

Part three will include a brief description of the items and variables that are used in the discounted cash flow analysis that have not been previously described in the report. Included in this section will be items associated with the land construction hard costs, indirect development costs and other expenses associated with the administration~ sales and financing of the project.

Part One: Valuation of the Commercial Section
---------------------------------------------

The following table includes a summary of the commercial sites that are located in both Phase I and Phase IV:

-------------------------------------------------------------------------
                              Parque Escorial
                         Planned Urban Development
                           65th Infantry Avenue
                      San Juan/Carolina, Puerto Rico
                        Phase I and IV - Commercial
-------------------------------------------------------------------------
Parcel Identification         Site Area (Sq. Mts.)     Site Area (Cdas)
-------------------------------------------------------------------------
E-1 (formally school site)         15,721.58                4.0000
-------------------------------------------------------------------------
I-6W                               15,239.90                3.8774
-------------------------------------------------------------------------
I-7W                                5,500.00                1.3994
-------------------------------------------------------------------------
I-8W                                4,100.19                1.0432
-------------------------------------------------------------------------
Totals                             40,561.67               10.3200
-------------------------------------------------------------------------
Parcel Identification         Site Area (Sq. Mts.)     Site Area (Cdas)
-------------------------------------------------------------------------
IV-1                                7,846.48                2.00
-------------------------------------------------------------------------
IV-2                                8,127.31                2.07
-------------------------------------------------------------------------
IV-3                               14,672.86                3.73
-------------------------------------------------------------------------
IV-4                                6,911.94                1.76
-------------------------------------------------------------------------
IV-5                                8,833.28                2.25
-------------------------------------------------------------------------
IV-6                               10,736.08                2.73
-------------------------------------------------------------------------
IV-7                                8,202.57                2.09
-------------------------------------------------------------------------
IV-8                                9,608.10                2.44
-------------------------------------------------------------------------
IV-9                                8,782.90                2.23
-------------------------------------------------------------------------
Total                              83,721.53               21.30
-------------------------------------------------------------------------

In order to estimate the market value of these sites, the appraisers have collected a series of comparable commercial sites that will serve as base. The information related to each sale is summarized in the following pages:

Commercial Site Sale No. 1
--------------------------

Location                 :    Parcels I-lE and I-2E, East Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico
Seller                   :    Land Development Associates, S. E.

Buyer                    :    Compri Caribe Hospitality Group Corp.
                              represented by Jorge Colon Nevares.
Date of Sale             :    March 31, 1995

Area of Site             :     5,317.01 (I-1E)
                               7,395.77 (I-2E)
                              ---------
                              12,712.78 Square Meters

Sales Price              :    $1,616,000.00 (I-1E)
                               1,837,000.00 (I-2E)
                              -------------
                              $3,453,000.00

Price per Sq. Mt.        :    $271.50

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Legal Data               :    Deed No. 3 before Jose A. Ledesma Vivaldi, Esq.

Commercial Site Sale No. 2
--------------------------

Location                 :    Parcel I-l0W, West Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico

Seller                   :    Land Development Associates, S. E.

Buyer                    :    Western Auto

Date of Sale             :    December 19, 1995

Area of Site             :    6,467.39 Square Meters

Sales Price              :    $1,681,000.00

Price per Sq. Mt.        :    $259.92

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Legal Data               :    Deed before Arnaldo Villamil, Esq.

Comments                 :    This site was purchased for a Western Auto Store

Commercial Site Sale No. 3
--------------------------

Location                 :    Parcel I-9W, West Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico
Seller                   :    Land Development Associates, S. E.

Buyer                    :    Banco Popular

Date of Sale             :    December 22, 1995

Area of Site             :    4,000.00 Square Meters

Sales Price              :    $1,080,000.00

Price per Sq. Mt.        :    $270.00

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Legal Data               :    Deed before Manolo Ortiz, Esq.

Comments                 :    This site was purchased for the construction
                              of a bank branch.

Commercial Site Sale No. 4
--------------------------

Location                 :    Parcels I-3E, I-4E and I-5E, East Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico

Seller                   :    Land Development Associates, S. E.

Buyer                    :    Compri Caribe Hospitality Group Corp. represented
                              by Jorge Colon Nevares.

Date of Sale             :    April 1, 1996

Area of Site             :     5,840.17 (I-3E)
                               4,949.82 (I-4E)
                               6,553.04 (I-5E)
                              ---------
                              17,343.03 Square Meters

Sales Price              :    $1,286,100.00 (I-3E)
                                 908,400.00 (I-4E)
                               1,202,500.00 (1-5E)
                              -------------
                              $3,397,000.00

Price per Sq. Mt.        :    $195.87

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Legal Data               :    Deed No.8 before Ivette M. Lopez Figueroa, Esq.

Commercial Site Sale No. 5
--------------------------

Location                 :    Parcel I-11W, West Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico

Seller                   :    Land Development Associates, S. E.

Buyer                    :    Firstbank

Date of Sale             :    December 29, 1995

Area of Site             :    1,611.46 Square Meters

Sales Price              :    $375,000.00

Price per Sq. Mt.        :    $232.71

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Triangular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Legal Data               :    Deed No. 47 before Alexis Mattei, Esq.

Commercial Site Sale No. 6
--------------------------

Location                 :    Parcel I-12W, West Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico

Seller                   :    Land Development Associates, S. E.

Buyer                    :    Montano Corporation

Date of Sale             :    December 27, 1994

Area of Site             :    5,926.72 Square Meters

Sales Price              :    $1,244,000.00

Price per Sq. Mt.        :    $210.00

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash however, it should be mentioned
                              that the buyer is the owner of the adjacent property used as an automobile dealership.

Shape                    :    Irregular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Comments                 :    The existing structures at the time of the sale
                              were demolished by the buyer.

Commercial Site Sale No. 7
--------------------------

Location                 :    Lot D-1, Los Romeros Road
                              fronting Montehiedra Town Center
                              Caimito Ward
                              Rio Piedras, Puerto Rico

Seller                   :    A. H. Development, represented by Eduardo
                              Ramirez de Arellano

Buyer                    :    Banco Popular de Puerto Rico represented by
                              Hector Santiago Gomez

Date of Sale             :    February 17, 1995

Area of Site             :    9,750.0834 S/M (legal description including
                              steep area)
                              4,875.0417 S/M (survey of Flat Usable Area)

Sales Price              :    $834,560.00

Price per Sq. Mt.        :    $85.60 (including steep area) $171.17 (Flat
                              Usable Area)

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Irregular

Topography               :    Level and Steep

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 approvals

Legal Data               :    Deed No. 5 before Jose R. Jimenez del Valle, Esq.

Comments                 :    This site was purchased for the construction of a
                              bank branch.

Commercial Site Sale No. 8
--------------------------

Location                 :    Remnant after segregation of Lot D-1, Los Romeros
                              Road fronting Montehiedra Town Center Caimito Ward
                              Rio Piedras, Puerto Rico

Seller                   :    A. H. Development, represented by Eduardo Ramirez

Buyer                    :    Inversiones Metro, S. E., represented by Pedro J.
                              Gomez

Date of Sale             :    February 17, 1995

Area of Site             :    11,404.3298 S/M (including steep area)
                              5,871.1435 S/M (survey of Flat Usable Aera)

Sales Price              :    $1,013,255.64

Price per Sq. Mt.        :    $88.85 (including steep area) $172.58 (Flat Usable
                              Area)

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Irregular

Topography               :    Level and Steep

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 approvals

Legal Data               :    Deed of Consolidation and Conveyance No. 7 before
                              Jose R. Jimenez del Valle, Esq.

Comments                 :    This site was purchased for speculation. A survey
                              of the site including steep areas resulted in 9,786.4231 square meters. The difference between the survey and the legal description is attributable to shifting conditions of the river bed bordering the site on the west. Part of this site was segregated into Sale No. 9.

Commercial Site Sale No. 9
--------------------------

Location                 :    McDonald's lot, Los Romeros Road fronting
                              Montehiedra Town Center
                              Caimito Ward
                              Rio Piedras, Puerto Rico

Seller                   :    Inversiones Metro, S. E. represented by Pedro
                              Juan Gomez Garcia

Buyer                    :    Golden Arch Development

Date of Sale             :    December 12, 1995

Area of Site             :    4,206.0159 S/M (including steep area)
                              2,511.2348 S/M (Flat Usable Aera)

Sales Price              :    $820,000.00

Price per Sq. Mt.        :    $194.96 (including steep area)
                              $326.53 (Flat Usable Area)

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Level and Steep

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 approvals

Legal Data               :    Deed No.135 before Raul J. Vila, Esq.

Comments                 :    This site was purchased for a McDonals's fast
                              food restaurant.

Commercial Site Option No. 1
----------------------------

Location                 :    Parcels I-7W, West Service Center
                              Parque Escorial Planned Urban Development
                              State Road No. 3
                              Rio Piedras/Carolina, Puerto Rico

Grantor                  :    Land Development Associates, S.E.

Buyer                    :    Berwind Realty S.E.

Date of Option           :    April 22, 1997

Area of Site             :    5,500 Square Meters (Approximately)

Expected Sales Price     :    $1,500,000.00

Price per Sq. Mt.        :    $272.73

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Proposed Use             :    12,000 square foot drugstore

Legal Data               :    Legal deeds and transfer of ownership are
                              contractually agreed to be no later than August
                              30, 1997.

Commercial Site Option No. 2
----------------------------

Location                 :    Parcels I-8W, West Service Center
                              Parque Escorial Planned Urban Development
                              State Road No.3
                              Rio Piedras/Carolina, Puerto Rico

Grantor                  :    Land Development Associates, S.E.

Buyer                    :    Montano Corporation

Date of Option           :    May 1997

Area of Site             :    4,100.19 Square Meters

Expected Sales Price     :    $1,127,500.00

Price per Sq. Mt.        :    $275.00

Property Rights Conveyed :    Fee Simple

Terms of Sale            :    Equivalent to cash

Shape                    :    Regular

Topography               :    Flat

Flood Zone               :    Outside of flood prone areas

Zoning                   :    C-2 (according to Master Plan)

Proposed Use             :    Full Service Gasoline Station including car wash
                              and a limited retail outlet for the sale of comestibles and other conveniences.

Legal Data               :    Legal deeds and transfer of ownership are
                              contractually agreed to be no later than December
                              15, 1997.

                                                                              26

--------------------------------------------------------------------------------
                                Parque Escorial
                      Planned Urban Development Community
                             65th. Infantry Avenue
                        San Juan/Carolina, Puerto Rico
                       Summary of Comparable Site Sales
--------------------------------------------------------------------------------
Sale No.  Date of Sale  Usable Area in S/M    Rounded Price per S/M   Approvals
--------------------------------------------------------------------------------
                        Plaza Escorial Out-Parcel Pads
--------------------------------------------------------------------------------
    1       Mar-95           12,713.00               $272.00          Commercial
    2       Dec-95            6,467.00               $260.00          Commercial
    3       Dec-95            4,000.00               $270.00          Commercial
    4       Apr-96           17,343.00               $196.00          Commercial
    5       Dec-95            1,611.46               $233.00          Commercial
    6       Dec-94            5,926.72               $210.00          Commercial
--------------------------------------------------------------------------------
                    Montehiedra Town Center Out-Parcel Pads
--------------------------------------------------------------------------------
    7       Feb-95            4,875.00               $171.00          Commercial
    8       Feb-95            5,871.00               $173.00          Commercial
    9       Dec-95            2,511.00               $327.00          Commercial
--------------------------------------------------------------------------------
                                    Options
--------------------------------------------------------------------------------
Option 1    Apr-97            5,500.00               $273.00          Commercial
Option 2    May-97            4,100.00               $275.00          Commercial
--------------------------------------------------------------------------------

ANALYSIS OF THE COMPARABLE SITE SALES
-------------------------------------

The nine comparable sales and two Options, of out-parcel pads included in the table above provide unit price indications ranging from $171.00 to $327.00 per square meter. The properties were transferred in fee simple estate with typical conditions of sale. According to the information obtained, the transactions had all cash to seller terms, or typical financing terms equivalent to all cash to the seller. The comparable sales were transacted during the past two and a half years and are considered indicative of current market conditions.

Based on the previous analysis, the appraisers conclude that none of the comparable sales requires adjustments for property rights transferred, financing terms, conditions of sale or market conditions. However, some of the sales do differ with the subject in terms of location and certain physical characteristics, and require adjustments for these differences. Since there was insufficient data to quantify the required adjustments by paired sales analysis, they were applied qualitatively.

PARQUE ESCORIAL OUT-PARCEL PADS
-------------------------------

SALES NO.1 THROUGH NO.6 AND THE TWO OPTIONS are located within Phase I of the master plan for the Parque Escorial Planned Urban Development, the same location as the subject sites. These comparable sales were bought for the development of free standing commercial establishments in the service centers at both sides of the community's commercial center (Plaza Escorial). All six indications include site grading, access roads, connection for utilities, and approvals. They all (including the options) have been purchased prior to the full development of the Parque Escorial Planned Urban Development, with Plaza Escorial Shopping Center being only partially developed so far. However, the University of Puerto Rico's Carolina Regional College, with an enrollment of about 5,000 students, is located adjacent to the community which in effect provides additional demand for the intended uses at the comparable sales. It should be mentioned that Site Sales Nos. 1 and 4 were both purchased by the same entity. Despite the fact that the closing dates of both transactions took place a year apart, the contract of sale and meeting of the mind took place at the same time. In addition, the conditions of the sale are not considered to be typical of the market because according to the developers, these live sites were sold to a member of the Board of Directors of Interstate General Properties at a discount because the purchase was made one year before the completion of the infrastructure. An additional discount was made because the buyer purchased five lots rather than one which was considered a wholesale price according to the developers. Because of these factors, reduced weight was given to the indicators set forth by these two sales.

Another indication of value that has been given limited weight relates to the first sale of a commercial site, Site Sale No.6. This site was transacted at approximately $210 per square meter on December 1994, however, the developers stressed that this site was originally contemplated as a green belt mainly because of the less than desirable shape of the site among other considerations. In addition, we were informed that at the time of the sale, the development company was close to a financial deadline and therefore they had to sell the site within 30 days in order to obtain required cash for the payment of bank installments.

MONTEHIEDRA TOWN CENTER OUT PARCEL PADS
---------------------------------------

SALES NO.7 THROUGH NO.9 are located fronting the recently developed Montehiedra Town Center within the Montehiedra Community Project, which, in addition to the mall, includes several existing and proposed single-family and multi-family residential developments. The sites bound on the east with Los Romeros Road, which is the main access road to the shopping center, and on the west with the Rio Piedras River.

Montehiedra Town Center has approximately 525,000 square feet of leasable area and is accessed directly from Las Americas Expressway. This enclosed mall is anchored by K-Mart, Builder's Square, and Marshalls. A movie theater complex was recently inaugurated with facilities for 14 theaters. While K-Mart opened during October 1994, small stores started to occupy the mall after November 1994.

The three comparable sales at this location have level topography at the portion of the site fronting Los Romeros Road, and steep topography at the portion of the site bordering the Rio Piedras River. Because of the steep slope of the rear portions of these lots, and the fact that they border a river, it would not be feasible to fill the entire lot areas to street level. Therefore, the steep portions of the sites are not usable and were not considered when estimating the unit price indicators of these comparable sales. Sales No.7 and No.8 have differences between their legal descriptions and their surveys which is also common in parcels bounding with rivers or creeks. which typically will vary their course and alter their boundary from time to time. Although the sites are irregular in shape, the flat portions of the sites are almost rectangular in shape. As opposed to the sales from Parque Escorial, none of the Montehiedra sales included site grading. In addition, the buyers of Sales No.7 and No.8 agreed to pay a proportionate share for the embellishment of Los Romeros Road during a period of 10 years. Furthermore, Sale No.9 was optioned August 18, 1995 when Montehiedra Town Center had reached approximately 95% occupancy, and its success was evident.

CURRENT OPTIONS
---------------

Finally, the appraisers have listed the two most recent options of two sites that are located within the commercial areas of Parque Escorial. These two sites, optioned in April and May of this year, are currently under the planning stages for two business ventures that are compatible with the neighborhood: a drugstore and a gasoline service station. At around $275 per square meter, these two sites are expected to be closed within the months of August and December of 1997 and the respective improvements are expected to be in place within the following 18 months. Despite the fact that these sites have good commercial exposure within the created avenue in Parque Escorial, the location is still considered to be inferior when compared to the three sites in Phase IV that front 65th Infantry.

RECONCILIATION
--------------

In making a final analysis of the listed sales, it is only fair to categorize the subject sites in three distinct categories. The first category would have to include all the sites that have frontage to the 65th Infantry Avenue, a superior major commercial thoroughfare. The second category would include the parcels that are located within the Parque Escorial Development major roads and the third and final category would include those sites that are commercial but with a less favorable commercial exposure such as most of those located within Phase IV and site E-1.

In the case of the four sites that are located at the West Service Center, there are three sites that have a location and exposure that is considered somewhat superior and therefore more attractive that the remaining fourth (Lot E-1) site. Within the nine sites located in Phase VI, one can easily come to the conclusion that there are 3 sites fronting 65th Infantry that have a superior location when compared to the other six sites. It is therefore fair to say that a well informed investor should be willing to pay extra for this superior commercial exposure. The following table is a summary of these three categories according to the location of each within Parque Escorial.

                                                                              29

--------------------------------------------------------------------------------
                                Parque Escorial
                           Planned Urban Development
                             65th. Infantry Avenue
                        San Juan/Carolina, Puerto Rico
               Summary of Available Commercial Sites by Category
--------------------------------------------------------------------------------
     Parcel Identification                        Site Area (Sq. Mts.)
--------------------------------------------------------------------------------
                         Superior Commercial Exposure
--------------------------------------------------------------------------------
          IV-7                                         8,202.57
          IV-8                                         9,608.10
          IV-9                                         8,782.90
--------------------------------------------------------------------------------
                          Average Commercial Exposure
--------------------------------------------------------------------------------
          I-6W                                        15,239.90
          I-7W (optioned)                              5,500.00
          I-8W (optioned)                              4,100.19
--------------------------------------------------------------------------------
                         Inferior Commercial Exposure
--------------------------------------------------------------------------------
          E-1 (formally school site)                  15,721.58
          IV-1                                         7,846.48
          IV-2                                         8,127.31
          IV-3                                        14,672.86
          IV-4                                         6,911.94
          IV-5                                         8,833.28
          IV-6                                        10,736.08
--------------------------------------------------------------------------------

The Out-Parcel pads at Parque Escorial provide value indications ranging from $260 to $272 per square meter with the two most recent options indicating approximately $275 per square meter. Sale No.4 at $200.00 per square meter is for a larger parcel comprising three sites, located on a street having less commercial exposure than where the other sales are located. Out-Parcel pads at Montehiedra Town Center provide value indications ranging from $171.00 to $327.00 per square meter.

Sales No.1-3, and 5-6 have frontage to the main arteries that provide access to Plaza Escorial. Sales No.7-9 have frontage to the street that provides access to Montehiedra Town Center. In frontage characteristics, these comparable sales are considered similar and competitive to the subject sites of the first group which are those with a superior frontage and exposure. The sites in this group have frontage to either Parque Escorial Avenue, which is the case of Lots I-6W-8W. On the other hand, Sale No.4 is located on a street with less exposure within Parque Escorial, which is confirmed with its lower unit price when compared to the other sales within this development. The comparable sales from Parque Escorial have areas ranging from approximately 1,600 to around 17,350 square meters, with no indication of a change in unit price because of size difference up to about 12,700 square meters.

It was stated before that the sales from Montehiedra Town Center did not include site grading, which is proposed to be included in the subject lots. If we consider these costs, that were borne by the buyers at Montehiedra, the value indications provided by these sales for graded sites would be of at least $200.00 per square meter. This is then considered the low-end indication for graded out-parcel pads. The sales from Parque Escorial are considered the most competitive with the subject site. When these factors are considered, it is then fair to say that the sites that have a superior frontage should fall within the upper limit of the listed sales while the sites that fall within the category of a less attractive frontage should fall within the lower end of the listed sales. Finally, sites IV7-9 are considered superior to all other sites mainly because of the favorable exposure and location with frontage to 65th Infantry Avenue, therefore, these should sell for a prime.

Based on the previous analysis, the appraisers concluded with a unit price indication rounded at $275.00 per square meter for the sites that have average commercial exposure, $200.00 per square meter for the sites that have inferior frontage. For the sites within Phase W that have a superior commercial exposure, we effected a 10% positive adjustment to quantify for this attribute which results in an indication of value of approximately $300 per square meter. Based on these figures we have the following results.

--------------------------------------------------------------------------------
                                Parque Escorial
                           Planned Urban Development
                             65th. Infantry Avenue
                        San Juan/Carolina, Puerto Rico
                  Commercial Sites Aggregate of Retail Values
--------------------------------------------------------------------------------
     Site                     Area    Indication/SM  Total Value   Rounded
--------------------------------------------------------------------------------
E-1 (formally school site)  15,721.58      $200      $3,144,316  $3,144,000
IV-1                         7,846.48      $200      $1,569,296  $1,569,000
IV-2                         8,127.31      $200      $1,625,462  $1,625,000
IV-3                        14,672.86      $200      $2,934,572  $2,935,000
IV-4                         6,911.94      $200      $1,382,388  $1,382,000
IV-5                         8,833.28      $200      $1,766,656  $1,767,000
IV-6                        10,736.08      $200      $2,147,216  $2,147,000
I-6W                        15,239.90      $275      $4,190,973  $4,191,000
I-7W (optioned)              5,500.00      $275      $1,512,500  $1,513,000
I-8W (optioned)              4,100.19      $275      $1,127,552  $1,128,000
IV-7                         8,202.57      $300      $2,460,771  $2,461,000
IV-8                         9,608.10      $300      $2,882,430  $2,882,000
IV-9                         8,782.90      $300      $2,634,870  $2,635,000
--------------------------------------------------------------------------------
Total                      124,283.20               $29,379,004 $29,379,000
--------------------------------------------------------------------------------
ROUNDED TOTAL                                                   $29,400,000
--------------------------------------------------------------------------------

The figure above represents the aggregate of retail values under the assumption that these all sold as of the effective date of this report. However, the fact is that only two of the sites have been optioned and are expected to close within the next several months. Therefore, in the discounted cash flow analysis, these two optioned sites will be considered as revenues to be received as of the effective date of the report and it will therefore not be discounted. The other expected revenues are expected to be realized within a time period, not all at once which leads us to estimate an appropriate absorption rate.

COMMERCIAL SITES ABSORPTION RATE
--------------------------------

According to the information provided, the entire commercial sections consisted in 27 commercial sites including five (5) on the east side, twelve (12) on the west side, nine (9) in Phase IV and the site that was formerly the school site. The sale and marketing efforts of these sites started approximately 3.5 years ago and to date nine (9) sites have been sold and another two (2) are optioned and expected to close within this year. This provides for an absorption of approximately 3.14 sites per year. Given that sixteen sites remain to be sold, this 3.14 site per year indication provides for an absorption of approximately 5 years. (16 sites at 3.14/yr = 5.10 years)

PART TWO: VALUATION OF THE RESIDENTIAL SECTION
----------------------------------------------

The following table includes a summary of the residential sites that are located in both Phase II and Phase III as well as Lot Q-1:

--------------------------------------------------------------------------------
                                Parque Escorial
                           Planned Urban Development
                             65th. Infantry Avenue
                        San Juan/Carolina, Puerto Rico
                   Summary of Units Available - Residential
--------------------------------------------------------------------------------
                                   Phase II
--------------------------------------------------------------------------------
Parcel Number            Area (Sq. Mts.)   Area (Cdas.)  Approved Units
--------------------------------------------------------------------------------
II-3 (optioned)             13,728.44         3.4900              80
--------------------------------------------------------------------------------
II-4-5 (optioned)           20,324.08         5.1700             120
--------------------------------------------------------------------------------
II-6                        15,768.29         4.0119             100
--------------------------------------------------------------------------------
II-7                        15,768.29         4.0119             100
--------------------------------------------------------------------------------
II-8 (optioned)             29,730.09         7.5641             165
--------------------------------------------------------------------------------
Subtotal                    95,319.19        24.2479             565
--------------------------------------------------------------------------------
                                   Phase III
--------------------------------------------------------------------------------
III-1                       13,589.02         3.4600              80
--------------------------------------------------------------------------------
III-2                       13,728.45         3.4900              80
--------------------------------------------------------------------------------
III-3                       13,728.45         3.4900              80
--------------------------------------------------------------------------------
III-4-5                     20,324.08         5.1700             120
--------------------------------------------------------------------------------
III-6                       18,746.20         4.7700             120
--------------------------------------------------------------------------------
III-7                       18,746.20         4.7700             120
--------------------------------------------------------------------------------
III-8                       30,784.71         7.8300             200
--------------------------------------------------------------------------------
III-9                       20,726.82         5.2700              72
--------------------------------------------------------------------------------
Subtotal                   150,373.93        38.2500             872
--------------------------------------------------------------------------------
Lot Q-1                    427,267.93         108.71             747
--------------------------------------------------------------------------------
Total                      672,961.05       171.2079            2184
--------------------------------------------------------------------------------

In the following pages, we will provide a list of several site sales that have taken place within the past several years that are in the opinion of the appraisers competitive with the subject properties. In addition, we have included the two most recent options of sites within Parque Escorial which provide additional market support that not only indicates the highest and best use of the sites, but that also provides an indication of value for the rest of the sites within the project as well as absorption indications. The following pages summarize our findings.

RESIDENTIAL SITE SALE NO. 1
---------------------------

Location                      :    Parcel II-9, Phase I, Parque Escorial
                                   Development Km. 6.8, 65th Infantry Avenue
                                   (State Road No.3) Carolina, Puerto Rico
Grantor                       :    Land Development Associates
Grantee                       :    Escorial Builders, S. E., represented by
                                   Francisco Arrivi and Julio Vizcarrondo
Area of Site in Sq. Mts.      :    19,882.0209
Zoning                        :    As per Parque Escorial Master Plan: R-3
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    As per sales agreement infrastructure
                                   will be in place for the construction of
                                   the development.
Topography                    :    Gently sloping
Configuration                 :    Irregular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    March 29, 1996
Sales Price                   :    $1,666,000.00
Financing Terms               :    All cash to seller
Unit Price                    :    $83.79 per square meter
Number of Units               :    98 3-bedroom
Density (Sq. Mt. per Unit)    :    202.88
Price per Unit                :    $17,000.00

--------------------------------------

Location                      :    Parcel II-9, Phase I, Parque Escorial
                                   Development Km. 6.8, 65th Infantry Avenue
                                   (State Road No.3) Carolina, Puerto Rico
Legal Data                    :    Deed No.139 before Alexis D. Mattei
                                   Barrios, Esq.
Comments                      :    On March 29, 1995 Escorial Builders,
                                   S. E., a 50A% owned venture of IGP, acquired
                                   Parcel II-9 and on April 26, 1996, opened its sales offices. Through September 16, 1996, 129 units of the 216 comprising the project have been optioned with a $2,500.00 deposit each. Construction of the first 98 units commenced in May 1996.

RESIDENTIAL SITE SALE NO. 2
---------------------------
Location                      :    Parcel II-10, Parque Escorial Development
                                   65th Infantry Avenue (State Road No.3)
                                   Carolina, Puerto Rico
Grantor                       :    Land Development Associates
Grantee                       :    Parque de las Flores, S. E. by Edwin
                                   Loubriel Ortiz
Area of Site in Sq. Mts.      :    22,906.87
Zoning                        :    As per Parque Escorial Master Plan: R-3
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    As per sales agreement infrastructure
                                   will be in place for the construction of
                                   the development.
Topography                    :    Gently sloping
Configuration                 :    Irregular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    March 29, 1996
Sales Price                   :    $2,380,000.00
Financing Terms               :    All cash to seller
Unit Price                    :    $103.90 per square meter
Number of Units               :    Equivalent to 140 3-bedroom
Density (Sq. Mt. per Unit)    :    163.62
Price per Unit                :    $17,000.00
Legal Data                    :    Deed No.25 before Jose M. Gonzalez
                                   Momanal, Esq.

RESIDENTIAL SITE SALE NO. 3
---------------------------

Location                      :    Parcel II-1-2, Parque Escorial Development
                                   65th Infantry Avenue (State Road No.3)
                                   Carolina, Puerto Rico
Grantor                       :    Land Development Associates
Grantee                       :    Twenty First Century Homes, S. E. a
                                   joint venture of Jorge Colon Nevarez,
                                   Eduardo Nevarez and Harry Villavicencio
Area of Site in Sq. Mts.      :    27,306.4186
Zoning                        :    As per Parque Escorial Master Plan: R-3
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    As per sales agreement infrastructure
                                   will be in place for the construction of
                                   the development.
Topography                    :    Level
Configuration                 :    Regular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    June 29, 1996
Sales Price                   :    $2,720,000.00
Financing Terms               :    All cash to seller
Unit Price                    :    $99.61 per square meter
Number of Units               :    Equivalent to 160 3-bedroom
Density (Sq. Mt. per Unit)    :    170.67
Price per Unit                :    $17,000.00
Legal Data                    :    Not available but it was all confirmed
                                   with the se11er/developers.

RESIDENTIAL SITE SALE NO. 4
---------------------------

Location                      :    Parcel II-9, Phase II, Parque Escorial
                                   Development Km. 6.8, 65th Infantry Avenue
                                   (State Road No.3) Carolina, Puerto Rico
Grantor                       :    Land Development Associates
Grantee                       :    Escorial Builders, S. E., represented by
                                   Francisco Arrivi and Julio E.
                                   Vizcarrondo Ramirez de Arellano
Area of Site in Sq. Mts.      :    17,728.8508
Zoning                        :    As per Parque Escorial Master Plan: R-3
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    As per sales agreement infrastructure
                                   will be in place for the construction of
                                   the development.
Topography                    :    Level
Configuration                 :    Irregular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    January 17, 1997
Sales Price                   :    $2,006,000.00
Financing Terms               :    All cash to seller
Unit Price                    :    $113.15 per square meter
Number of Units               :    118 3-bedroom
Density (Sq. Mt. per Unit)    :    150.24
Price per Unit                :    $17,000.00
Legal Data                    :    Deed No.4 before Alexis D. Mattei
                                   Barrios, Esq.

RESIDENTIAL SITE SALE NO. 5
---------------------------

Location                      :    Site of Chalets de Plaza Bayamon
                                   Ramon Rodriguez Avenue
                                   Bayamon, Puerto Rico
Grantor                       :    Municipal Government and Commonwealth of
                                   PR
Grantee                       :    Chalets de Plaza Bayamon, S. E.
Area of Site in Sq. Mts.      :    30,971.4732
Zoning                        :    Residential
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    All typical utilities and services of an
                                   urban parcel available.
Topography                    :    Level
Configuration                 :    Almost rectangular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    May 4, 1993
Sales Price                   :    $3,243,040.00
Financing Terms               :    Cash to seller
Unit Price                    :    $104.71 per square meter
Number of Units               :    200
Density (Sq. Mt. per Unit)    :    154.86
Price per Unit                :    $16,215.00
Legal Data                    :    Deeds Nos. 6 and 10 before Pedro J. Diaz
                                   Garcia, Esq.

RESIDENTIAL SITE SALE NO. 6
---------------------------

Location                      :    Site of the Malaga Park, Walk-up
                                   Condominium
                                   Juan Martinez Road, Santa Rosa and Los
                                   Frailes Wards
                                   Bayamon, Puerto Rico
Grantor                       :    Rafael Concepcion Vazquez
Grantee                       :    Granada Park, S. E.
Area of Site in Sq. Mts.      :    19,416.1266
Zoning                        :    Residential
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    All typical utilities and services of an
                                   urban parcel available.
Topography                    :    Level to Sloping
Configuration                 :    Almost rectangular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    October 15, 1993
Sales Price                   :    $1,300,000.00
Financing Terms               :    Equivalent to Cash. This transaction
                                   included a consideration of $500,000
                                   payment to Frank Cue Garcia, who held
                                   the option to buy the property. The
                                   payment to the property's owner was then
                                   $800,000.
Unit Price                    :    $66.95 per square meter
Number of Units               :    86
Density (Sq. Mt. per Unit)    :    225.77
Price per Unit                :    $15,116.00
Legal Data                    :    Deed No. 52 before Mario Oronoz, Esq.

RESIDENTIAL SITE SALE NO. 7
---------------------------

Location                      :    Site of Colina Real Condominium,
                                   Walk-up, Walk-Down Condominium
                                   Las Cumbres Avenue
                                   Rio Piedras, Puerto Rico
Grantor                       :    Iglesia Barbara Ann Roessler
Grantee                       :    Tres M Development, S. E.
Area of Site in Sq. Mts.      :    25,547.60
Zoning                        :    Residential (R-1)
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    All typical utilities and services of an
                                   urban parcel available.
Topography                    :    Rolling topography downward towards the
                                   south.
Configuration                 :    Regular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    April 17, 1991
Sales Price                   :    $1,600,000.00
Financing Terms               :    All cash to seller.
Unit Price                    :    $62.63 per square meter
Number of Units               :    140
Density (Sq. Mt. per Unit)    :    182.48
Price per Unit                :    $11,429.00
Legal Data                    :    Deed No. 7 before Francisco Vega Velez,
                                   Esq.

RESIDENTIAL SITE SALE NO. 8
---------------------------

Location                      :    Site of the Alborada El Condominio
                                   Walk-up Condominium, Km. 8.6, Road No.2
                                   Bayamon, Puerto Rico
Grantor                       :    Inversiones Bayamon, Inc./Courts at
                                   Caparra, S.E.
                                   Estate of Silva Geigel
Grantee                       :    Alborada, S. E. represented by A & M
                                   Contractors, Inc.
Area of Site in Sq. Mts.      :    23,609.00+12,938.06 = 36,547.06
Zoning                        :    Residential
Highest and Best Use          :    Multi-Unit Residential
Infrastructure                :    All typical utilities and services of an
                                   urban parcel
Topography                    :    Level but below the level of State Road
                                   No. 2.
Configuration                 :    Irregular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Sale                  :    August 15, 1995/August 15, 1995
Sales Price                   :    $1,878,000.00
                                      905,000.00
                                   -------------
                                   $2,783,000.00
Financing Terms               :    This transaction involves partial seller
                                   financing, at interest rates similar to
                                   those available from third party
                                   lenders. It is therefore expected to
                                   have similar terms to an all cash
                                   transaction.
Unit Price                    :    $76.14 per square meter
Number of Units               :    252
Density (Sq. Mt. per Unit)    :    145.03
Price per Unit                :    $11,043.00

RESIDENTIAL OPTION NUMBER ONE
-----------------------------

Location                      :    Parcel II-8, Parque Escorial Development
                                   65th Infantry Avenue (State Road No.3)
                                   Carolina, Puerto Rico
Grantor                       :    Land Development Associates
Prospective Buyer             :    J.A.K. Partnership, S.E. represented by
                                   Joel Katz
Area of Site in Sq. Mts.      :    29,730.09
Zoning                        :    As per Parque Escorial Master Plan: R-3
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    As per sales agreement infrastructure
                                   will be in place for the construction of
                                   the development.
Topography                    :    Gently sloping
Configuration                 :    Irregular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Option                :    April 1997
Expected Sale Price           :    $3,217,500.00
Financing Terms               :    All cash to seller
Unit Price                    :    $117.79 per square meter
Number of Units               :    Equivalent to 165 3-bedroom
Density (Sq. Mt. per Unit)    :    165.17
Price per Unit                :    $19,500.00
Legal Data                    :    Closing is contractually expected to
                                   take place between November 30 and
                                   December 31, 1997

RESIDENTIAL OPTION NUMBER TWO
-----------------------------

Location                      :    Parcel II-3 and 4/5, Parque Escorial
                                   Development 65th Infantry Avenue (State Road
                                   No.3) Carolina, Puerto Rico
Grantor                       :    Land Development Associates
Prospective Buyer             :    Parque de las Vistas, S.E.
Area of Site in Sq. Mts.      :    13,728.4473 and 20,324.0806 square meter
Zoning                        :    As per Parque Escorial Master Plan: R-3
Highest and Best Use          :    Multi-Family Residential
Infrastructure                :    As per sales agreement infrastructure
                                   will be in place for the construction of
                                   the development.
Topography                    :    Gently sloping
Configuration                 :    Irregular
Flood-Zone Classification     :    Zone "C"; minimal flooding probability
Date of Option                :    May 1997
Expected Sale Price           :    $4,000,000.00
Financing Terms               :    All cash to seller
Unit Price                    :    $117.47 per square meter
Number of Units               :    Equivalent to 200 3-bedroom
Density (Sq. Mt. per Unit)    :    170.26
Price per Unit                :    $20,000.00
Legal Data                    :    Closing is contractually expected to
                                   take place between November 30, 1997 and January 31, 1998.

                                                                              43

--------------------------------------------------------------------------------
                                Parque Escorial
                           Planned Urban Development
                             65th. Infantry Avenue
                        San Juan/Carolina, Puerto Rico
                       Summary of Comparable Site Sales
--------------------------------------------------------------------------------
Sale No.        Date of Sale  Usable Area in S/M   Rounded Price Unit   Zoning
--------------------------------------------------------------------------------
    1             Mar-96            19,882             $17,000       Residential
--------------------------------------------------------------------------------
    2             Mar-96            22,907             $17,000       Residential
--------------------------------------------------------------------------------
    3             Jun-96            27,306             $17,000       Residential
--------------------------------------------------------------------------------
    4             Jan-97            17,729             $17,000       Residential
--------------------------------------------------------------------------------
Option 1          Apr-97            34,053             $19,500       Residential
--------------------------------------------------------------------------------
Option 2          May-97            29,730             $20,000       Residential
--------------------------------------------------------------------------------
    5             May-93            30,971             $16,200       Residential
--------------------------------------------------------------------------------
    6             Oct-93            19,416             $15,100       Residential
--------------------------------------------------------------------------------
    7             Apr-91            25,548             $11,400       Residential
--------------------------------------------------------------------------------
    8             Aug-95            36,547             $11,000       Residential
--------------------------------------------------------------------------------

ANALYSIS OF THE COMPARABLE RESIDENTIAL SITE SALES
-------------------------------------------------

The first four transactions are the most recent sales listed, and the most representative of market behavior for the subject vacant parcel. These sales are located within the Parque Escorial Community and enjoy the same amenities and surrounding characteristics as the subject.

The other comparable transactions listed are the most competitive transactions of vacant parcels bought for development of walk-up and walk-up, walk-down condominium projects located in what can be considered similar areas. Typical units of comparison for vacant parcels include sales price per square meter, sales price per unit (residential unit or square foot of improvements), sales price per front foot, and sales price per cuerda (one cuerda equals 0.97 acres or 3,930.47 square meters).

The appraisers have gleamed from active residential developers that the typical purchaser of a parcel for a condominium or an urbanization looks at it from the perspective of the number of units that can be built on the parcel, and the price of the land per unit. For this reason, the appraiser chooses a unit of comparison for analysis equal to the sales price per unit.

SITE SALE NO.1 is the site where Villas de Parque Escorial (Phase I) walk-up condominium is currently being developed. This site is located within Phase II residential development of the Parque Escorial Planned Urban Development. The walk-up condominium to be developed on this parcel comprises a total of 98 three-bedroom units, which indicates a unitary sales price per three-bedroom of $17,000. As is the case of the subject parcel, the unitary sales prices of the walk-up condominium residential developments within Parque Escorial are established on the basis of the amount of three-bedroom or equivalent to three-bedroom units that can be developed. In terms of topography, configuration, infrastructure, flood-zone classification and location this parcel is similar to the subject sites. SITE SALE NO.4 is the sister sale of Sale No. 1 which also sold for a reported $17,000 per unit during the early part of 1997. According to plans, this site will be developed with another 118 residential walk up residential units.

SITE SALE NO.2 is the site where the Parque de las Flores walk-up condominium is expected to be constructed. This site is also located within the second phase of the Parque Escorial Planned Urban Development. This development will consists of 140 three-bedroom units. The unitary indication of this sale is $17,000 per three-bedroom unit, as is the comparative indication of the residential condominium projects within Parque Escorial. In terms of its physical characteristics this site is similar to the subject in all other aspects.

SITE SALE NO.3 is the most recent site that has been sold within the Parque Escorial residential sites. This 27,306 square meter site is also located within Phase II of the Parque Escorial Planned Urban Development. The site was sold to Twenty First Century Homes, S. E. and according to plans, the buyer is developing the site with 160 residential walk-up units providing once again and indication of value of $17,000 per residential unit. The site is similar in most aspects when compared to the subject sites.

OPTIONS 1 AND 2, refer to the two most recent sites of Parque Escorial that have been optioned to local developers. These sites of over 7 cuerdas each, are located within the development and demonstrate the market acceptance of these for the development of medium density walk-up projects. These two most recent indications of value oscillate between $19,500 to $20,000 per developable unit and provide additional indications as to absorption and market conditions adjustments that will be discussed in the next section.

These three sales and two options are considered to be the best and true indicatives of market behavior for the subject project, however, additional market activity will be shown for information purposes only as additional indications of the overall walk-up condominium development market of the area.

SITE SALE NO.5 is the site of the Chalets de Plaza Bayamon walk-up residential development located in the Municipality of Bayamon. This development includes 200 units and was transferred in fee simple with all cash to seller financing terms, three years ago. This parcel, although located in another municipality, enjoys a comparable location characteristics with immediate access to the major thoroughfares of the area, which is considered similar to the subject. This property enjoyed level topography when sold thereby not requiring major earth movement. This sale is considered similar to the subject in terms of highest and best use, zoning and flood-zone classification. The unitary indication of this transaction amounts to a rounded $16,200 per developed unit.

SITE SALE NO.6 is the site where the Malaga Park Condominium development is located. This development, which was just recently finished, includes 86 walk-up apartments. The sale included typical sales conditions, equivalent to cash, transacted three years ago. The parcel has a partially sloping topography which required some earth movement. It is located in the Municipality of Bayamon in an area developed with many similar type developments, however considered inferior in terms of location and access. This parcel is considered similar in terms of zoning, flood classification and highest and best use. The unitary indication of this transaction is a rounded $15,000 per developed unit.

SITE SALE NO. 7 is the site of Colina Real, a 140-unit walk-up, walk-down condominium development finished several years ago near the intersection of State Road No. 199 and State Road No. 176 in Rio Piedras. The parcel was transferred in fee simple under typical sales conditions and all cash to seller terms, five years ago. This comparable is located in another area of Rio Piedras, near Paseos Planned Urban Development and has adequate access to major roads and expressways. The parcel has a similar area to those of the subject, which is the main reason for which it was listed. The parcel had sloping topography, and required substantial earth movement operations which is inferior when compared to the topography of the subject sites at Parque Escorial. The comparable is considered similar to the subject in zoning, flood-zone classification and highest and best use, and reflects a unitary indication of a rounded $11,400 per developed unit.

SITE SALE NO.8 is the site of the Alborada El Condominio a 252-unit walk-up condominium, a project built in stages where development currently under way, located at Km. 8.6 of State Road No.2 in Bayamon. Physically, this is approximately 12 kilometers west of the subject property. The parcel was transferred in fee simple under typical sales conditions, approximately one year ago. Sales terms included partial seller financing at terms that are considered to be similar to those available in the open market from third party lenders. For this reason, the comparable sale is considered to have financing terms similar to all cash to seller terms. This comparable, although located in another municipality, is considered similar in location to the subject due to its proximity to major roads and expressways, as well as to supporting facilities.

This parcel has a larger site area when compared to the majority of the subject site areas, yet has a similar unit price in terms of sales price per unit as the other listed sales out of Parque Escorial. This confirms the assertion that the market does not appear to recognize a difference in unit price due to size in residential urban parcels with good locations.

The same reasoning applies to the parcel's topographic characteristics. Even though this parcel has level topography, it is located below the level of State Road No.2 and requires extensive earth fill. In addition, an open storm sewer system running though the parcel will have to be channeled and concrete piles are required in the buildings. These conditions did not affect the parcel's unit price when compared to that of parcels with superior topography, so again the market does not recognize such differences if the parcels have good location and are developable. The comparable is considered similar to the subject in zoning, flood-zone classification and highest and best use, and indicates a unitary indication of a rounded $11,000.

ADJUSTMENT PROCESS
------------------

It is a basic characteristic of real estate that no two properties are exactly alike. To estimate the value of the subject, the comparable sales have to be adjusted for their differences with the subject. The six common elements of comparison are: real property rights conveyed, financing terms, conditions of sale, market conditions, location and physical characteristics.

The adjustment process requires that the sales first be adjusted for real property rights conveyed, then for financing terms, then for conditions of sale, and then for market conditions. After these adjustments are applied, the sales can then be adjusted for differences in location and physical characteristics.

The adjustments are estimated by comparative analysis, with the use of quantitative or qualitative techniques. In quantitative analytical techniques, mathematical processes are used to identify which elements of comparison require adjustment and to measure the amount of these adjustments. These processes include paired data analysis, statistical analysis, graphic analysis, trend analysis, cost-related analysis and secondary data analysis.

Qualitative techniques study relationships indicated by market data without recourse to quantification. This technique reflects the imperfect nature of real estate markets. Qualitative techniques include relative comparison analysis, ranking analysis or personal interviews.

The adjustment process described above is developed in the following pages.

REAL ESTATE TRANSFERRED ADJUSTMENT
----------------------------------

All comparable sales involved the transfer of the fee simple estate of the properties. For this reason, none of them required an adjustment for property rights conveyed.

FINANCING TERMS ADJUSTMENT
--------------------------

According to information obtained by the appraisers, all transactions involved cash to seller terms, or terms similar thereto. For this reason, all sales are considered as cash to seller and no adjustments were required.

CONDITIONS OF SALE ADJUSTMENT
-----------------------------

This adjustment calls for analysis and positive or negative adjustments to the sales where either the seller or buyer were motivated by undue stimulus. No undue stimulus was present in any of the sales so adjustments for the element of comparison were not required.

MARKET CONDITIONS ADJUSTMENT
----------------------------

Adjustments for market conditions are sometimes necessary to reflect the fact that since the time the comparable sales were transacted, general values may have appreciated or depreciated due to inflation or deflation and investor's perceptions of market conditions may have changed. The appraiser listed sales dating from 1991 to 1995, of properties similar in their own terms (excluding the first four sales). The most recent transactions are reflective of the market within the Parque Escorial Planned Urban Development. The meeting of the minds for the first four sales took place at around October 1994 despite the actual closing dates. The fact that this meeting of the minds took place well over a year ago makes it reasonable to expect some sort of increase in value specially when the sold sites have started development with good reception from prospective buyers. This also provides some indication of market acceptance and justifies an increase in value.

In order to justify this argument, the appraisers have included the most recent options of two sites within the Parque Escorial Development as support. These sites were optioned between April and May 1997 for a reported expected sale price between the $19,500 and $20,000 per unit. When this is compared with the sale prices of the other three sales within Parque Escorial, which sold at $17,000 per unit, we can extract an annual compounded adjustment of approximately 5.6% per year. Based on this, the appraisers are of the opinion that the extracted market condition adjustment of 5.6% that is obtained from the latest options within Parque Escorial is reasonable which will be applied to the $20,000 base of May 1997.

LOCATION AND PHYSICAL ADJUSTMENTS
---------------------------------

Once the sales were adjusted for the four elements of comparison described above, they were adjusted for differences in location and physical characteristics with the subject.

One important consideration of our analysis is the fact that the subject sites are located within a Planned Urban Development which includes amenities that only Sales Nos. 1, 2, 3 and the Options (1 and 2) include and none of the other site sales listed include.

As stated, the transactions are either similar to the subject in physical elements of comparison, or any differences were not recognized by the market in terms of unit prices. It is for this reason the appraiser concludes that the comparable transactions listed in this report do not require adjustments for physical elements of comparison.

The major difference and most important consideration is the location characteristic of the subject site; and as was stated, the only three transactions considered by the appraiser to be indicative of market of the subject sites are Sales Nos. 1, 2, 3 and the options which are located within Parque Escorial.

Therefore, considering the above presented, the appraiser concludes that Sales Nos. 4 through 7 are eliminated from further analysis, and sales Nos. 1-3 are the indicative of market behavior for the subject.

ABSORPTION RATE
---------------

It has been stated within this report, that the key unit of comparison relates to the number of units that can be developed within each particular parcel. It was also stated that a total of 2,700 residential units were approved for the project and out of these a total of 516 of these have already been sold and are in the process of construction and delivery while two other sites with another 365 approved units have been optioned and are expected to be delivered within the latter part of this year.

This market information from the Parque Escorial project itself is the best indication of absorption for our projection. As we stated, the earliest sites were originally optioned at around October 1994 and until April 1997 a total of 881 units were either sold or committed. In estimating a reasonable absorption, we will consider the expected closing date (December 1997) as the date to be used to extract the absorption. With these figures, (approximately 881 units in 40 months) an absorption rate of approximately 22 units per months is obtained. This figure would provide then an full project absorption of approximately 6.89 years provided that the remaining 1,819 units are absorbed at a rate of 22 per month. This would also imply that the entire project would be absorbed in a little over 11 years which is consistent with Paseos. Paseos is Puerto Rico's first Planned Urban Development which started development in 1985. The last project, a 10 unit townhouse development by the name of Paseo Sereno, is currently in the process of being delivered, thus approximately 12 years later.

RECONCILIATION
--------------

The appraiser listed seven transactions of sites purchased for the development of walk-up residential condominium developments as well as the two most recent options of sites that are expected to be developed within the immediate future.

It was concluded that the only true indications of market value for the subject sites were presented by the unitary sales price of Sales Nos. 1-4 and the option agreements which help quantify and justify within reasonable parameters, the market condition changes that have taken place within Parque Escorial. The four additional sales were presented a support evidence of the walk-up residential market behavior of properties not located within a Planned Urban Development.

After considering the above evidence, the appraiser concluded with a most probable unit price for the subject sites rounded at $20,300 per three-bedroom unit (this accounts for a market adjustment from May-August, 1997, the effective date of this report). Therefore, the value of the subject site is estimated as per the number of approved three bedroom units on each site according to the following table:

                                                                              49

--------------------------------------------------------------------------------
                                Parque Escorial
                           Planned Urban Development
                             65th. Infantry Avenue
                        San Juan/Carolina, Puerto Rico
                     Estimated Aggregate of Retail Values
--------------------------------------------------------------------------------
Site Number         Area in SM     Number of Units        Estimated Value
--------------------------------------------------------------------------------
                             Phase II Residential
--------------------------------------------------------------------------------
II-3 (optioned)     13,728.44           80                  $ 1,600,000
--------------------------------------------------------------------------------
II-4-5 (optioned)   20,324.08          120                  $ 2,400,000
--------------------------------------------------------------------------------
II-6                15,768.29          100                  $ 2,030,000
--------------------------------------------------------------------------------
II-7                15,768.29          100                  $ 2,030,000
--------------------------------------------------------------------------------
II-8 (optioned)     29,730.09          165                  $ 3,217,500
--------------------------------------------------------------------------------
Subtotal                                                    $11,277,500
--------------------------------------------------------------------------------
                            Phase III - Residential
--------------------------------------------------------------------------------
III-1               13,589.02           80                  $ 1,624,000
--------------------------------------------------------------------------------
III-2               13,728.45           80                  $ 1,624,000
--------------------------------------------------------------------------------
III-3               13,728.45           80                  $ 1,624,000
--------------------------------------------------------------------------------
III-4-5             20,324.08          120                  $ 2,436,000
--------------------------------------------------------------------------------
III-6               18,746.20          120                  $ 2,436,000
--------------------------------------------------------------------------------
III-7               18,746.20          120                  $ 2,436,000
--------------------------------------------------------------------------------
III-8               30,784.71          200                  $ 4,060,000
--------------------------------------------------------------------------------
III-9               20,726.82           72                  $ 1,461,600
--------------------------------------------------------------------------------
Subtotal                                                    $17,701,600
--------------------------------------------------------------------------------
Lot Q-1            427,267.93          747                  $15,164,100
--------------------------------------------------------------------------------
TOTAL                                                       $44,143,200
--------------------------------------------------------------------------------

The figure above represents the aggregate of retail values under the assumption that these all sold as of the effective date of this report. However, the fact is that only two of the sites have been optioned and are expected to close within the next several months. Therefore in the discounted cash flow analysis, these two optioned sites will be considered as revenues to be received as of the effective date of the report and it will therefore not be discounted. The other expected revenues are expected to be realized within the time period that was estimated in the absorption rate section.

SUMMARY
-------

In part one of the valuation process, the appraisers estimated first the aggregate of retail values for the commercial areas with a conclusion of $29,400,00 million. Part two on the other hand, focused on the residential sites and a conclusion representing the aggregate of retail values was concluded at $44,143,200. In both these sections we also estimated absorption rates and we also made market conditions adjustments. In the final part of the valuation process, we will consider all the inherent expenses of the project in order to estimate the net cash flow that will be discounted to arrive at the present worth of the expected income stream. The following table is a summary of the expected revenues from the residential and commercial sites:

                                                                              50

------------------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Parque Escorial
                                                             Planned Community
                                                            65th Infantry Avenue
                                                       San Juan/Carolina, Puerto Rico
                                               Summary of Revenues - Residential and Commercial
------------------------------------------------------------------------------------------------------------------------------------
Period                                 Variables       0               1                         2           3             4
------                                 ---------      ---             ---                       ---         ---           ---
Total Number of Approved Units              2700
Number of Units Sold and Delivered           516
                                            ----
Number of Remaining Units                   2184

Units to be Absorbed per Period                                365            260                 260            260            260
Remaining Units/Period                                        1819           1559                1299           1039            779
                                                       ----------------------------------------------------------------------------
Annual Residential Sellout              $20,300        $7,217,500     $ 5,278,000         $ 5,278,000    $ 5,278,000    $ 5,278,000
Annual Rate of Increase in Value          1.056             1.000           1.056               1.115          1.178          1.244
                                        -------------------------------------------------------------------------------------------
Total Residential Revenues                             $7,217,500     $ 5,573,568         $ 5,885,688    $ 6,215,286    $ 6,563,342
Annual Commercial Sellout                              $2,627,500     $ 5,354,500         $ 5,354,500    $ 5,354,500    $ 5,354,500
                                                                      -------------------------------------------------------------
Annual Rate of Increase in Value          1.056                             1.056               1.115          1.178          1.244
                                                                      -------------------------------------------------------------
Total Commercial Revenues                                             $ 5,654,352         $ 5,970,996    $ 6,305,371    $ 6,658,472
-----------------------------------------------------------------------------------------------------------------------------------
Revenues Residential and Commercial                    $9,845,000     $11,227,920         $11,856,684    $12,520,658    $13,221,815
-----------------------------------------------------------------------------------------------------------------------------------

Period                                  5              6              7                  Total
------                                 ---            ---            ---                 -----
Total Number of Approved Units
Number of Units Sold and Delivered

Number of Remaining Units

Units to be Absorbed per Period                 260           260             259
Remaining Units/Period                          519           259               0
                                        -------------  -------------- -----------
Annual Residential Sellout              $ 5,278,000    $5,278,000      $5,257,700
Annual Rate of Increase in Value              1.313         1.387           1.464
                                        -------------------------------------------------------------
Total Residential Revenues              $ 6,930,890    $7,319,019      $7,699,158          $53,404,451
Annual Commercial Sellout               $ 5,354,500
                                        -----------
Annual Rate of Increase in Value              1.313
                                        -----------
Total Commercial Revenues               $ 7,031,347                                       $31,620,538
-----------------------------------------------------------------------------------------------------
Revenues Residential and Commercial     $13,962,236    $7,319,019      $7,699,158         $87,652,489
-----------------------------------------------------------------------------------------------------

YIELD CAPITALIZATION: DISCOUNTED CASH FLOW ANALYSIS
---------------------------------------------------

The table of the previous page is a summary of the expected revenues from both the commercial and the residential sites at the Parque Escorial Planned Urban Development. The table takes into consideration the previously expressed absorption rates and increase in value that is expected within the projection period.

In order to determine the expected Net Cash Flow for the project, the appraisers must consider the expected expenses that are associated with the development of Parque Escorial. These expenses are divided into several categories summarized as follows:

    *    Land Construction Hard Costs
    *    Indirect Development Costs
    *    Administrative, Legal and Tax Expenses
    *    Marketing and Sales Expenses
    *    Financing Costs
    *    Entrepreneurs Motivation

The developers provided the appraisers with a series of cash flows where the expected expenses were distributed throughout the projection period of the developer. With this information as base, the appraisers made several adjustments since our projection was estimated at eight (8) years.

LAND CONSTRUCTION HARD COSTS
----------------------------

The land construction hard costs are all the costs that are directly associated with the creation of the sites. These expenses include among other items the earthwork, roads and utilities, communal facilities, street landscaping, entry gates and features, fences and other miscellaneous expenses. In our projection, we utilized the gross amount estimated by the developer as a base, however, we evenly distributed them throughout the first four to six years of development. This is the period when most of the development will take place.

INDIRECT DEVELOPMENT COSTS
--------------------------

The indirect development costs include appraisal fees, engineering and design fees, geological studies, mapping and surveying, security services, maintenance costs, and an onsite office. As in the previous section, the appraisers distributed most of these expenses throughout the first four years, however, expenses that are expected to last throughout the entire development were projected in all eight years. It should also be stated that some services were estimated at year one and projected with a 5% increase in order to keep up with expected inflation rates.

ADMINISTRATIVE, LEGAL AND TAX EXPENSES
--------------------------------------

These expenses included legal costs, accounting, audit and taxes, property owners association, excise taxes, property taxes and hazard insurance. These were estimated by the developer and considered appropriate to the appraisers. In addition, some of these expenses were projected to increase at a rate of 5% in order to keep up with inflation. In the case of the excise taxes, these were estimated as .5% of the total revenues of the previous year.

MARKETING AND SALES EXPENSES
----------------------------

These expenses are directly associated with the sales of the sites and include commissions on the sales, legal costs, title and recording fees, and the sales brochure. The commissions were estimated at 1.5% of the annual revenues, the legal costs were estimated at 1% of the total revenues, and the title and recording fees were estimated at .5% of the total revenues for each period. The sales brochures were estimated at $4,000 per month of $48,000 per year for the first five years and half that for the last three years.

FINANCING COSTS
---------------

In order to estimate the financing costs associated with the development of the sites, the appraisers made the assumption that the developer would seek interim financing on a yearly base for the area under development, rather than to seek financing for the entire project all at once. Under this assumption, the appraisers estimated an annual loan equivalent to 70% of the total expected annual expenses at an interest rate of 2% over LIBOR(2) (London interbank offered rate) which is currently at around 5.88%. The financing commissions on the other side have been estimated at 1% of the bank loan.

ENTREPRENEURIAL PROFIT
----------------------

In the discounted cash flow analysis the purpose is to determine the market value to a single purchaser which also means that there will be a seller as well. It could be argued that a line item expense should be around 20%, which is the typical entrepreneurial profit for a project similar to the subject, again, however, it is not reasonable to expect a seller to sell his/her project without making a profit. In the specific case of the subject property, this assumption is considered even more reasonable since most of the infrastructure has already been completed, plus several sites have already been sold and are currently being developed as of the effective date of this report. With this scenario, it is rather unlikely that the seller will sell the project without keeping part of the profits and therefore, a 10% for entrepreneurial profit will be included as a line item expense rather than the 20%. This 10% entrepreneurial profit will also be used in the discounted cash flow analysis of the last section of this report.


------------------------------------
     (2) The average of interbank rates for dollar deposits in the London market on quotations at five major banks.

DISCOUNT RATE
-------------

The discount rate is the rate of return on the investment. Every discount rate must incorporate four elements of compensation which every investor is seeking. A rate of return must be paid to the investor for overcoming time preference, giving up liquidity, assuming investment management burdens and assuming the risks of investment and ownership. The discount rate is based principally on what other alternative opportunities exist for the investor, and these opportunities are weighed against the relative risks which ownership that those opportunities involve. The higher the risk, the higher the discount rate should be, for the typical investor would expect a greater return on an investment where there is a higher possibility of loss.

The recent "Real Estate Report", Volume 26, #1 published by the Real Estate Research Corporation (RERC), included a table of real estate vis-a-vis capital market returns based on a survey conducted, which reflected desired returns of the first quarter 1997 investments, with the capital market rates being the first week of each quarter. The reported real estate yield for the first quarter of 1997 was reported at 11.5%, remaining stable from the previous quarter. The following table shows a spread of 4.6% in the real estate yield if compared to other investments alternatives, as shown in the following table that is a reproduction of the RERC Real Estate Report.

---------------------------------------------------------------
          Real Estate Vis-a-vis Capital Market Returns
---------------------------------------------------------------
Quarter                     1Q1997 4Q1996 1Q1996 1Q1995 1Q1994
---------------------------------------------------------------
Real estate yield (%)       11.50% 11.50% 11.50% 11.60% 11.70%
Moody's Aa Utilities (%)     8.10%  7.90%  8.10%  8.60%  7.10%
Moody's Aaa Corporate (%)    7.50%  7.30%  7.40%  8.10%  7.50%
10-Year Treasuries (%)       6.60%  6.40%  6.30%  7.10%  6.50%
---------------------------------------------------------------

In this case, based on the preceding and after analyzing various other investment opportunities and publications that report expected yields in various investment opportunities, including real estate investments, a 12% discount rate is selected by the appraisers to discount the future proceeds of sale. Therefore, based on the previous analysis the discounted cash flow procedure leading to the market value of the subject sites to a single purchaser as of August 1, 1997 is as follows:

                                                                              54

------------------------------------------------------------------------------------------------------------------------------------
                           Proposed Parque Escorial
                               Planned Community
                             65th Infantry Avenue
                        San Juan/Carolina, Puerto Rico
          Discounted Cash Flow Analysis - Residential and Commercial
------------------------------------------------------------------------------------------------------------------------------------
   Period                             Variables         0           1                   2               3                4
------------------------------------------------------------------------------------------------------------------------------------
Revenues Residential and Commercial                $ 9,845,000   $11,227,920          $11,856,684    $12,520,658     $13,221,815
------------------------------------------------------------------------------------------------------------------------------------
Land Construction Hard Costs
----------------------------
Entry Gates and Features                                         ($   62,380)         ($ 62,380)              $0             $0
Fences                                                           ($  214,580)         ($214,580)     ($  214,580)    ($ 214,580)
Street Landscaping                                               ($   93,353)          ($93,353)     ($   93,353)    ($  93,353)
Additional Costs                                                 ($  213,388)         ($213,388)     ($  213,388)    ($ 213,388)
Earthwork, Roads and Utilities                                   ($1,909,887)       ($1,909,887)     ($1,909,887)   ($1,909,887)
Communal Facilities                                                       $0          ($500,000)     ($  500,000)            $0
Contingencies                                                    ($  260,891)         ($260,891)     ($  260,891)    ($ 260,891)
                                                             ----------------------------------------------------------------------
Total Hard Costs                                                 ($2,754,478)       ($3,254,478)     ($3,192,098)   ($2,692,098)

Indirect Development Costs
--------------------------
Appraisal Fees                                                   ($   15,000)         ($ 15,000)     ($   15,000)    ($  15,000)
Engineering and Design Fees                                      ($  140,095)         ($140,095)     ($  140,095)    ($ 140,095)
Geological Studies                                               ($   16,958)         ($ 16,958)     ($   16,958)    ($  16,958)
Mapping/Surveying                                                ($   11,093)         ($ 11,093)     ($   11,093)    ($  11,093)
Security Services                                                ($   34,720)         ($ 36,456)     ($   38,279)    ($  40,193)
Maintenance Costs                                                ($   69,480)         ($ 72,954)     ($   76,602)    ($  80,432)
Site Office                                                      ($   42,240)         ($ 44,352)     ($   46,570)    ($  48,898)
                                                             ----------------------------------------------------------------------
Total Indirect Development Costs                                 ($  329,585)         ($336,907)     ($  344,595)    ($ 352,668)

Administrative, Legal, Tax
--------------------------
Legal Costs                                                      ($   16,560)         ($ 17,388)     ($   18,257)    ($  19,170)
Accounting, Audit and Taxes                                      ($   34,736)         ($ 36,473)     ($   38,296)    ($  40,211)
Property Owners Association                                      ($   13,240)         ($ 13,902)     ($   14,597)    ($  15,327)
Excise Taxes                           0.50%                     ($    3,900)         ($ 56,140)     ($   59,283)    ($  62,603)
Property Taxes                                                   ($   60,000)         ($ 50,000)     ($   40,000)    ($  30,000)
Hazards Insurance                                                ($    8,680)         ($  9,114)     ($    9,570)    ($  10,048)
                                                             ----------------------------------------------------------------------
Total Administrative, Legal and Taxes                            ($  137,116)         ($183,016)     ($  180,004)    ($ 177,360)

Marketing/Sales
---------------
Commissions                            1.50%       ($ 147,675)   ($  168,419)         ($177,850)     ($  187,810)    ($ 198,327)
Legal Costs - Sales Deals              1.00%       ($  98,450)   ($  112,279)         ($118,567)     ($  125,207)    ($ 132,218)
Title and Recording Fees               0.50%       ($  49,225)   ($   56,140)         ($ 59,283)     ($   62,603)    ($  66,109)
Sales Brochure                                                   ($   48,000)         ($ 48,000)     ($   48,000)    ($  48,000)
                                                             ----------------------------------------------------------------------
Total Marketing/Sales                                            ($  384,838)         ($403,701)     ($  423,620)    ($ 444,654)
-----------------------------------------------------------------------------------------------------------------------------------
Expense Sub-total                                  ($ 295,350)   ($3,606,017)       ($4,178,102)     ($4,140,317)   ($3,666,780)
-----------------------------------------------------------------------------------------------------------------------------------
Financing Costs
---------------
Interest Payable on Bank Loans                                   ($  198,908)         ($230,464)     ($  228,380)    ($ 202,260)
Financing Costs                                                  ($   36,060)         ($ 41,781)     ($   41,403)    ($  36,668)
                                                             ----------------------------------------------------------------------
Total Financing Costs                                            ($  234,968)         ($272,245)     ($  269,783)    ($ 238,927)
Less Entrepreneurs Motivation          10.00%                    ($1,122,792)       ($1,185,668)     ($1,252,066)   ($1,322,181)
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Flow                                                     $6,264,143         $6,220,668       $6,858,492     $7,993,926
Present Worth Factor                   12.00%                       0.892857           0.797194         0.711780       0.635518
                                                             ----------------------------------------------------------------------
Present Worth                                      $9,549,650     $5,592,985         $4,959,078       $4,881,739     $5,080,284
-----------------------------------------------------------------------------------------------------------------------------------
Rounded to
-----------------------------------------------------------------------------------------------------------------------------------

                           Proposed Parque Escorial
                               Planned Community
                             65th Infantry Avenue
                        San Juan/Carolina, Puerto Rico
          Discounted Cash Flow Analysis - Residential and Commercial
-----------------------------------------------------------------------------------------------------------------------------------
   Period                                 5                  6                7                 Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues Residential and Commercial    $13,962,236      $ 7,319,019       $ 7,699,158        $87,652,489
-----------------------------------------------------------------------------------------------------------------------------------
Land Construction Hard Costs
-----------------------------------------
Entry Gates and Features                      $0                 $0               $0
Fences                                        $0                 $0               $0
Street Landscaping                            $0                 $0               $0
Additional Costs                              $0                 $0               $0
Earthwork, Roads and Utilities       ($1,909,887)       ($1,909,887)              $0
Communal Facilities                           $0                 $0               $0
Contingencies                          ($260,891)       ($  260,891)      ($ 260,891)
                                   -------------------------------------------------------------------------------------------------
Total Hard Costs                     ($2,170,778)       ($2,170,778)      ($ 260,891)       ($16,495,599)

Indirect Development Costs
--------------------------
Appraisal Fees                         ($ 15,000)       ($   10,000)      ($  10,000)
Engineering and Design Fees                   $0                 $0               $0
Geological Studies                            $0                 $0               $0
Mapping/Surveying                             $0                 $0               $0
Security Services                      ($ 42,202)       ($   44,312)      ($  46,528)
Maintenance Costs                      ($ 84,453)       ($   88,676)      ($  93,110)
Site Office                            ($ 51,343)       ($   53,910)      ($  56,606)
                                   -------------------------------------------------------------------------------------------------
Total Indirect Development Costs       ($192,999)       ($  196,899)      ($ 206,244)       ($ 1,959,896)

Administrative, Legal, Tax
--------------------------
Legal Costs                            ($ 20,129)       ($   21,135)      ($  22,192)
Accounting, Audit and Taxes            ($ 42,222)       ($   44,333)      ($  46,550)
Property Owners Association            ($ 16,093)       ($   16,898)      ($  17,743)
Excise Taxes                           ($ 66,109)       ($   69,811)      ($  36,595)
Property Taxes                         ($ 20,000)       ($   15,000)      ($  10,000)
Hazards Insurance                      ($ 10,551)       ($   11,078)      ($  11,632)
                                   -------------------------------------------------------------------------------------------------
Total Administrative, Legal and Taxes  ($175,104)       ($  178,255)      ($ 144,712)       ($ 1,175,567)

Marketing/Sales
---------------
Commissions                            ($209,434)       ($  109,785)      ($ 115,487)
Legal Costs - Sales Deals              ($139,622)       ($   73,190)      ($  76,992)
Title and Recording Fees               ($ 69,811)       ($   36,595)      ($  38,496)
Sales Brochure                         ($ 48,000)       ($   24,000)      ($  24,000)
                                   -------------------------------------------------------------------------------------------------
Total Marketing/Sales                  ($466,867)       ($  243,571)      ($ 254,975)       ($ 2,622,225)
-----------------------------------------------------------------------------------------------------------------------------------
Expense Sub-total                    ($3,005,747)       ($2,789,503)      ($ 866,821)       ($22,253,287)
-----------------------------------------------------------------------------------------------------------------------------------
Financing Costs
---------------
Interest Payable on Bank Loans         ($165,797)       ($  153,869)      ($  47,814)
Financing Costs                        ($ 30,057)       ($   27,895)      ($   8,668)
                                   -------------------------------------------------------------------------------------------------
Total Financing Costs                  ($195,854)       ($  181,764)      ($  56,482)       ($ 1,450,024)
Less Entrepreneurs Motivation        ($1,396,224)       ($  731,902)      ($ 769,916)       ($ 7,780,749)
-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Flow                         $9,364,411         $3,615,851       $6,005,940
Present Worth Factor                    0.567427           0.506631         0.452349
                                   -------------------------------------------------------------------------------------------------
Present Worth                         $5,313,618         $1,831,903       $2,716,782         $39,926,039
-----------------------------------------------------------------------------------------------------------------------------------
Rounded to                                                                                   $39,900,000
-----------------------------------------------------------------------------------------------------------------------------------

                    RECONCILIATION AND FINAL VALUE ESTIMATE
                    ---------------------------------------

The purpose of this update appraisal is to estimate the market value in fee simple of the subject project to a single purchaser as of August 1, 1997, under specific development assumptions and use limitations as established by the Planning Board Consultation No. 90-17(20)-0813 JPU Case Number 93-17(20)A-104-CPD and updated plans dated August 14, 1996 prepared by Consulting Engineer Luis
F. Franqui, P. E. The appraisal is also contingent upon the assumptions, limiting conditions and certificates herein. In order to carry out this assignment, the appraisers estimated the market value in fee simple of the commercial and residential sites as of the effective date of this report. The result, representative of the aggregate of retail values provided the following indications:

     Commercial Sites       .     $29,400,000.00
     Residential Sites      .     $44,140,000.00 (rounded)

In each of the valuation sections for the above indications, the appraisers estimated the value using the sales comparison approach. A series of competitive site sales were presented that served as support for the values concluded and in addition, absorption rates and market conditions adjustments were extracted. In the second section of this report, we then utilized the Income Capitalization Approach in order to estimate the value sought. By using the subdivision development technique, the appraisers were able to prepare a market supported discounted cash flow analysis that considered the direct and indirect costs associated in the development of Parque Escorial. Finally, the appraisers used a market extracted discounted rate in order to obtain the present worth of the expected net cash flow which represents the value sought.

In conclusion, the estimated market value in fee simple of the subject project to a single purchaser as of August 1, 1997, under specific development assumptions and use limitations as established by the Planning Board Consultation No. 90-17(20)-0813 JPU Case Number 93-17(20)A-104-CPD and updated plans dated August 14, 1996 prepared by Consulting Engineer Luis F. Franqui, P.E. was:

                                $40,000,000.00
                            (FORTY MILLION DOLLARS)

The appraisers have not prepared a feasibility study for the subject project, nor have they been contracted for it. The reported market value assumes the economic feasibility of the project, and is therefore, contingent upon it. Furthermore, the availability of capacity and/or connection rights to any or all public utilities has not been determined by the appraisers. The value reported herein is contingent upon and limited to said capacity and right of connection among other assumption as capacity and right of connection among other assumptions as stated. In effect, the Master Plan for the Parque Escorial denotes sufficient capacity for electrical power and for water and sewer connections.

                         CERTIFICATE OF THE APPRAISER
                         ----------------------------

I certify, that to the best of my knowledge and belief,......

-    The statement of fact contained in this report are true and correct.

- The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

- My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice; and, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

- As of the date of this report, I, Robert F. McCloskey have completed the requirements under the continuing education program of the Appraisal Institute.

- My value conclusion as well as other opinions expressed herein are not based on a requested minimum value, a specific value or approval of a loan.

- I have not made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assist to the persons signing this report.


                                        /s/ Robert F. McCloskey
                                        ROBERT F. McCLOSKEY, MAI, CRE
                                        Appraiser

                         CERTIFICATE OF THE APPRAISER
                         ----------------------------

I certify, that to the best of my knowledge and belief

-    The statement of fact contained in this report are true and correct.

- The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

- My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice; and, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

- My value conclusion as well as other opinions expressed herein are not based on a requested minimum value, a specific value or approval of a loan.

- I have made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the persons signing this report.


                                        /s/ William A. Medina
                                        WILLIAM A. MEDINA
                                        Appraiser

                   QUALIFICATION DATA - ROBERT F. McCLOSKEY

DESIGNATIONS
------------

MAI  -     Appraisal Institute
CRE  -     Society of Real Estate Counselors
SRA  -     Appraisal Institute
MIE  -     Institute of Evaluators of Puerto Rico

EDUCATION
---------

Cornell University, Ithaca, New York
University of Puerto Rico, Rio Piedras, Puerto Rico - B.B.A.

LICENSES
--------

Puerto Rico Appraiser License No. 19

Certified Real Estate Appraiser
Commonwealth of Puerto Rico
Certificate No.17
(Compliance with Title XI of FIRREA)

REAL ESTATE APPRAISAL COURSES/SEMINARS AND/OR EXAMINATIONS
----------------------------------------------------------

Special Purpose Properties:
The Challenges of Real Estate
Appraising in Limited Markets
November 1995
Orlando, Florida                       Appraisal Institute

Advanced Applications                  Appraisal Institute
March 3-11,1995
Pompano Beach, Florida

How to Appraise FHA-Insured Property   Appraisal Institute
February 13, 1995
Orlando, Florida

Understanding Limited Appraisals       Appraisal Institute
and Appraisal Reporting Options
(1994)

Standards of Professional Practice     Appraisal Institute
410/420 (November 1993)
Atlanta, Georgia

Appraisal Regulations of the           Appraisal Institute
Federal Banking Agencies from the
Lenders Perspective (November 1992)
Rosemont, Illinois

Advanced Income Capitalization          Appraisal Institute
Workshop (1992)
San Juan, Puerto Rico

Advanced Income Capitalization          Appraisal Institute

Hotel/Motel Valuation Seminar           Appraisal Institute
May 12, 1992
North Jersey Chapter

Appraisal Theory Update Seminar         Appraisal Institute
April 13, 1992
South Florida Chapter

Standards and Professional Practice     American Institute of Real
and Exam -                              Estate Appraisers
December 12-16, 1990
Fort Lauderdale, Florida

Exam Prep for Commercial                Society of Real Estate
Appraisal Certification                 Appraisers
Columbus, Georgia
Oct.19 and 20, 1990

Investment Analysis Seminar             American Institute of Real
(2/11/89)                               Estate Appraisers

Subdivision Analysis Seminar            American Institute of Real
(2/10/89)                               Estate Appraisers

Valuation of Lease Interest             American Institute of Real
Part I Seminar (2/9/89)                 Estate Appraisers

Capitalization Overview:                American Institute of Real
Part B Seminar (2/8/89)                 Estate Appraisers

Capitalization Overview:                American Institute of Real
Part A Seminar (2/7/89)                 Estate Appraisers

Cash Equivalency Seminar                American Institute of Real
(2/6/89)                                Estate Appraisers

The Appraiser as an Expert              Society of Real Estate
Witness Seminar (1/17/89)               Appraisers

HP 12C Seminar                          Society of Real Estate
(6/13/86)                               Appraisers

Depreciation Analysis Seminar           Society of Real Estate
(3/25/86)                               Appraisers

Standards of Professional               American Institute of Real
Practice Seminar (5/1/86)               Estate Appraisers

Income Capitalization Workshop          American Institute of Real
Seminar (3/24/86)                       Estate Appraisers

R41-B and the Appraisers Seminar        Society of Real Estate
(1985)                                  Appraisers

Math-Stat Seminar                       Society of Real Estate
                                        Appraisers

Real Estate Appraisal VII               American Institute of Real
Industrial Properties

Real Estate Appraisal II                American Institute of Real
Urban Properties                        Estate Appraisers

Principles of Income Property           Society of Real Estate
Appraising 201                          Appraisers

Mortgage Equity Capitalization          Society of Real Estate
Seminar                                 Appraisers

Narrative Report Seminar                Society of Real Estate
                                        Appraisers

Real Property Appraisal 1-A             American Institute of Real
                                        Estate Appraisers

Narrative Report Seminar                Society of Real Estate
Income Producing Property               Appraisers

R-2 Examination                         Society of Real Estate
                                        Appraisers

Principles and Techniques               Society of Real Estate
of Residential Appraising               Appraisers

Qualified Appraiser
-------------------

Banco Bilbao Vizcaya, S. A.
Banco Central Hispano P.R.
Banco Cooperativo de P.R.
Banco del Comercio
Banco Financiero de P.R.
Banco Popular de Puerto Rico
Banco Santander de Puerto Rico
Bank and Trust of Puerto Rico
Bank of Boston
Bank of Nova Scotia
Chase Manhattan Bank, N. A.
Chase Manhattan Bank, N. A. - New York
Chase Manhattan Bank, N. A. - St. Thomas, U.S.V.I.
Citibank, N. A.
Eurobank
Fajardo Federal Savings Bank
Federal Deposit Insurance Corporation

Federal National Mortgage Association
FirstBank
First National Bank of Chicago
Independence Bank, Providence, Rhode Island
Knickerbocker Federal Savings
Mellon Bank of Pittsburgh
Mortgage Guaranty Insurance Corporation
Oriental Bank and Trust
PonceBank
Puerto Rico Industrial Development Corporation
RG Federal Savings Bank
Roig Commercial Bank
Royal Bank of Canada
Santander National Bank
Scotiabank de P.R.
Western Federal Bank

Some of Major Industrial Clients Served
---------------------------------------

Abbot Laboratories                      Merck, Sharp & Dohme
American Chemical Co.                   Monsanto Chemical
Avianca Airlines                        Pepsi Cola
Daniel Construction                     PPG Industries
David M Corporation                     Phelps Dodge
Eastern Airlines                        Puerto Rico Cement Co.
El Mundo Enterprises                    Puerto Rican Container
El Nuevo Dia Newspaper                  San Juan Racing
Esso Standard Oil Co.                   Shell Oil Co. of P.R.
Federal Aviation Administration         Stathem Gould
Ingersoll Rand                          Texaco Oil Company
International Harvester                 Time, Ltd.
Johnson & Johnson                       Wagner Communications
Kane Caribbean
Kraft Foods

Superior Court of Justice
      - Expert Qualified Witness

United States Bankruptcy Court for the District of P.R.
      - Expert Qualified Witness

United States District Court for the Southern District of Florida

United States District Court for the District of Puerto Rico

United States of America - General Services Administration


Real Estate Appraisal Experience
--------------------------------

Single Family Residential, Apartment Houses, Condominium Projects, Income Producing Properties, Industrial Properties, Special Purpose Properties, Hotels, Hospitals, Residential Developments, Pharmaceuticals, etc.


Offices Held
------------

Appraisal Institute
Puerto Rico Chapter                         -    President Current Term

Appraisal Institute                         -    1992-1993
Puerto Rico Chapter - Board of Directors

Society of Real Estate Appraisers           -    Vice Governor
District 13                                      1976-1978

Society of Real Estate Appraisers           -    President
Puerto Rico Chapter No.171                       1974-1975

Appointments
------------

Appointed by the Governor of                -     1978-1982
Puerto Rico to the Real Estate
Appraiser Licensing Board for the
Commonwealth of Puerto Rico

                    OUALIFICATION DATA - WILLIAM A. MEDINA
                    --------------------------------------

Mailing Address
---------------

Villas de Paseosol 40
200 Boulevard de la Fuente
San Juan, Puerto Rico 00926-5990
Telephone (787) 283-2934
e-mail: wamb@compuserve.com

Education
---------

University of Puerto Rico
Rio Piedras Campus
Rio Piedras, Puerto Rico
Bachelors Degree in General Sciences (Cum Laude)

Licenses
--------

Federal Certified General Real Estate Appraiser
Commonwealth of Puerto Rico
Certification Number 15
(Compliance with Title XI of FIRREA)

Professional Real Estate Appraiser License
Commonwealth of Puerto Rico
License Number 616
(Compliance with local Law 277 of July 31, 1974 as amended)

Real Estate Broker License
Commonwealth of Puerto Rico
License Number 05201 (Active)

Professional Affiliations
-------------------------

The Appraisal Institute                     -    General Associate Member
National Association of Realtors            -    Member
Puerto Rico Association of Realtors         -    Member
San Juan Board of Realtors                  -    Member
Puerto Rico Chamber of Commerce             -    Member

Real Estate Appraisal Courses and Seminars
------------------------------------------

Accrued Depreciation                         Appraisal Institute
San Juan, Puerto Rico (1997)

Rates, Ratios and Reasonableness             Appraisal Institute
San Juan, Puerto Rico (1994)

Introduction to Machinery and                American Soc. of Appraisers
Equipment Valuation
Atlanta, Georgia (1993)

Course 310:  Basic Income Capitalization     Appraisal Institute
San Juan, Puerto Rico (1993)

Feasibility Analysis and Highest and         Appraisal Institute
Best Use
Non Residential Properties
Chicago, Illinois (1993)

Real Estate Risk Analysis                    Appraisal Institute
Chicago, Hlinois (1993)

Introduction to Commercial Real Estate       Commercial Investment Real
Analysis                                     Estate Institute
Dorado, Puerto Rico (1993)

Litigation Valuation Seminar                 Appraisal Institute
Atlanta, Georgia (1993)

Case Studies in Real Estate Valuation        Appraisal Institute
Florida State University
Tallahassee, Florida (1992)

Appraisal Report Writing and Valuation       Appraisal Institute
Analysis
Florida State University
Tallahassee, Florida (1992)

Advanced Income Capitalization Workshop      Appraisal Institute
San Juan, Puerto Rico (1992)

Standards of Professional Practice Part A    Appraisal Institute
San Juan, Puerto Rico (1991)

Exam-Prep Seminar for the Residential        Appraisal Institute
State Certification Exam
San Juan, Puerto Rico (1991)

Exam-Prep Seminar for the General            Appraisal Institute
State Certification
San Juan, Puerto Rico (1991)

Discounted Cash Flow Analysis                Appraisal Institute
Boca Raton, Florida (1991)

Standards of Professional Practice Part B    Appraisal Institute
San Juan, Puerto Rico (1991)

Income Property Valuation for the 1990's     Society of Real Estate
San Juan, Puerto Rico (1990)                 Appraisers

Course 101                                   Society of Real Estate
San Juan, Puerto Rico (1990)                 Appraisers

Course 201                                   Society of Real Estate
San Juan, Puerto Rico (1990)                 Appraisers

Course 202                                   Society of Real Estate
Indianapolis, Indiana (1990)                 Appraisers

Real Estate Principles and Laws              Alberto Hernandez Real
San Juan, Puerto Rico (1989)                 Estate, Inc.

Mathematics for Appraisers                   Institute of Real Estate
San Juan, Puerto Rico (1989)                 Appraisers of Puerto Rico

Appraising Principles                        Institute of Real Estate
San Juan, Puerto Rico (1989)                 Appraisers of Puerto Rico

Subdivision Analysis                         Society of Real Estate
San Juan, Puerto Rico (1989)                 Appraisers

Introduction to Income Capitalization        Society of Real Estate
San Juan, Puerto Rico (1989)                 Appraisers

Appraising Condominium Properties            Society of Real Estate
San Juan, Puerto Rico (1989)                 Appraisers

Eminent Domain in Puerto Rico                Institute of Real Estate
San Juan, Puerto Rico (1988)                 Appraisers of Puerto Rico

Course 102                                   Society of Real Estate
San Juan, Puerto Rico (1988)                 Appraisers

Real Estate Principles and Laws              Real Estate Institute
New York University
New York, New York (1987)

Principles of Appraisal Theory               Real Estate Institute
New York University
New York, New York (1987)


Professional Experience
-----------------------

Independent Real Estate Appraiser
in association with
Robert F. McCloskey & Associates, Inc.       Oct.1990 - Present

Type of Appraisal Experience
----------------------------

Single Family Residential, Condominium Units, Apartment Houses, Parcels of Land, Agricultural Land, Shopping Centers, Industrial Properties, Office Buildings, Hotels, Pharmaceutical and Electronic Manufacturing Plants, Hospitals, Thoroughbred Race Tracks and other Special Purpose Properties.

Offices Held
------------

Young Advisory Council of the Appraisal Institute        1997

Young Advisory Council of the Appraisal Institute        1996

Director of the Puerto Rico Chapter of the
Appraisal Institute                                      1995

Young Advisory Council of the Appraisal Institute        1995

Secretary of the Puerto Rico Chapter of the
Appraisal Institute                                      1994

                                   ADDENDUM
                                   --------

                               AGREEMENT OF SALE


     THIS AGREEMENT, made and entered into this 22nd day of April 1997 made by and between LAND DEVELOPMENT ASSOCIATES S.E., a Puerto Rico special Partnership, having an office at the Doral Building, Suite 700, 650 Munoz Rivera Avenue, Hato Rey, Puerto Rico (hereinafter referred to as the "Seller",) and BERWIND REALTY S.E., a Puerto Rico special partnership, having an office at 1086 Munoz Rivera Avenue, San Juan, P.R. 00927 (hereinafter referred to as the Buyer)

                             PRELIMINARY STATEMENT
                             ---------------------

     WHEREAS Seller owns one (1) parcel of land of approximately 5,500 square meters in the San Anton Ward of Carolina, Puerto Rico, which parcel of land is identified as Parcel I-7W in a survey Prepared by Engineer Luis F.
Franqul on April 7, 1997 a copy of which is attached hereto as Exhibit A (hereinafter referred to as the ("Parcel").

     WHEREAS the Parcel is an integral and important part of Parque Escorial, a master planned residential and commercial community (hereinafter referred to as "Parque Escorial") being developed by Seller in a parcel of land of approximately 439 cuerdas located in the municipalities of San Juan and Carolina, Puerto Rico (hereinafter referred to as "Main Farm"), best described in the attached copy of the Pargue Escorial master plan (the
"Master Plan"), which is made Exhibit B hereto, and as such, Lhe Parcel shall, at the Time of Settlement, as said term is defined in Paragraph 4 hereof, be subject to (i) certain restrictive covenants Pursuant to a Deed of Declaration of Covenants, Conditions and Restrictions and Establishment of Pargue Escorial Commercial Owners Association (hereinafter referred to as the "Restrictive Covenants) , a draft of which is attached hereto as Exhibit C, (ii) the design standards for the Commercial Zone of Parque Escorial, as said term is defined hereinafter, (hereinafter referred to as the "Design Standards"), attached hereto as Exhibit D, (iii) certain use restrictions best described in Paragraph 2 (xii) of this Agreement (hereinafter referred to as the Wal-Mart Use Restrictions) and (iv) other use restrictions best described in Paragraph 2 (i) (hereinafter referred to as the "Use Restrictions").

     WHEREAS, the Parcel is one of approximately nine (9) parcels of land located in the West Service Center of Parque Escorial and one of fifteen
(15) parcels of land of various Sizes comprising the total commercial area of Parque Escorial (herein referred to as the "Commercial Zone"), as said term is defined in the Master Plan and the Design Standards, zoned for commercial use and on which approximately 800,000 square feet of commercial space are planned to be constructed in accordance with the Provisions of the Restrictive Covenants, the Design Standards, and any other restriction specified in this Agreement, and subject to the approval of Seller and the Architectural Review Committee, as said term is defined in the Restrictive Covenants (hereinafter referred to as the "Architectural Review Committee").

     WHEREAS, pursuant to the Master Plan and unless otherwise approved by Seller, the Parcel can only be used for the development of one (1) commercial outlet to be designed and built in accordance with the Restrictive Covenants, the Design Standards and subject to the approval of the Architectural Review Committee and to he operated as a full service drugstore having a gross area of approximately 12,000 square feet
(hereafter referred to as the "Project")

     WHEREAS, Seller has agreed to sell and Buyer agrees to Purchase the Parcel under the terms and conditions hereinafter set forth, together with all rights, titles, improvements and any and all things appertaining thereto and or forming part thereof.

     WHEREAS, Subject to the provisions hereof, this agreement shall without further action of Seller and Buyer be a binding Agreement of Sale
(hereinafter referred to as the "Agreement") enforceable at law or in equity for the sale by Seller and purchase by Puyer of the Parcel at the Purchase Price provided in Paragraph 1 hereof, upon the terms and conditions contained herein.

     WHEREAS, it is the expressed intention of the parties that this Agreement is solely for the benefit of the parties hereto and shall give rise to no rights to any other party, and under no circumstances shall Buyer transfer or assign this Agreement to another party except with the written consent of the Seller, provided, however, that if, such transfer or assignment shall be to a party related to Buyer through common ownership and that reasonable evidence of such relationship is provided by Buyer to Seller to the effect that such transfer or assignment in no way alters the intent, terms, conditions and guarantees of this Agreement, Seller shall not unduly
withhold its consent to the assignment   Any such assignment or transfer
will not release Buyer from the obligations and responsibilities assumed under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

     1.  Purchase Price; Reimbursement of Impact Fees; Escrow Agent:  Subject to
         -----------------------------------------------------------
the provisions of Paragraphs 4 thru 11 hereof, the Purchase Price of the Parcel shall be One Million Five Hundred Thousand Five Hundred Dollars ($1,500,000), equivalent to $272.72 per square meter, and shall be payable as follows:

     (i) One Hundred Thousand Dollars ($100,000) as earnest money (hereinafter referred to as the "Earnest Money"), to be deposited with Seller upon the execution of this Agreement, the receipt and adequacy of which is hereby acknowledged;

     (ii) A certified check to he delivered to Seller at the Time of Settlement in the amount by which the Purchase Price, as determined pursuant to the provisions of this Paragraph together with any other amounts due from Buyer as provided hereunder, exceeds the Earnest Money.

     2.  Warranties and Rerresentations of Seller.  Seller warrants and
         -----------------------------------------
     represents to Duyer the following:

     (i)  That Seller is, and on the Time of

          Settlement will be the lawful owner of the Parcel to be sold and delivered by it hereunder and has full right and authority to sell and deliver the same in accordance with this Agreement. Upon the delivery of the Parcel to Buyer pursuant to the provisions of this Agreement, Seller will convey and transfer to Buyer by Public Deed a valid, fee simple (pleno dominio) insurable and recordable title to the Parcel, free and clear of all mortgage liens and of any encumbrances and other charges or restrictions which presently affect the Parcel, subject only to those easements shown in Exhibit A hereto and those matters set forth herein including but not limited to the (a) the Restrictive Covenants; (b) the Design Standards; (c) the Wal-Mart Use Restrictions; (d) a covenant in the deed of sale providing that the Parcel can only be developed for commercial purposes and that the design and construction of the Project have to be in conformity with the Restrictive Covenants, the Design Standards, as determined by the Architectural Review Committee, (herein referred to as the "Use Restrictions"); and (e) to those normal and ordinary liens, encumbrances and easements required by governmental authorities for public services and which a search at the Registry of the Property would reveal hereto;

     (ii) That Seller shall not take any action during the term of this Agreement which would impair title to the Parcel or further encumber the Parcel, except for (a) the mortgage liens securing financing arrangements required by Seller for the development of Parque Escorial, from which the Parcel will be released upon its acquisition by Buyer, (b) encumbrances and easements required by the qovemmental authorities for the furnishing of public services, (c) the Restrictive Covenants
            (d) the Design Standards (e) the Wal-Mart Use Restrictions and (f) the Use Restrictions.

     (iii) That Seller shall not willfully take any action which would impair the physical condition of the Parcel during the term of this Agreement;

     (iv) That Seller has not made and does not make any representations or warranties whatsoever concerning the physical condition of the Parcel, accesses, zoning, soil or subsoil condition, availability of utilities, construction or use permits, or any other permits issued by the government agencies affecting or related to or necessary for the development or use of the Parcel or any other matter or thing affecting or related to the Parcel or the Project, other than those specifically referred to in (a) this Agreement, (b) the Master Plan,
            (c) the "Consulta de Ubicacion" for Pargue Escorial issued by the Planning Board of Puerto Rico dated October 27, 1992, as amended on December 23, 1994 and February 28, 1997, copies of which are attached hereto as Exhibits E, F and G (hereinafter referred to as the "Consulta de Ubicacion"), (d) the "Desarrollo Preliminar" of Parque Escorial approved by the Administraci6n de Reglamentos y Permisos of Puerto Rico ("ARPE") on June 18, 1993, as amended on August 25, 1993 and October 6, 1995, copies of which are attached hereto as Exhibit H, I and J (hereinafter referred to as the "Desarrollo Preliminar") (e) the Wal-Mart Use Restrictions, (f) the Use Restrictions and (g) the warranties and representations made herein by Seller regarding the Infrastructure Improvements, as said term is defined in Paragraph 2 (vi) hereof, and that the contemplated development and use of Parcel as a drugstore, as set forth in the preamble of this Agreement, is in general agreement and conformity with the terms and conditions of the Agreement and in general agreement and conformity with ExhibIts A through J hereof, including but not limited to the fact that the Parcel is presently approved for commercial use under the parameters of a C-2 zoning which allows for the construction and operation of a typical drugstore and for the Installation of a pylon sign which shall identify the store, which pylon sign shall comply with the provisions of Sections 99.00 and 91.00 of the Zoning Regulations prolnulgated by the Planning Board of Puerto Rico on September 16, 1992.

     (v) That Seller shall provide Buyer as soon as possible but in no event later than fifteen (15) calendar days before the Time of Settlement with (a) a written report prepared by a qualified geotechnical engineer to the effect that the compaction of the fill material placed on the Parcel by Seller is in accordance with ASTM-D 2922 standard test methods for density of soil and soil aggregate in place by nuclear methods (shallow depth) to no less than ninety five percent (95%) of the maximum dry density as defined in ASTMD698 standard test methods for moisture density relations of soils and soil aggregate mixtures using 5.5 pound rammer and 12 inch drop ("standard proctor tests"); and at least fifteen (15) days before the Time of Settlement with (b) a certification from Seller to the effect that all the improvements to the Commercial Zone required for the construction and operation of the Project, including but not limited to all the utilities needed to serve the Project, shall have been substantially completed and accepted by the pertinent government agencies; (c) in the event a subdivision approval is required, Seller agrees to obtain any and all subdivision approvals ot the Parcel as may be required by any governmental entity having jurisdiction thereover, and (d) a certificate issued to Buyer by an engineer duly licensed to practice in Puerto Rico stating that the

            Parcel is free of any "environmental hazard" and of any release or threat of release of any "Hazardous Substance" as defined in sub-paragraph (xviii) of this Paragraph.

               The above conditions are hereinafter referred to as the
            "Conditions Precedent".

     (vi) That Seller has completed all the improvements to the infrastructure of Parque Escorial described in the plans and specifications prepared by Engineer Luis F. Franqui, dated March 1, 1994, as amended from time to time, made an exhibit hereto by reference only (hereinafter referred to as "Exhibit K") including but not limited to all the utilities needed to serve the Project. The improvements to the infrastructure of Pargue Escorial described in Exhibit J hereto shall be collectively referred to herein as the "Infrastructure Improvements".

     (vii) That this Agreement and the documents to be executed by Seller pursuant to the terms thereof constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     (viii) That all necessary actions have been taken by the Board of Directors of Seller to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

     (ix) That all information owned or available to Seller as of the date of this document or at any time, prior, during or after the construction of the Project such as plans, studies, soil tests1 deeds and government agencies' approvals of any kind pertaining to the development of the Parcel or Parque Escorial shall be made available at no cost to Buyer for the purpose of designing the Project and seeking the necessary approvals from governmental agencies for the proposed development of'the Project or for any other reasonable use.

     (x) That other than (a) the Restrictive Covenants (b) the Design Standards, (c) the Wal-Mart Use Restrictions, (d) the Use Restrictions and (e) those restrictions or conditions imposed by the government agencies as described in Exhibits E thru J or other restrictions or requirements typical of the development of a master planned community, there are no other restrictions regarding the use of the Parcel as the site of the Project to be developed as intended in the Master Plan.

     (xi) That upon the sale of a parcel of land of 63 cuerdas to Wal-Mart Puerto Rico, Inc, ("Wal-Mart") on March 27, 1991, certain restrictions were imposed on the Main Farm but excluding the parcel acquired by Wal-Mart (herein referred to as the "Wal-Mart Use Restrictions"), which restrictions, as a result of subsequent amendments, the last one dated March 31, 1995, are now as follows:

     (a) Unless otherwise waived by Wal-Mart, no portion of Parque Escorial, including but not limited to the Parcel, shall b~ used for, nor shall there be permitted upon Parque Escorial the operation of

                         1. Any type of department store,wholesale club or supermarket store; or

                         2. Any other type of single retail store containing more than twenty five thousand (25,000) square feet of gross floor area.

     (xii) That Wal-Mart has secured zoning approval from the Planning Board of Puerto Rico for a 480,000 sq. ft. shopping center to be built on the parcel of 63 cuerdas in Parque Escorial sold to Wal-Mart, which approval is evidenced in Exhibits E thru J hereto, of which a first phase of approximately 260,000 sq. ft. is already built, and that Wal-Mart has indicated that it intends to solicit at least 120,000 sq. ft. more of commercial space at a later date for a total square footage of approximately 600,000 sq.ft.

     (xiii) That the parcel of land sold to Wal-Mart is not subject to the Restrictive Covenants or the Design Standards and is not obligated to become a member of the Parque Escorial Commercial Owners Association (hereinafter referred to as the "Association").

     (xiv) That Seller shall dedicate, in accordance with the various stages of development of Parque Escorial and as required by the pertinent governmental agencies, to the proper governmental agencies the avenues, utilities systems and community facilities that will be built by Seller in Pargue

            Escorial, including the Commercial Zone, pursuant to the requirements of the Planning Board of Puerto Rico, as specified in the "Consulta de Ubicacion" and the "Desarrollo Preliminar".

     (xv) That Seller shall preserve and promote the Concept of Parque Escorial as a master plan community am envisioned in the Master Plan.

     (xvi) That Seller shall release Buyer of any responsibility from the construction by Seller of the Infrastructure Improvements.

     (xvii) The Seller shall protect, indemnify and save harmless the Buyer from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the environmental condition of the Parcel as of the Time of Settlement, existence of any environmental hazard on the Parcel as of the Time of Settlement and any release or threat of release of any Hazardous Substance (as hereinafter defined) of any kind in, on, under or from the Parcel at any time resulting from a Condition existing as of the Time of Settlement which may be imposed upon or incurred by or asserted against the Buyer by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof,
            (ii) any use, non-use or condition of the Parcel or any part thereof, or (iv) any necessity to defend any of the rights, title or interest conveyed to Buyer by virtue of the Deed of Sale. Any amounts payable to the Buyer under this paragraph which are not paid within thirty (30) days after written demand therefor by the Buyer shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three-hundred-sixty-day (360-day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Buyer by reason of any such occurrence, the Seller upon request by the Buyer, will at the Seller's expenses resist and defend such action, suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer. Notwithstanding anything to the contrary in this Agreement, the provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement. As used in this Agreement the term Hazardous Substance has the following meaning; (i) any "hazardous substance", "pollutant" or "contaminant" as said terms are defined in clauses fourteen (14) and thirty-three (33) of Section one hundred one (101) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) [Title Forty-Two (42) United States Code (U.S.C.) Section nine thousand six hundred one (9,601), clauses fourteen (14) and thirty-three (33)], or Title Forty (40) Code of Federal Regulation (C.F.R.) Part three hundred two (302), as said act and regulation may be amended from time to time; (ii) any "hazardous waste" as said term is defined in the Puerto Rico Environmental Quality Board Regulation for the Control of Hazardous and Non-Hazardous Solid Wastes, as said regulation may be amended from time to time; (iii) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous); (iv) any substance containing "petroleum", as that term is defined in Section nine thousand one (9001) , clause eight (8) of the

              Resource Conservation and Recovery Act (RCRA), as amended [Title Forty-Two (42) U.S.C. Section six thousand nine hundred ninety-one (6,991), clause eight (8)], or Title Forty (40) C.F.R. Part two hundred eighty point one (280.1), as said act and regulation may be amended from time to time; or (v) any other substance for which any governmental entity now or hereafter requires special handling in its collection, storage, treatment or disposal.

     (xviii) That Seller shall immediately notify Buyer of any actual or threatened condemnation or taking of the Parcel. Buyer shall have the right, in the event that subsequent to the effective date of this Agreement and prior to the Time of Settlement, all or part of the Parcel is subjected to a bona fide threat of condemnation by a body or entity, or is taken in the exercise of the power of eminent domain, or by way of sale in lieu thereof, by written notice to Seller, to elect to terminate this Agreement prior to the Time of Settlement, in which event both Buyer and Seller shall be released from any further liability hereunder and the Earnest Money will be returned to Buyer. If no such election is made by Buyer, this Agreement shall remain in full force and effect and the purchase and sale contemplated herein less any interest taken by condemnation or sale in lieu of condemnation shall be effected with no further adjustment and Seller shall, at the Time of Settlement, assign, transfer and set over to Buyer all Seller's rights, title and interest in and to any awards that have been or that may thereafter be made for such taking. Buyer may cancel this Agreement in the event of any damage to the land by earthquake or flood prior to the Time of Settlement and the Earnest Money will be returned to Buyer.

     (xix) That Seller hereby expressly agrees that it shall not sell in the future any other parcel of land within the West Service Center, as said term is identified in the Master Plan, for the construction and operation of a full service drugstore and upon the request by Buyer, Seller shall impose and record in the Registry of the Property any such use restrictions on the presently unsold parcels comprising the West Service Center and shall diligently take all reasonable measures and efforts to maintain in force any such use restrictions.

     (xx) That the Parcel, as improved, is not located within the 100 year flood plain of the jurisdiction in which the Parcel is located.

          3.   Warranties and Representations of Buyer.
               ----------------------------------------
Buyer warrants and represents to Seller the following:

     (i) That Buyer hereby expressly acknowledges and accepts that other than the representations and warranties made herein by Seller no other such representations or warranties have been made or implied by

              Seller and agrees that the Parcel will be acquired by Buyer on an "as is where is" condition. It shall be Buyer's sole responsibility to satisfy itself, at its sole cost, expense and risk, as to all aspects regarding the physical condition of the Parcel and, accordingly, does herein specifically renounce and waive any and all rights, claims and/or causes of action against Seller as to the Parcel, forever releasing, relieving and holding harmless Seller from any and all liability or legal responsibility in connection therewith. Notwithstanding anything to the contrary herein, Seller shall not be released from its liability or legal responsibility for any representations made by Seller herein.

     (ii) That Buyer shall bear all the costs, expenses and risks related to any request filed by Buyer with any government agency for the approval of the Project provided that all the warranties and representations made herein by Seller remain valid.

     (iii) That Buyer shall not seek during the term of this Agreement or at any time after its acquisition of the Parcel any changes to the presently permitted uses or zoning of the Parcel. This restriction shall also apply to all the successors of Buyer in the ownership of the Parcel.

     (iv) That the Parcel constitutes an integral and important part of Pargue Escorial and as such the Parcel shall always remain subject to and the Project shall be constructed pursuant to (a) the Restrictive Covenants, as amended from time to time by the governing body of the Association, a non profit corporation organized under the laws of Puerto Rico by Seller as an association of all the owners of real property in the Commercial Zone in order to insure the orderly development of the Commercial Zone and to provide for the efficient preservation of the facilities and amenities to be constructed in the Commercial Zone,
              (b) the Design Standards, as amended from time to time by Seller or the Architectural Review Committee, (c) the Wal-Mart Use Restrictions and (d) the Use Restrictions.

     (v) That the plans for the development of the Parcel and construction of the Project, as well as any changes made thereafter which may modify the character, layout, elevations or density of the Project, shall be submitted by Buyer to the Architectural Review Committee for its review and approval prior to submitting them to the pertinent government agencies.

     (vi) That Buyer agrees that its employees, agents, contractors and sub-contractors will only utilize the access to the Parcel to be reasonably provided by Seller for the transportation of construction equipment, supplies and construction materials and that Buyer will reimburse Seller for the cost of any required repairs caused by those parties as a result of the unauthorized use of roads or other improvements within Parque Escorial.

     (vii) That Buyer shall hold Seller safe and harmless from any claim from third parties resulting from the construction by Buyer of the improvements comprising the Project.

     (viii) That Buyer shall hold Sellet safe and harmless from any claim by third parties arising out of any breach by Buyer of the (a) the Design Standards, (b) Restrictive Covenants, (c) the Use Restrictions, (d) the Wal-Mart Use Restrictions, (e) any other restriction or condition to which the Parcel is subject pursuant to the terms and conditions of this Agreement or, (e) any misrepresentations made by Buyer to any party.

     (ix) That Buyer acknowledges and accepts that Seller, as the master developer of Pargue Escorial, holds the exclusive right to seek amendments to the Master Plan in the interest of the overall development of Pargue Escorial provided that any such amendments shall not be in violation of the representations made by Seller herein.

     (x) That Buyer acknowledges and agrees that other than the soil compaction tests referred to in Paragraph 2 (v) hereof, it sball be the sole responsibility of Buyer to conduct Its own soil and subsoil studies prior to the execution of this Agreement or at any time during the term of this Agreement and Buyer hereby releases Seller from any condition regarding the soil or sub-soil of the Parcels that might surface after the Time of Settlement. Notwithstanding the above, Seller shall make available to Buyer, at Buyer's request, any other soil or subsoil tests that Seller may have conducted on the Parcel; it being understood that the submittal by Seller of said reports to Buyer shall not impose any obligation or liability upon Seller and shall not amend or modify the obligations of Buyer hereunder.

     (xi) That Buyer acknowledges and agrees that the timely and orderly construction of the Project as an integral part of the Commercial Zone is of utmost importance to the successful development of Parque Escorial as a master plan community; therefore, Buyer or any of its successors in the ownership of the Parcel shall have until the 31st day of April 1999 to, force majeure excepted, in accordance with the Design Standards, commence construction of the Project on the Parcel (hereinafter referred to as the "Commencement of Construction Date") . In the event that Buyer or any of its successors in the ownership of the Parcel does not comply with the provisions of this Paragraph, Seller shall, upon the expiration of said term, have the first option to repurchase the Parcel at the Purchase Price; said option to be exercised by Seller within one hundred and twenty (120) days from tbo date of expiration of such term. For the purpose of this Paragraph, the Commencement of Construction Date shall refer to such date on which the Buyer has complied with all of the following:

                 (i) obtain the Construction Permit for the Project, as previously approved by the Architectural Review Committee;

                 (ii) a bonafide construction contract has been executed for the construction of the Project;

                 (iii) financing arrangements for the construction of the Project have been completed;

                 (iv)    earth movement over the Parcel has commenced.

     (xii) That this Agreement and the documents to be executed by Buyer pursuant to the terms thereof constitute the legal, valid and binding obligations of Buyer enforceable in accordance with its terms; and

     (xiii) That all necessary actions have been taken by the Board of Directors of Buyer to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

     (xiv) The Buyer shall protect, indemnify and save harmless the Seller from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, obarges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the existence of any environmental hazard on the Parcel resulting from acts attributable to Buyer and any release or threat of release of any Hszardous Substance (as said term is defined in Paragraph 2 sub paragraph (xxi) hereof) of any kind in, on, under or from the Parcel at any time after the Time of Settlement resulting from acts attributable of Buyer which may be imposed upon or incurred by or asserted against the Seller by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof or,
              (ii) any use, non-use or condition of the Parcel or any part thereof, Any amounts payable to the Seller under this paragraph which are not paid within thirty (30) days after written demand therefor by the Seller shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three-hundred-sixty-day (360 day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the chanqes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Seller by reason of any such occurrence, the Buyer upon request by the Seller, will at the Buyer's expense resist and defend such action, suit or Proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer. Notwithstanding anything to the contrary in this Agreement, the provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement.

     4.    Time for Settlement. Execution under the terms of the Agreement for
           --------------------
sale by Seller and purchase by Buyer of the Parcel shall be made not later than August 30, 1997 (herein referred to as the "Time of Settlement") The settlement shall be at a place designated by Seller in San Juan, Puerto Rico.

     At the Time for Settlement, title to the Parcel shall be conveyed to Buyer by a public deed pursuant to the terms and conditions contained herein.

     (i) The payment by Buyer of the Purchase Price and any other amounts of money owed to Seller by Buyer under this Agreement shall be made at the Time of Settlement, in exchange for the delivery by the Seller to Buyer of the deed referred to in Paragraph 7 hereof (hereinafter referred to as the "Deed of Sale"), by means of a manager's check drawn on a banking institution doing business in Puerto Rico in the amount by which the Purchase Price and any such other amounts owed to Seller by Buyer under this Agreement exceed the Earnest Money.

     5.   Allocation of Certain Costs and Charges.  Seller shall pay the
          ----------------------------------------
notarial fees of the Deed of Sale and those incurred by Seller in the preparation of the Agreemen~ and the Restrictive Covenants, and the internal revenue stamps of the original of the Deed of Sale, Buyer shall pay for the internal revenue stamps corresponding to the certified copies of the Deed of Sale and the stamps to be cancelled in the registration of said certified copies. Buyer shall be responsible for any premium to be paid on a title insurance policy Solicited by Buyer. The Deed of Sale will be prepared by a Notary Public selected by Buyer and will be approved by Seller as to form and substance. Seller shall be responsible for all the unpaid property taxes on the Parcel up to the time of execution of the Deed of Sale and Buyer shall be responsible thereafter. Buyer will reimburse Seller for any portion of the property taxes paid in advance by Seller for the Parcel at the Time of Settlement.

     Seller and Buyer warrant and represent to each other that no broker has participated in the transaction contemplated under this Agreement or is interested hereby, through or on account of Seller or Buyer. Should any claim for commissions be made by any broker to Seller or Buyer on account of any acts of Seller or Buyer, Seller and Buyer will indemnify and hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including but not limited to, all legal expenses incurred by the party to this Agreement not responsible for any such fees.

     6.   Delivery of Possession.  Actual possession of
          -----------------------
the Parcel shall be delivered by Seller to Buyer at the Time of Settlement.

     7.   Deed to be Delivered bv Seller at Settlement.  The conveyance of the
          ---------------------------------------------
Parcel under this Agreement shall be by deed (herein referred to as the "Deed of Sale"). Such deed shall be prepared by Notary Public selected by Buyer and approved by Seller as to form and substance.

     8.   Title Defects; Breach by Seller.  In the event that Seller cannot
          --------------------------------
transfer title to the Parcel to Buyer as represented in this Agreement for reasons attributable to Seller but excluding those acts to be performed by Buyer, Buyer shall have the right to either (i) demand the return of the Earnest Money from the Escrow Agent whereby this Agreement shall be terminated and Seller and Buyer shall not have any further rights, claims, causes of action or obligations under this Agreement or (ii) demand specific performance from Seller under the provisions of this Agreement.

     9.   Default by Buyer.  Thirty (30) days after notice thereof has been
          -----------------
given to Buyer, the Seller, at its sole option, may terminate all of its obligations under this Agreement, without liability in the event of any of the following events:

          1) With respect to the Buyer or any assignee of the Agreement duly approved by Seller (hereinafter referred to as the "Assignee"), (i) the filing by or against it or any case or other proceedings for any relief pursuant to the bankruptcy or insolvency laws of the United States, of any State, of the United States, Virgin Islands, or of the Commonwealth of Puerto Rico; (ii) the filing of an answer admitting insolvency or inability to pay debts as they became due; (iii) a material adverse change in the financial condition of Buyer or any of the assumptions and representation8 under which Seller was induced to enter into this Agreement;

          2) The attachment, seizure, levy upon, or taking possession by any receiver, custodian or assignee for the benefit of creditors of a substantial part of any property of the Buyer or the Assignee.

          3) If Buyer assigns this Agreement to another party without the expressed written consent of Seller, which consent shall not be unreasonably delayed or withheld.

          4) If Buyer or the Assignee shall default beyond any applicable grace period in the performance of any of the obligations and agreements on its part to be performed under this Agreement.

               Notwithstanding the above, failure by Buyer to pay the Purchase Price and all other amounts owed to Seller hereunder in the manner and at the time provided in this Agreement shall not require thirty (30) days notice from Seller to become an event of default under this Agreement. Upon the occurrence of such event of default, Seller shall be entitled to exercise its rights under this Agreement immediately.

               In the event that Seller decides, at its sole option, to terminate its obligations under this Agreement upon the happening of any of the events of default described above, the Earnest Money shall be retained by Seller as additional consideration and liquidated damages for such breach, whereupon Buyer and Seller, and the Assignee, if any, shall be released and relieved from all liability towards each other and this Agreement, shall become null and void; it being understood that if Seller chooses to terminate its obligations under this Agreement on account of any of the defaults listed hereinbefore, the right to retain the Earnest Money, as compensation and liquidated damages, shall be the sole remedy available to Seller.

               In the event that Seller chooses not to terminate its obligations under this Agreement upon the occurrence of any of the events of default listed hereinbefore, Seller shall retain its right to demand specific performance under this Agreement and to seek legal and monetary remedies from Buyer and the Assignee, if any, in an amount equal to the sum of the Purchase Price and any monetary damages suffered by Seller, including but not limited to legal costs incurred by Seller.

     10.  Survival of Acyreement.  Notwithstanding any presumption to the
          -----------------------
contrary, all agreements contained in this Agreement which by their nature impliedly or expressly involve performance at any particular time after the Time of Settlement shall survive the Time of Settlement.

     11.  Seller not Bound.  The Seller is not liable in any manner by any oral
          -----------------
or written statements, representations, or other information pertaining to the Parcel by any broker, agent, employee, account, or any other person, whether or not associated with or employed by Seller, unless the same are specifically set forth herein.

     12.  Right of Access.  During the term of this Agreement, Buyer and his
          ----------------
authorized representatives shall be entitled to enter the Parcel for the purpose of inspecting the same, making appraisals and Conducting engineering investigations. Buyer agrees to hold Seller safe and harmless from any claim or liability arising out of any injury to Buyer, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Seller harmless from any and all damages, losses, expenses, claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Buyer's employees) resulting in any way from the acts to Buyer, his agents, or employees as herein provided. During all times that Buyer enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Buyer shall have and maintain, at his cost, public liability and property damage insurance in form and substance acceptable to Seller with a minimum, single, combined liability limit of $1,000,000.00 insuring Buyer and Buyer's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Buyer's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report;
(ii) be issued as a primary policy; and (iii) contain endorsements naming Seller as additional insuree and requiring thirty days written notice from the insurance company to Seller and Buyer before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Seller prior to entry upon the Parcel.

      Likewise, Seller and its authorized representatives shall be entitled to enter the Parcel after its acquisition by Buyer for the purpose of conducting engineering investigations and completing tbe improvements to the Parcel or the Infrastructure Improvements that Seller is obligated to do pursuant to the terms and conditions of this Agreement. Seller agrees to hold Buyer safe and harmless from any claim or liability arising out of any injury to Seller, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Buyer harmless from any and all damages, losses, expenses, claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Seller's employees) resulting in any way from the acts to Seller, his agents, or employees as herein provided. During all times that Seller enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Seller shall have and maintain, at his cost, public liability and property damage insurance in form and substance acceptable to Buyer with a minimum, single, combined liability limit of $1,000,000.00 insuring Seller and Seller's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Seller's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report; (ii) be issued as a primary policy; and (iii) contain endorsements naming Buyer as additional insuree and requiring thirty days written notice from the insurance company to Buyer and Seller before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Buyer prior to entry upon the Parcel.

     13.     Time to be of Essence. It is distinctly understood and agreed that
             ----------------------
time wherever specified in this Agreement is made and declared to be of the essence thereof.

     14.     Notices. Any notice required or permitted to be given under this
             --------
Agreement must be in writing and sent by certified or registered mail, return receipt requested, to the respective addresses of the parties stated at the outset of this Agreement or to such other single address as either party may designate from time to time with the terms of this Paragraph. In the case of Seller, all notices shall be addressed to Mr. Francisco Arrivi, Senior Vice President - 650 Munoz Rivera Avenue, Doral

Building, Suite 700, Hato Rey, P. R. 00918 with a copy to Mr. Carlos R. Rodriguez, Vice President at the same address. In case of Buyer, all notices shall be addressed to Mr. Saleh Yassin, President, Berwind Realty S.E., P.O. Box 29166, San Juan, P.R. 00929-9166, with a copy to Ms. Diana Azizi, Esquire, P.O. Box 361726, San Juan, P.R. 00936-1728.

     15.     Construction.  This Agreement shall be construed in accordance with
             -------------
and governed by the laws of the Commonwealth of Puerto Rico and Seller and Buyer and their assignees hereby submit themselves to the exclusive jurisdiction of the San Juan Section of the Superior Court of Puerto Rico for any and all controversies that may arise thereunder.

     16.     Miscellaneous.  Each of the parties acknowledges that it has not
             --------------
relied on any agreements or commitments by the other party or any of their affiliates with respect to the subject matter hereof except the agreement and commitments specifically set forth herein. This Agreement supersedes and nullifies all prior agreements and sets forth the entire understanding of the parties with respect to the Parcel. The provisions of this Agreement may not be waived, extended or modified by subsequent conduct, correspondence or otherwise. Each of the parties agrees that it or he shall not obtain, seek to obtain, or rely on any waiver extension, modification, or approval unless the waiver, extension, modification or approval is evidenced in writing, and (b) is specifically approved in writing by the Seller or by Buyer. No delay or failure of the Seller in exercising any right or privilege hereunder shall affect such right or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right or privilege preclude any further exercise thereof or of any other right or privilege Any waiver, extension, modification or approval related to this Agreement shall be effective only to the extent and subject to the terms and conditions in writing evidencing the same. Any waiver, extension, modification or approval may be made subject to additional terms and conditions from time to time after it is given or agreed to by the Party giving or agreeing to it, whether or not such waiver, extension, modification or approval has been relied on in the meantime by the other party. Approval by Seller on any matter for which approval is required shall not be unreasonably withheld. Whenever any reference is made in this Agreement to an event of default, other than the event of default caused by Buyer's failure to pay the Purchase Price and any other amounts of money owed to Seller hereunder in the manner provided in this Agreement, it shall be understood that no such event of default has occurred until thirty (30) days have lapsed since notice thereof has been given to Buyer provided therein.

     IN WITNESS WHEREOF, the parties have executed this agreement by their respective duly authorized officers on the day and year first above written.

SELLER:                                 BUYER:

LAND DEVELOPMENT ASSOCIATES S.E.,       BERWIND REALTY S.E.
a Puerto Rico special partnership       a Puerto Rico special
                                        partnership

By:  INTERSTATE GENERAL PROPERTIES      By:   /s/ ^^
     LIMITED PARTNERSHIP, S.E., a             -------------------------
     Maryland limited Partnership,      Title: ^^ - Administrator
     its managing partner                     _________________________

By:  INTERSTATE GENERAL COMPANY, L.P.
     a Delaware limited Partnership,
     a general partner

By:  INTERSTATE GENERAL MANAGEMENT
     CORPORATION, a Delaware corporation,
     its managing general partner

By:    /s/ Francisco Arrivi Cros
       -----------------------------------
        Francisco Arrivi Cros
Title:  Senior Vice President
       -----------------------------------

                             AGREEMENT OF SALE


     THIS AGREEMENT, made and entered into this     day of May 1997 made by and
between LAND DEVELOPMENT ASSOCIATES S.E., a Puerto Rico special partnership, having an office at the Doral Building, Suite 700, 650 Munoz Rivera Avenue, Hato Rey, Puerto Rico (hereinafter referred to as the "Seller") and Montano Corp., a Puerto Rico corporation, having an office at 65th Infantry Avenue, Km. 5.4, Rio Piedras, Puerto Rico 00929 (hereinafter referred to as the Buyer).

                           PRELIMINARY STATEMENT
                           ---------------------

     WHEREAS Seller owns one (1) parcel of land of approximately 4,100 square meters, equivalent to 1.0432 cuerdas, the San Anton Ward of Carolina, Puerto Rico, which parcel of land is identified as Parcel 1-8W in a survey prepared by Engineer Luis F. Franqui on April 7, 1997, a copy of which is attached hereto as Exhibit A (hereinafter referred to as the ("Parcel").

     WHEREAS the Parcel is an integral and important part of Parque Escorial, a master planned residential and commercial community (hereinafter referred to as "Parque Escorial") being developed by Seller in a parcel of land of approximately 439 cuerdas located in the municipalities of San Juan and Carolina, uerto Rico (hereinafter referred to as "Main Farm"), best described in the attached copy of the Parque Escorial master plan (the "Master Plan") , which is made Exhibit B hereto, and as such, the Parcel shall, at the Time of Settlement, as said term is defined in Paragraph 4 hereof, be subject to (i) certain restrictive covenants pursuant to a Deed of Declaration of Covenants, Conditions and Restrictions and Establishment of Parque Escorial Commercial Owners Association (hereinafter referred to as the "Restrictive Covenants), a draft of which is attached hereto as Exhibit C, (ii) the design standards for the Commercial Zone of Parque Escorial, as said term is defined hereinafter, (hereinafter referred to as the "Design Standards"), attached hereto as Exhibit D, (iii) certain use restrictions best described in Paragraph 2 (xi) of this Agreement (hereinafter referred to as the "Wal-Mart Use Restrictions") (iv) certain use restrictions described in Paragraph 2 (xxi) (hereinafter referred to as the "Western Auto Restrictions") and (v) other use restrictions best described in Paragraph 2 (i) (hereinafter referred to as the "Use Restrictions").

     WHEREAS, the Parcel is one of approximately nine (9) parcels of land located in the West Service Center, as said term is defined in Exhibit B hereto, of Parque Escorial and one of fifteen (15) parcels of land of various sizes comprising the total commercial area of Parque Escorial (herein referred to as the "Commercial Zone"), as said term is defined in the Master Plan and the Design Standards, zoned for commercial use and on which approximately 800,000 square feet of commercial space are planned to be constructed in accordance with the provisions of the Restrictive Covenants, the Design Standards, and any other restriction specified in this Agreement, and subject to the approval of Seller and the Architectural Review Committee, as said term is defined in the Restrictive Covenants (hereinafter referred to as the "Architectural Review Committee")

     WHEREAS, pursuant to the Master Plan and unless otherwise approved by Seller, the Parcel can only be used for the development of one (1) commercial outlet to be designed and built in accordance with the Restrictive Covenants, the Design Standards and subject to the approval of the Architectural Review Committee.

     WHEREAS, Buyer has indicated that it intends to build and operate on the Parcel a full service gas station, including a car wash operation, a car rental operation and a limited retail outlet for the sale of conestibles and other conveniences (hereinafter referred to as the "Project"), and that it shall be solely responsible for securing the permits, endorsements and approvals required for the construction and operation of the Project; it being understood that the Parcel can be used for the development of any other commercial use subject to
(i) the approval of the Architectural

Review Committee, (ii) compliance with the Design Standards, and (iii) the restrictions imposed on the Parcel by the Wal-Mart Use Restrictions, the Western Auto Restrictions and the Use Restrictions.

     WHEREAS, Seller has agreed to sell and Buyer agrees to purchase the Parcel under the terms and conditions hereinafter set forth, together with all rights, titles, improvements and any and all things appertaining thereto and or forming part thereof.

     WHEREAS, subject to the provisions hereof, this agreement shall without further action of Seller and Buyer be a binding Agreement of Sale (hereinafter referred to as the "Agreement"), enforceable at law or in equity for the sale by Seller and purchase by Buyer of the Parcel at the Purchase Price provided in Paragraph 1 hereof, upon the terms and conditions contained herein.

     WHEREAS, it is the expressed intention of the parties that this Agreement is solely for the benefit of the parties hereto and shall give rise to no rights to any other party, and under no circumstances shall Buyer transfer or assign this Agreement to another party except with the written consent of the Seller, provided, however, that if, such transfer or assignment shall be to a party related to Buyer through common ownership and that reasonable evidence of such relationship is provided by Buyer to Seller to the effect that such transfer or assignment in no way alters the intent, terms, conditions and guarantees of this Agreement, Seller shall not unduly withhold its consent to the assignment. Any such assignment or transfer will not release Buyer from the obligations and responsibilities assumed under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

     1. Purchase Price: Subject to the provisions of Paragraphs 4 thru 11
        ---------------
hereof, the Purchase Price of the Parcel shall be One Million One Hundred Twenty Seven Thousand Five Hundred Dollars ($1,127,500), equivalent to $275.00 per square meter, and shall be payable as follows..

     (i) One Hundred Thousand Dollars ($100,000) as earnest money (hereinafter referred to as the "Earnest Money"), to be deposited with Seller upon the execution of this Agreement, the receipt and adequacy of which is hereby acknowledged;

     (ii) A certified check to be delivered to Seller at the Time of Settlement in the amount by which the Purchase Price, as determined pursuant to the provisions of this Paragraph together with any other amounts due from Buyer as provided hereunder, exceeds the Earnest Money.

     2.  Warranties and Representations of Seller. Seller warrants and
         ----------------------------------------
     represents to Buyer the following:

     (i) That Seller is, and on the Time of Settlement will be the lawful owner of the Parcel to be sold and delivered by it hereunder and has full right and authority to sell and deliver the same in accordance with this Agreement. Upon the delivery of the Parcel to Buyer pursuant to the provisions of this Agreement, Seller will convey and transfer to Buyer by Public Deed a valid, fee simple (pleno dominio), insurable and recordable title to the Parcel, free and clear of all mortgage liens and of any encumbrances and other charges or restrictions which presently affect the Parcel, subject only to those easements shown in Exhibit A hereto and those matters set forth herein including but not limited to the (a) the Restrictive Covenants; (b) the Design Standards; (c) the Wal-Mart Use Restrictions; (d) the Western Auto Restrictions; (e) a covenant in the deed of sale providing that the

            Parcel can only be developed for commercial purposes and that the design, and construction and operation of the Project have to be in conformity with the Restrictive Covenants, the Design Standards, as determined by the Architectural Review Committee, (herein referred to as the "Use Restrictions"); and (f) to those normal and ordinary liens, encumbrances and easements required by governmental authorities for public services and which a search at the Registry of the Property would reveal hereto;

     (ii) That Seller shall not take any action during the term of this Agreement which would impair title to the Parcel or further encumber the Parcel, except for (a) the mortgage liens securing financing arrangements required by Seller for the development of Parque Escorial, from which the Parcel will be released upon its acquisition by Buyer, (b) encumbrances and easements required by the governmental authorities for the furnishing of public services, (c) the Restrictive Covenants (d) the Design Standards (e) the Wal-Mart Use Restrictions (f) the Western Auto Restrictions and (g) the Use Restrictions.

     (iii) That Seller shall not willfully take any action which would impair the physical condition of the Parcel during the term of this Agreement;

     (iv) That Seller has not made and does not make any representations or warranties whatsoever concerning the physical condition of the Parcel, accesses, zoning, soil or subsoil condition, availability of utilities, construction or use permits, or any other permits issued by the government agencies affecting or related to or necessary for the development or use of the Parcel or any other matter or thing affecting or related to the Parcel or the Project, other than those specifically referred to in (a) this Agreement, (b) the Master Plan,
            (c) the "Consulta de Ubicacion" for Parque Escorial issued by the Planning Board of Puerto Rico dated October 27, 1992, as amended on December 23, 1994 and February 28, 1997, copies of which are attached hereto as Exhibits E, F and G (hereinafter referred to as the "Consulta de Ubicacion"), (d) the "Desarrollo Preliminar" of Parque Escorial approved by the Administraci6n de Reglamentos y Permisos of Puerto Rico ("ARPE") on June 18, 1993, as amended on August 25, 1993 and October 6, 1995, copies of which are attached hereto as Exhibit H, I and J (hereinafter referred to as the "Desarrollo Preliminar") (e) the Wal-Mart Use Restrictions, (f) the Western Auto Restrictions, (g) the Use Restrictions and (h) the warranties and representations made herein by Seller regarding the Infrastructure Improvements, as said term is defined in Paragraph 2
            (vi) hereof, and that the contemplated development and use of Parcel as the site of the Project, as set forth in the preamble of this Agreement, is in general agreement and conformity with the terms and conditions of the Agreement and in general agreement and conformity with Exhibits A through J hereof, including but not limited to the fact that the Parcel is presently approved for commercial use under the parameters of a C-2 zoning, except that the construction and operation of the Project requires specific approvals from various government agencies, the procurement and obtainment of which shall be the sole responsibility of Buyer.

     (v) That Seller shall provide Buyer as soon as possible, but in no event later than thirty (30) calendar days before the Time of Settlement, with (a) a written report prepared by a qualified geotechnical engineer to the effect that the compaction of the fill material placed on the Parcel by Seller is in accordance with ASTM-D 2922 standard test methods for density of soil and soil aggregate in place by nuclear methods (shallow depth) to no less than ninety five percent (95%) of the maximum dry density as defined in ASTM-D698 standard test methods for moisture density relations of soils and soil aggregate mixtures using 5.5 pound rammer and 12 inch drop ("standard proctor tests"); and at least fifteen (15) days before the Time of Settlement with (b) a certification from Seller to the effect that all the improvements to the

            Commercial Zone required for the construction and operation of the Project, including but not limited to all the utilities needed to serve the Project, shall have been substantially completed and accepted by the pertinent government agencies; (c) in the event a subdivision approval is required, Seller agrees to obtain any and all subdivision approvals of the Parcel as may be required by any governmental entity having jurisdiction thereover, and (d) a certificate issued to Buyer by an engineer duly licensed to practice in Puerto Rico stating that the Parcel is free of any "environmental hazard" and of any release or threat of release of any "Hazardous Substance" as defined in sub-paragraph (xviii) of this Paragraph.

                The above conditions are hereinafter referred to as the
            "Conditions Precedent".

     (vi) That Seller has completed all the improvements to the infrastructure of Parque Escorial described in the plans and specifications prepared by Engineer Luis F. Franqui, dated March 1, 1994, as amended from time to time, made an exhibit hereto by reference only (hereinafter referred to as "Exhibit K") including but not limited to all the utilities needed to serve the Project. The improvements to the infrastructure of Parque Escorial described in Exhibit J hereto shall be collectively referred to herein as the "Infrastructure Improvements".

     (vii) That this Agreement and the documents to be executed by Seller pursuant to the terms thereof constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

    (viii) That all necessary actions have been taken by the Board of Directors of Seller to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

    (ix) That all information owned or available to Seller as of the date of this document or at any time, prior, during or after the construction of the Project such as plans, studies, soil test, deeds and government agencies' approval of any kind pertaining to the development of the Parcel or Parque Escorial shall be made available at no cost to Buyer for the purpose of designing the Project and seeking the necessary approvals from governmental agencies for the proposed development of the Project or for any other reasonable use.


    (x) That other than (a) the Restrictive Covenants (b) the Design Standards, (c) the Wal-Mart Use Restrictions, (d) the Use Restrictions and (e) those restrictions or conditions imposed by the government agencies as described in Exhibits E thru J or other restrictions or requirements typical of the development of a master planned community, there are no other restrictions regarding the use of the Parcel as the Site of the Project to be developed as intended in the Master Plan.

    (xi) That upon the sale of a parcel of land of 63 cuerdas to Wal-Mart Puerto Rico, Inc. ("Wal-Mart") on March 27, 1991, certain restrictions were imposed on the Main Farm but excluding the parcel acquired by Wal-Mart (herein referred to as the "Wal-Mart Use Restrictions"), which restrictions, as a result of subsequent amendments, the last one dated March 31, 1995, are now as follows:

            (a) Unless otherwise waived by Wal-Mart, no portion of Parque Escorial, including but not limited to the Parcel, shall be used for, nor shall there be permitted upon Parque Escorial the operation of

            1. Any type of department store, wholesale club or supermarket store; or

            2. Any other type of single retail store containing more than twenty five thousand (25,000) square feet of gross floor area.

     (xii) That Wal-Mart has secured zoning approval from the Planning Board of Puerto Rico for a 480,000 sq. ft. shopping center to be built on the parcel of 63 cuerdas in Parque Escorial sold to Wal-Mart, which approval is evidenced in Exhibits E thru J hereto, of which a first phase of approximately 260,000 sq. ft. is already built, and that Wal-Mart has indicated that it intends to solicit at least 120,000 sq. ft. more of commercial space at a later date for a total square footage of approximate1y 600,000 sq. ft.

     (xiii) That the parcel of land sold to Wal-Mart is not subject to the Restrictive Covenants or the Design Standards and is not obligated to become a member of the Parque Escorial Commercial Owners Association (hereinafter referred to as the "Association").

     (xiv) That Seller shall dedicate, in accordance with the various stages of development of Parque Escorial and as required by the pertinent governmental agencies, to the proper governmental agencies the avenues, utilities systems and community facilities that will be built by Seller in Parque Escorial, including the Commercial Zone, pursuant to the requirements of the Planning Board of Puerto Rico, as specified in the "Consulta de Ubicacion" and the "Desarrollo Preliminar".

     (xv) That Seller shall preserve and promote the concept of Parque Escorial as a master plan community as envisioned in the Master Plan.

     (xvi) That Seller shall release Buyer of any responsibility from the construction by Seller of the Infrastructure Improvements.

     (xvii) The Seller shall protect, indemnify and save harmless the Buyer from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the environmental condition of the Parcel as of the Time of Settlement, existence of any environmental hazard on the Parcel as of the Time of Settlement and any release or threat of release of any Hazardous Substance (as hereinafter defined) of any kind in, on, under or from the Parcel at any time resulting from a condition existing as of the Time of Settlement which may be imposed upon or incurred by or asserted against the Buyer by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof, (ii) any use, non-use or condition of the Parcel or any part thereof, or (iv) any necessity to defend any of the rights, title or interest conveyed to Buyer by virtue of the Deed of Sale. Any amounts payable to the Buyer under this paragraph which are not paid within thirty (30) days after written demand therefor by the Buyer shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three-hundred-sixty-day (360-day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Buyer by reason of any such occurrence, the Seller upon request by the Buyer, will at the Seller's expenses resist and defend such action, suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer. Notwithstanding anything to the contrary indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement. As used in this Agreement the term Hazardous Substance has the following meaning;
            (i) any "hazardous substance", "pollutant" or "contaminant" as said terms are defined in clauses fourteen (14) and thirty-three (33) of Section one hundred one (101) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) [Title Forty-Two
            (42) United States Code (U.S.C.) Section nine thousand six hundred one (9,601), clauses fourteen (14) and thirty-three (33), or Titel Forty (40) Code of Federal

             Regulations (C.F.R.) Part three hundred two (302), as said act and regulation may be amended from time to time; (ii) any "hazardous waste" as said term is defined in the Puerto Rico Environmental Quality Board Regulation for the Control of Hazardous and Non-Hazardous Solid Wastes, as said regulation may be amended from tine to tine; (iii) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous); (iv) any substance containing "petroleum", as that term is defined in Section nine thousand one
             (9001), clause eight (8) of the Resource Conservation and Recovery Act (RCRA), as amended [Title Forty-Two (42) U.S.C. Section six thousand nine hundred ninety-one (6,991), clause eight (8)], or Title Forty (4a) C.F.R. Part two hundred eighty point one (280.1), as said act and regulation may be amended from time to time; or (v) any other substance for which any governmental entity now or hereafter requires special handling in its collection, storage, treatment or disposal.

     (xviii) That Seller shall immediately notify Buyer of any actual or threatened condemnation or taking of the Parcel. Buyer shall have the right, in the event that subsequent to the effective date of this Agreement and prior to the Time of Settlement, all or part of the Parcel is subjected to a bona fide threat of condemnation by a body or entity, or is taken in the exercise of the power of eminent domain, or by way of sale in lieu thereof, by written notice to Seller, to elect to terminate this Agreement prior to the Time of Settlement, in which event both Buyer and Seller shall be released from any further liability hereunder and the Earnest Money will be returned to Buyer. If no such election is made by Buyer, this Agreement shall remain in full force and effect and the purchase and sale contemplated herein less any interest taken by condemnation or sale in lieu of condemnation shall be effected with no further adjustment and Seller shall, at the Time of Settlement, assign, transfer and set over to Buyer all Seller's rights, title and interest in and to any awards that have been or that may thereafter be made for such taking. Buyer may cancel this Agreement in the event of any damage to the land by earthquake or flood prior to the Time of Settlement and the Earnest Money will be returned to Buyer.

     (xix) That Seller hereby expressly agrees that it shall not sell in the future any other parcel of land within the West Service Center, as said term is identified in the Master Plan, for the construction and operation of a gas station, and upon the request by Buyer, Seller shall impose and record in the Registry of the Property any such use restrictions on the presently unsold parcels comprising the West Service center and shall diligently take all reasonable measures and efforts to maintain in force any such use restrictions.

     (xx) That the Parcel, as improved, is not located within the 100 year flood plain of the jurisdiction in which the Parcel is located.

     (xxi) That upon the sale of Parcel I-10W to Western Auto Supply Company on December 19, 1995 Seller agreed not to sell any other parcel of land in the West Service Center to any other entity engaged in the sale of auto parts, other than a full service gas station, and to that effect Seller is obligated to impose and record in the Registry of the Property any such use restrictions on any such parcels and shall diligently take all reasonable measures and efforts to maintain in force any such use restriction (herein referred to as the "Western Auto Restrictions."

        3.  Warranties and Representations of Buyer.
            ----------------------------------------
Buyer warrants and represents to Seller the following:

     (i) That Buyer hereby expressly acknowledges and accepts that other than the representations and warranties made herein by Seller no other such representations or warranties have been made or implied by Seller and agrees that the Parcel will be acquired by Buyer on an "as is where is" condition. It shall be Buyer's sole responsibility to satisfy itself, at its sole cost, expense and risk, as to all aspects regarding the physical condition or the Parcel and, accordingly, does herein specifically renounce and waive any and all rights, claims and/or causes of action against Seller as to the Parcel, forever releasing, relieving and holding harmless Seller from any and all liability or legal responsibility in connection therewith. Notwithstanding anything to the contrary herein, Seller shall not be released from its liability or legal responsibility for any representations made by Seller herein.

     (ii) That Buyer shall bear all the costs, expenses and risks related to any request filed by Buyer with any government agency for the approval of the Project provided that all the warranties and representations made herein by Seller remain valid.

     (iii) That Buyer shall not seek during the term acquisition of the Parcel any changes to the presently permitted uses or zoning of the Parcel other than those required for the development and operation of the Project. This restriction shall also apply to all the successors of Buyer in the ownership of the Parcel.

     (iv) That the Parcel constitutes an integral and important part of Parque Escorial and as such the Parcel shall always remain subject to and the Project shall be constructed pursuant to (a) the Restrictive Covenants, as amended from tine to time by the governing body of the Association, a non profit corporation organized under the laws of Puerto Rico by Seller as an association of all the owners of real property in the Commercial Zone in order to insure the orderly development of the Commercial Zone and to provide for the efficient preservation of the facilities and amenities to be constructed in the Commercial Zone, (b) the Design Standards, as amended from time to time by Seller or the Architectural Review Committee, (c) the Wal-Mart Use Restrictions,
             (d) the Western Auto Restrictions and (e) the Use Restrictions.

     (v) That the plans for the development of the Parcel and construction of the Project, as well as any changes made thereafter which may modify the character, layout, elevations or density of the Project or the use of the Parcel, shall be submitted by Buyer to the Architectural Review Committee for its review and approval prior to submitting them to the pertinent government agencies, which approval shall not be unreasonably withheld; it being understood that except for force majeure, the Architectural Review Committee shall provide Buyer with a written response not later than forty five (45) days after the submittal by Buyer.

     (vi) That Buyer agrees that its employees, agents, contractors and subcontractors will only utilize the access to the Parcel to be reasonably provided by Seller for the transportation of construction equipment, supplies and construction materials and that Buyer will reimburse Seller for the cost of any required repairs caused by those parties as a result of the unauthorized use of roads or other improvements within Parque Escorial.

     (vii) That Buyer shall hold Seller safe and harmless from any claim from third parties resulting from the construction by Buyer of the improvements comprising the Project.

     (viii) That Buyer shall hold Seller safe and harmless from any claim by third parties arising out of any breach by Buyer of the (a) the Design Standards, (b) Restrictive Covenants, (c) the Use Restrictions, (d) the Wal-Mart Use Restrictions, (e) the Western Auto Restrictions, (f) any other restriction or condition to which the Parcel is subject pursuant to the terms and conditions of this Agreement or, (g) any misrepresentations made by Buyer to any party.

     (ix) That Buyer acknowledges and accepts that Seller, as the master developer of Parque Escorial, holds the exclusive right to seek amendments to the Master Plan in the interest of the overall development of Parque Escorial provided that any such amendments shall not be in violation of the representations made by Seller herein.

     (x) That Buyer acknowledges and agrees that other than the soil compaction tests referred to in Paragraph 2 (v) hereof, it shall be the sole responsibility of Buyer to conduct the soil and sub-soil studies that are required for the development of the Project and Buyer hereby releases Seller from any condition regarding the soil or sub-soil of the Parcels that might surface after the Time of Settlement. Notwithstanding the above, Seller shall make available to Buyer, at Buyer's request, any other soil or sub-soil tests that Seller may have conducted on the Parcel; it being understood that the submittal by Seller of said reports to Buyer shall not impose any obligation or liability upon Seller and shall not amend or modify the obligations of Buyer hereunder.

     (xi) That Buyer acknowledges and agrees that the timely and orderly construction of the Project as an integral part of the the successful development of Parque Commercial Zone is of utmost importance to Escorial as a master plan community; therefore, Buyer or any of its successors in the ownership of the Parcel shall have until the 31st day of April 2002 to, force majeure excepted, in accordance with the Design Standards, commence construction of the Project on the Parcel (hereinafter referred to as the "Commencement of Construction Date") . In the event that Buyer or any of its successors in the ownership of the Parcel does not comply with the provisions of this Paragraph, Seller shall, upon the expiration of said term, have the first option to repurchase the Parcel at the Purchase Price; said option to be exercised by Seller within one hundred and twenty
             (120) days from the date of expiration of such term. For the purpose of this Paragraph, the Commencement of Construction Date shall refer to such date on which the Buyer has complied with all of the following:

                  (i) obtain the Construction Permit for the Project, as previously approved by the Architectural Review Committee;

                  (ii) a bonafide construction contract has been executed for the construction of the Project;

                  (iii) financing arrangements for the construction of the
             Project have been completed;

                  (iv)  earth movement over the Parcel has commenced.

     (xii) That this Agreement and the documents to be executed by Buyer pursuant to the terms thereof constitute the legal, valid and binding obligations of Buyer enforceable in accordance with its terms; and

     (xiii) That all necessary actions have been taken by the Board of Directors of Buyer to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

     (xiv) The Buyer shall protect, indemnify and save harmless the Seller from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the existence of any environmental hazard on the Parcel resulting from acts attributable to Buyer and any release or threat of release of any Hazardous Substance (as said term is defined in Paragraph 2 sub paragraph (xxi) hereof) of any kind in, on, under or from the Parcel at any time after the Time of Settlement resulting from acts attributable of Buyer whcih may be imposed upon or incurred by or asserted against the Seller by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof or, (ii) any use, non-use or condition of the Parcel or any part thereof. Any amounts payable to the Seller under this paragraph which are not paid within thirty
             (30) days after written demand therefor by the Seller shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three hundred sixty day (360 day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Seller by reason of any such occurrence, the Buyer upon request by the Seller, will at the Buyer's expense resist and defend such action, suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer. Notwithstanding anything to the contrary in this Agreement, the provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement.

     4.  Time for Settlement.  Execution under the terms of the Agreement for
         --------------------
sale by Seller and purchase by Buyer of the Parcel shall be made not later than December 15, 1997 (herein referred to as the "Time of Settlement") The settlement shall be at a place designated by Seller in San Juan, Puerto Rico.

     At the Time for Settlement, title to the Parcel shall be conveyed to Buyer by a public deed pursuant to the terms and conditions contained herein.

     (i) The payment by Buyer of the Purchase Price and any other amounts of money owed to Seller by Buyer under this Agreement shall be made at the Time of Settlement, in exchange for the delivery by the Seller to Buyer of the deed referred to in Paragraph 7 hereof (hereinafter referred to as the "Deed of Sale"), by means of a manager's check drawn on a banking institution doing business in Puerto Rico in the amount by which the Purchase Price and any such other amounts owed to Seller by Buyer under this Agreement exceed the Earnest Money.

     5.  Allocation of Certain Costs and Charges.  Seller shall pay the notarial
         ----------------------------------------
fees of the Deed of Sale and those incurred by Seller in the preparation of the Agreement and the Restrictive Covenants, and the internal revenue stamps of the original of the Deed of Sale. Buyer shall pay for the internal revenue stamps corresponding to the certified copies of the Deed of Sale and the stamps to be cancelled in the registration of said certified copies. Buyer shall be responsible for any premium to be paid on a title insurance policy solicited by Buyer. The Deed of Sale will be prepared by a Notary Public selected by eller and will be approved by Buyer as to form and substance. Seller shall be responsible for all the unpaid property taxes on the Parcel up to the tine of execution of the Deed of Sale and Buyer shall be responsible thereafter. Buyer will reimburse Seller for any portion of the property taxes paid in advance by Seller for the Parcel at the Time of Settlement.

     Seller and Buyer warrant and represent to each other that no broker has participated in the transaction contemplated under this Agreement or is interested hereby, through or on account of Seller or Buyer. Should any claim for commissions be made by any broker to Seller or Buyer on account of any acts of Seller or Buyer, Seller and Buyer will indemnify and hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including but not limited to, all legal expenses incurred by the party to this Agreement not responsible for any such fees.

     6.   Delivery of Possession.  Actual possession of the Parcel shall be
          -----------------------
delivered by Seller to Buyer at the Time of Settlement.

     7.   Deed to be Delivered by Seller at Settlement.  The conveyance of the
          ---------------------------------------------
Parcel under this Agreement shall be by deed (herein referred to as the "Deed of Sale"). Such deed shall be prepared by Notary Public selected by Seller and approved by Buyer as to form and substance.

     8.   Title Defects: Breach by Seller.  In the event that Seller cannot
          --------------------------------
transfer title to the Parcel to Buyer as represented in this Agreement for reasons attributable to Seller but excluding those acts to be performed by Buyer, Buyer shall have the right to either (i) demand the return of the Earnest Money whereby this Agreement shall be terminated and Seller and Buyer shall not have any further rights, claims, causes of action or obligations under this Agreement or (ii) demand specific performance from Seller under the provisions of this Agreement.

     9.   Default by Buyer.  Thirty (30) days after notice thereof has been
          -----------------
given to Buyer, the Seller, at its sole option, may terminate all of its obligations under this Agreement, without liability in the event of any of the following events:

          1) With respect to the Buyer or any assignee of the Agreement duly approved by Seller (hereinafter referred to as the "Assignee"), (i) the filing by or against it or any case or other proceedings for any relief pursuant to the bankruptcy or insolvency laws of the United States, of any State, of the United States Virgin Islands, or of the Commonwealth of Puerto Rico; (ii) the filing of an answer admitting insolvency or inability to pay debts as they became due;
          (iii) a material adverse change on any of the assumptions and representations under which Seller was induced to enter into this Agreement;

          2) If Buyer assigns this Agreement to another party without the expressed written consent of Seller, which consent shall not be unreasonably delayed or withheld.

          3) If Buyer or the Assignee shall default beyond any applicable grace period in the performance of any of the obligations and agreements on its part to be performed under this agreement.

             Notwithstanding the above, failure by Buyer to pay the Purchase Price and all other amounts owed to Seller hereunder in the manner and at the time provided in this Agreement shall not require thirty (30) days notice from Seller to become an event of default under this Agreement. Upon the occurrence of such event of default, Seller shall be entitled to exercise its rights under this Agreement immediately.

             In the event that Seller decides, at its sole option, to terminate its obligations under this Agreement upon the happening of any of the events of default described above, the Earnest Money shall be retained by Seller as additional consideration and liquidated damages for such breach, whereupon Buyer and Seller, and the Assignee, if any, shall be released and relieved from all liability towards each other and this Agreement, shall become null and void; it being understood that if Seller chooses to terminate its obligations under this Agreement on account of any of the defaults listed hereinbefore, the right to retain the Earnest Money, as compensation and liquidated damages, shall be the sole remedy available to Seller.

             In the event that Seller chooses not to terminate its obligations under this Agreement upon the occurrence of any of the events of default listed hereinbefore, Seller shall retain its right to demand specific performance under this Agreement and to seek legal and monetary remedies from Buyer and the Assignee, if any, in an amount equal to the sum of the Purchase Price and any monetary damages suffered by Seller, including but not limited to legal costs incurred by Seller.

     10.  Survival of Agreement.  Notwithstanding any presumption to the
          ----------------------
contrary, all agreements contained in this Agreement which by their nature impliedly or expressly involve performance at any particular time after the Tine of Settlement shall survive the Time of Settlement.

     11.  Seller not Bound.  The Seller is not liable in any manner by any oral
          -----------------
or written statements, representations, or other information pertaining to the Parcel by any broker, agent, employee, account, or any other person, whether or not associated with or employed by Seller, unless the same are specifically set forth herein.

     12.  Right of Access.  During the term of this Agreement, Buyer and his
          ----------------
authorized representatives 4hall be entitled to enter the Parcel for the purpose of inspecting the same, making appraisals and conducting engineering investigations. Buyer agrees to hold Seller safe and harmless from any claim or liability arising out of any injury to Buyer, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Seller harmless from any and all damages, losses, expenses1 claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Buyer's employees) resulting in any way from the acts to Buyer, his agents, or employees as herein provided. During all times that Buyer enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Buyer shall have and maintain, at his cost, public liability and property damage insurance in form and substance acceptable to Seller with a minimum, single, combined liability limit of $1,000,000.00 insuring Buyer and Buyer's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Buyer's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report; (ii) be issued as a primary policy; and (iii) contain endorsements naming Seller as additional insuree and requiring thirty days written notice from the insurance company to Seller and Buyer before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Seller prior to entry upon the Parcel.

     Likewise, Seller and its authorized representatives shall be entitled to enter the Parcel after its acquisition by Buyer for the purpose of conducting engineering investigations and completing the improvements to the Parcel or the Infrastructure Improvements that Seller is obligated to do pursuant to the terms and conditions of this Agreement. Seller agrees to hold Buyer safe and harmless from any claim or liability arising out of any injury to Seller, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Buyer harmless from any and all damages, losses, expenses, claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Seller's employees) resulting in any way from the acts to Seller, his agents, or employees as herein provided. During all times that Seller enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Seller shall have and maintain, at his cost, public liability and property damage insurance in form and substance acceptable to Buyer with a minimum, single, combined liability limit of $1,000,000.00 insuring Seller and Seller's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Seller's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report;
(ii) be issued as a primary policy; and (iii) contain endorsements naming Buyer as additional insuree and requiring thirty days written notice from the insurance company to Buyer and Seller before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Buyer prior to entry upon the Parcel.

     13. Time to be of Essence.  It is distinctly understood and agreed that
         ----------------------
time wherever specified in this Agreement is made and declared to be of the essence thereof.

     14. Notices.  Any notice required or permitted to be given under this
         --------
Agreement must be in writing and sent by certified or registered mail, return receipt requested, to the respective addresses of the parties stated at the outset of this Agreement or to such other single address as either party nay designate from time to time with the terms of this Paragraph In the case of Seller, all notices shall be addressed to Mr. Francisco Arrivi, Senior Vice President - 650 Munoz Rivera Avenue, Doral Building, Suite 700, Hato Rey, P. R. 00918 with a copy to Mr. Carlos R. Rodriguez, Vice President at the same address. In case of Buyer, all notices shall be addressed to Mr. Eduardo Montano,

President, Montano Corp., 65th Infantry Avenue, Km. 5.4, Rio Piedras, Puerto Rico 00929, with a copy to Mr. Jesus Montano at the same address.

     15. Construction.  This Agreement shall be construed in accordance with and
         -------------
governed by the laws of the Commonwealth of Puerto Rico and Seller and Buyer and their assignees hereby submit themselves to the exclusive jurisdiction of the San Juan Section of the Superior Court of Puerto Rico for any and all controversies that may arise thereunder.

     16. Miscellaneous.  Each of the parties acknowledges that it has not relied
         --------------
on any agreements or commitments by the other party or any of their affiliates with respect to the subject matter hereof except the agreements and commitments specifically set forth herein. This Agreement supersedes and nullifies all prior agreements and sets forth the entire understanding of the parties with respect to the Parcel. The provisions of this Agreement may not be waived, extended or modified by subsequent conduct, correspondence or otherwise. Each of the parties agrees that it or he shall not obtain, seek to obtain, or rely on any waiver extension, modification, or approval unless the waiver, extension, modification or approval is evidenced in writing, and (b) is specifically approved in writing by the Seller or by Buyer. No delay or failure of the Seller in exercising any right or privilege hereunder shall affect such right or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right or privilege preclude any further exercise thereof or of any other right or privilege. Any waiver, extension, modification or approval related to this Agreement shall be effective only to the extent and subject to the terms and conditions in writing evidencing the same. Any waiver, extension, modification or approval may be made subject to additional terms and conditions from time to time after it is given or agreed to by the party giving or agreeing to it, whether or not such waiver, extension, modification or approval has been relied on in the meantime by the other party.

Approval by Seller on any matter for which approval is required shall not be unreasonably withheld. Whenever any reference is made in this Agreement to an event of default, other than the event of default caused by Buyer's failure to pay the Purchase Price and any other amounts of money owed to Seller hereunder in the manner provided in this Agreement, it shall be understood that no such event of default has occurred until thirty (30) days have lapsed since notice thereof has been given to Buyer provided therein.

     IN WITNESS WHEREOF, the parties have executed this agreement by their respective duly authorized officers on the day and year first above written.

SELLER:                                 BUYER:    MONTANO CORP.

LAND DEVELOPMENT ASSOCIATES S.E.
 a Puerto Rico special partnership

By:  INTERSTAE GENERAL PROPERTIES       By:   /s/
     LIMITED PARTNERSHIP, S.E., a             ------------------------
     Maryland limited partnership,      Title:    President
     its managing partner                     _______________________

By:  INTERSTATE GENERAL COMPANY,
     L.P., a Delaware limited
     partnership, a general partner

By:  INTERSTATE GENERAL MANAGEMENT
     CORPORATION, a Delaware corporation,
     its managing general partner

By:   /s/ Francisco Arrivi Cros
      ----------------------------------
          Francisco Arrivi Cros
Title:    Senior Vice President
      ----------------------------------

                             AGREEMENT OF SALE

     THIS AGREEMENT, made and entered into this 16th day of April 1997 made by and between LAND DEVELOPMENT ASSOCIATES S.E., a Puerto Rico limited partnership, having an office at the Doral Building, Suite 700, 650 Mufioz Rivera Avenue1 Hato Rey, Puerto Rico (hereinafter referred to as the "Seller",) and J.A.K. Partnership S.E., having an office at ESJ Towers, Isla Verde Road, Carolina, Puerto Rico 00979 hereinafter referred to as the Buyer).

                           PRELIMINARY STATEMENT
                           ---------------------

     WHEREAS Seller owns one (1) parcel of land of approximately 29,730.09 square meters (7.56 cuerdas) and in the San Anton Ward of Carolina, Puerto Rico, which parcel of land is identified as Parcel II-8, in a survey prepared by Engineer Luis F. Franqui on January 24, 1997, copy of which is attached hereto as Exhibit A, (hereinafter referred to as the ("Parcel").

     WHEREAS the Parcel is an integral and important part of Parque Escorial, a master planned residential, commercial and light industrial community (hereinafter referred to as "Pargue Escorial") being developed by Seller in a parcel of land of approximately 439 cuerdas located in the municipalities of San Juan and Carolina, Puerto Rico (hereinafter referred to as "Main Farm"), best described in the attached copy of the Parque Escorial master plan (the "Master Plan"), which is made Exhibit B hereto, and as such, the Parcel shall, at the Time of Settlement, as said term is defined hereinafter, be subject to (i) certain restrictive covenants pursuant to a Deed of Declaration of Covenants, Conditions and Restrictions and Establishment of Parque Escorial Homeowners Association (hereinafter referred to as the "Restrictive Covenants), a draft of which is attached hereto as Exhibit C, (ii) the design standards for Parque Escorial (hereinafter referred to as the "Design Standards"), attached hereto as Exhibit D, (iii) certain use restrictions best described in Paragraph 2 (xiii) of this Agreement hereinafter referred to as the Wal-Mart Use Restrictions) and (iv) other use restrictions best described in Paragraph 2 (i) (hereinafter referred to as the "Use Restrictions").

     WHEREAS, the Parcel is one (1) of approximately nine (9) parcels of land of various sizes comprising Phase II, as said term is defined in the Master Plan and the Design Standards, (hereinafter referred to as "Phase II"), on which approximately one thousand eighty one (1,081) residential units are planned to be constructed in accordance with the provisions of the Restrictive Covenants, the Design Standards, and any other restriction specified in this Agreement, and subject to the approval of Seller and the Architectural Review Committee, as said term is defined in the Restrictive Covenants (hereinafter referred to as the "Architectural Review Committee")

     WHEREAS, Phase II is one of several phases in which Seller plans to develop the areas designated for residential use in the Master Plan, (hereinafter referred to as the "Residential Zone").

     WHEREAS, pursuant to the Master Plan and unless otherwise approved by Seller, the Parcel can only be used for the development of one (1) residential project totalling not more than one hundred eighty (150) three bedroom units, or its equivalency in units with less or more bedrooms as determined by Seller in accordance with the standards of the Planning Board of Puerto Rico, to be designed and built in accordance with the Restrictive Covenants, the Design Standards and subject to the approval of the Architectural Review Committee, (hereinafter referred to as the "Project").

     WHEREAS, Seller has agreed to sell and Buyer agrees to purchase the Parcel under the terms and conditions hereinafter set forth, together with all rights, titles, improvements and any and all things appertaining thereto and or forming part thereof.

     WHEREAS, subject to the provisions hereof, this agreement shall, upon the placing by Buyer of the full amount of the Earnest Money, as said term is defined hereinafter, be a binding Agreement of Sale (liereinafter referred to as the "Agreement"), enforceable at law or in equity for the sale by Seller and purchase by Buyer of the Parcel at the Purchase Price provided in Paragraph 1 hereof, upon the terms and conditions contained herein.

     WHEREAS, it is the expressed intention of the parties that this Agreement is solely for the benefit of the parties hereto and shall give rise to no rights to any other party, and under no circumstances shall Buyer transfer or assign this Agreement to another party except with the written consent of the Seller, provided, however, that if such transfer or assignment shall be to a party related to Buyer through common ownership and that reasonable evidence of such relationship is provided by Buyer to Seller to the effect that such transfer or assignment in no way alters the intent, terms, conditions and guarantees of this Agreement, Seller shall not unduly withhold its consent to the assignment. Any such assignment or transfer will not release Buyer from the obligations and responsibilities assumed under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

     1.  Purchase Price; Reimbursement of Impact Fees.  Subject to the
         ---------------------------------------------
provisions of Paragraphs 4 thru 11 hereof, the Purchase Price of the Parcel shall be equal to the sum of the (i) Three Million Two Hundred Seventeen Thousand Five Hundred Dollars ($3,217,500), and (ii) the amount obtained by multiplying Nineteen Thousand Dollars ($19,000) times the number of three (3) bedroom units, or its equivalency in units with less or more bedrooms, to be built by Buyer on the Parcel that exceeds one hundred sixty five (165) units and shall be payable as follows:

     (i) One Hundred Thousand Dollars ($100,000) as a good faith deposit (hereinafter referred to as the "Earnest Money"), upon the execution of this Agreement, the receipt and adequacy of which is hereby acknowledged;

     (ii) A certified or bank manager's check from a banking institution to be delivered to Seller at the Time of

     Settlement in the amount by which the Purchase Price, as determined pursuant to the provisions of this Paragraph, exceeds the Earnest Money.

          The obligation of Buyer to pay (i) Seller Nineteen Thousand Five Bundred Dollars ($19,500) for each of the first one hundred sixty five
     (165) three (3) bedroom unit, or its equivalency in units with more or less bedrooms, and (ii) Nineteen Thousand Dollars ($19,000) for each of any three (3) bedroom units, or its equivalency in units with less or more bedrooms, in excess of one hundred sixty five (165) shall survive the Time of Settlement, it being understood that in order to calculate the Purchase Price any unit which is deemed to be convertible to a unit with additional bedrooms shall be considered as a unit having the maximum number of bedrooms that it could be converted into.

          In addition to the Purchase Price, upon the obtainment of the Use Permits for the units, Buyer shall pay Seller, an amount equal to Five Hundred and Twenty Dollars ($520.00) multiplied by the number of three (3) bedroom units, or its equivalency in units with less or more bedrooms, in the Project as a reimbursement of advances made by Seller on the $1,000 per unit impact fee charged by the Puerto Rico Aqueduct and Sewer Authority ("PRASA") on each three (3) bedroom unit, or its equivalency in units with less or more bedrooms, built at Parque Escorial pursuant to an agreement entered into by Seller and PRASA on May 27, 1994, by means of which (i) PRASA endorsed Parque Escorial and (ii) established the obligations of each developer of commercial and residential land in Parque Escorial towards PRASA including, but not limited to, the payment of tap-in fees for the connection of the water and sewer systems and an impact fee of $1,000 per each three (3) bedroom unit, a copy of which is attached hereto as Exhibit
     E. The remaining portion of the impact fee, that is, $480.00 per each three
     (3) bedroom unit, is to be paid by Buyer to PRASA upon the procurement of the Use Permits for the units comprising the Project.

     2.  Warranties and Representations of Seller.  Seller warrants and
         -----------------------------------------
represents to Buyer the following:

     (i) That Seller is, and on the Time of Settlement will be, the lawful owner of the Parcel to be sold and delivered by it hereunder and has full right and authority to sell and deliver the same in accordance with this Agreement Upon the delivery of the Parcel to Buyer pursuant to the provisions of this Agreement, Seller will convey and transfer to Buyer by Public Deed a valid, fee simple (pleno dominio) insurable and recordable title to the Parcel, free and clear of all mortgage liens and of any encumbrances and other charges or restrictions which presently affect the Parcel, subject only to those matters set forth herein including but not limited to the (a) the Restrictive Covenants; (b) the Design Standards;
              (c) the Wal-Mart Use Restrictions; (d) the requirements of PRASA as defined in Exhibit E hereto; (e) the requirements of the Highway Authority of Puerto Rico, as defined in Exhibit F hereto including an impact fee in the amount of $1,000 per each three (3) bedroom unit payable upon the procurement of the Use Permit for the units; (f) a covenant in the deed of sale providing that the Parcel can only be developed for residential purposes and that unless otherwise approved by Seller, the density of development on the Parcel may not exceed one hundred eighty (180) three bedroom units, and that the design and construction of the Project have to be in conformity with the Restrictive Covenants, the Design Standards, as determined by the Architectural Review Committee, (herein referred to as the "Use Restrictions"); and (g) to those normal and ordinary liens, encumbrances and easements required by governmental authorities for public services and which a search at the Registry of the Property would reveal hereto;

     (ii) That Seller shall not take any action during the term of this Agreement which would impair title to the Parcel or further encumber the Parcel, except for (a) the mortgage liens securing financing arrangements required by Seller for the development of Parque Escorial, from which the Parcel will be released upon its acquisition by Buyer, (b) encumbrances and easements required by the governmental authorities for the furnishing of public services, (c) the Restrictive Covenants (d) the Design Standards
              (e) the Wal-Mart Use Restrictions and (f) the Use Restrictions.

     (iii) That Seller shall not willfully take any which would impair the physical condition of the Parcel during the term of this Agreement;

     (iv) That Seller has not made and does not make any reprosentations or warranties whatsoever concerning the physical condition of the Parcel, accesses, zoning, soil or subsoil condition, availability of utilities, construction or use permits, or any other permits issued by the government agencies affecting or related to or necessary for the development or use of the Parcel or any other matter or thing affecting or related to the Parcel or the Project, other than those specifically referred to in (a) this Agreement, (b) the Master Plan, (c) the "Consulta de Ubicacion" for Parque Escorial issued by the Planning Board of Puerto Rico dated October 27, 1992, as amended on December 23, 1994, copies of which are attached hereto as Exhibits G and H (hereinafter referred to as the "Consulta de Ubicacion") and (d) the "Desarrollo Preliminar" of Parque Escorial approved by the Administracion de Reglamentos y Permisos of Puerto Rico ("ARPE") on October 6, 1995, as amended on August 25, 1993 and October 6, 1995 copies of which are attached hereto as Exhibit I, 1(a) and I
              (b) , (hereinafter referred to as the "Desarrollo Preliminar") (e) an agreement between Seller and PRASA, a copy of which is attached hereto as Exhibit E, (f) the agreement entered into by Seller and the Puerto Rico Highway Authority dated November 22, 1991, as ratified on Auyust 22, 1994, which states among other things, that each developer of residential units in Parque Escorial has to pay a $1,000 impact fee to the Highway Authority for each three (3) bedroom unit to be developed, including those to be developed in the Parcel, a copy of which is attached hereto as Exhibit F, (g) the Wal-Mart Use Restrictions, (h) the Use Restrictions and (i) the warranties and representations made herein by Seller regarding the Infrastructure Improvements, as said term is defined in Paragraph 2 (vi) hereof, the Phase II Infrastructure Improvements, as said term is defined in Paragraph 2 (vii), and that the Parcels are presently approved for "high medium density" residential use under the parameters of a R-3 zoning.

     (iv) That Seller shall provide Buyer at least thirty (30) calendar days before the Time of Settlement with (i) a written report prepared by a qualified geotechnical engineer to the effect that the compaction of the fill material placed on the Parcel by Seller is in accordance with ASTM-D 2922 standard test methods for density of soil and soil aggregate in place by nuclear methods (shallow depth) to no less than ninety five percent (95%) of the maximum dry density as defined in ASTM-D698 standard test methods for moisture density relations of soils and soil aggregate mixtures using 5.5 pound rammer and 12 inch drop ("standard proctor tests"); (ii) a certification by a licensed civil engineer or surveyor to the effect that the rough grading, as said term is known in the land development industry, of the Parcel at the Time of Settlement is the one specified in the grading plan of the Parcel that is part of Exhibit N hereof, as said exhibit is identified in Paragraph 2
              (vii) hereof; and (iii) a certification from Seller to the effect that the Parcel, including the access to the Parcel to be provided by Seller for the transportation of materials and construction equipment to be used in the construction of the Project, shall be in such physical condition at the Time of Settlement that Buyer shall be able to commence the development of the Project immediately thereafter.

                  The above conditions are hereinafter referred to as the
              "Conditions Precedent".

     (vi) That prior to (i) the date in which the Project has been issued a Use Permit by the regulatory governmental agencies or (ii) the date in which such Use Permit could been reasonably expected to have been issued had the work specified hereinafter had been completed on a timely and satisfactory manner, absent any acts of God or force majeure, Seller shall have substantially completed
              (a) all the improvements to the 65th Infantry Avenue described in the plans and specifications prepared by Engineer Lois F. Franqui, dated February 11, 1994, as amended from time to time, made an exhibit hereto by reference only (hereinafter referred to as "Exhibit J") which plans and specifications constitute the object of a construction contract awarded to Rexach Construction Company on October 21, 1994 made an exhibit hereto by reference only (hereinafter referred to as Exhibit K), (b) all the improvements to the infrastructure of Parque Escorial described in the plans and specifications prepared by Engineer Luis F. Franqul, dated March 1, 1994, as amended from time to time, made an exhibit hereto by reference only (hereinafter referred to as "Exhibit L"), which plans and specifications constitute the object of a construction contract awarded to Rexach Construction Company on October 21, 1994, made Exhibit M hereto by reference only. The improvements to the 65th Infantry Avenue described in Exhibit J hereto and the improvements to the infrastructure of Parque Escorial described in Exhibit L hereto shall be collectively referred to herein as the "Infrastructure Improvements".

     (vii) That prior to the date in which the Project has been issued a Use Permit by the pertinent regulatory governmental agencies or the date in which such Use Permit could had been reasonably expected to have been issued had the work described hereinafter been completed on a timely and satisfactory manner, absent any act of God or force majeure, Seller shall have completed (a) those improvements to Phase II shown in the plans and specifications prepared by Engineer Lois F. Franqui, dated May 24, 1995, as amended from time to time, made Exhibit N hereto by reference only, which are the object of a construction contract awarded to Constructora Santiago, Inc., on August 24, 1995, made an exhibit hereto by reference only (hereinafter referred to as Exhibit 0), and (b) the improvements described hereinafter, none of which is part of the work contemplated under Exhibits J, L, N and 0:

              1) Cyclone wire fence along the exterior perimeter of Phase II and a concrete fence along the north boundary of the Residential Zone to be built in stages. The first stage will run from the east boundary of Parcel 11-10 to the east section of the Great Lawn Park, as said area is identified in the Master Plan.

              2) Gate and guard house at the East entrance of Boulevard Media Luna, as said road is identified in the Master Plan.

              3) Extension of Avenida Sur, as said road is identified in the Master Plan, from the east entrance of the Residential Zone to the site of the Carolina Regional College of the University of Puerto Rico.

              4) Landscaping of Avenida Este, as said road is identified in the Master Plan.

              5)  Off site electrical work required to service Phase II.

                  Those improvements described in Exhibit N, which are part of the construction contract referred to herein as Exhibit 0 and the improvements listed herein under Paragraph 2 (vii) (b) hereof are referred to herein as the "Phase II Infrastructure Improvements".

     (viii) That Seller shall have available for inspection by Buyer at all times at its offices copies of Exhibits J, K, L, M, N and 0.

     (ix) That this Agreement and the documents to be executed by Seller pursuant to the terms thereof constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     (x) That all necessary actions have been taken by the Board of Directors of Seller to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

     (xi) That all information owned or available to Seller as of the date of this document or at any time, prior, during or after the construction of the Project such as plans, studies and government agencies approvals of any kind pertaining to the development of the Parcel or Parque Escorial shall be made available at no cost to Buyer for the purpose of designing the Project and seeking the necessary approvals from governmental agencies for the proposed development of the Project or for any other reasonable use.

     (xii) That other than (a) the Restrictive Covenants (b) the Design Standards, (c) the Wal-Mart Use Restrictions, (d) the Use Restrictions and (e) those restrictions or conditions imposed by the government agencies as in Exhibits E thru I or other restrictions or requirements typical of the development of a master planned community, there are no other restrictions regarding the use of the Parcel as the site of the Project to be developed as intended in the Master Plan.

     (xiii) That upon the sale of a parcel of land of 63 cuerdas to Wal-Mart Puerto Rico, Inc. ("Wal-Mart") on March 27, 1991, certain restrictions were imposed on the Main Farm but excluding the parcel acquired by WalMart (herein referred to as the "Wal-Mart Use Restrictions") which restrictions, as a result of subsequent amendments, are now as follows:
              (a) Unless otherwise waived by Wal-Mart, no portion of Parque Escorial, including but not limited to, the Parcel, shall be used for, nor shall there be permitted upon Parque Escorial the operation of: (i) any type of department store, wholesale club or supermarket store; or (ii) any other type of single retail store containing more than twenty five thousand (25,000) square feet of gross floor area.

     (xiv) That Wal-Mart has secured zoning approval from the Planning Board of Puerto Rico for a 480,000 sq. ft. shopping center to be built on the parcel of 63 cuerdas in Parque Escorial sold to Wal-Mart, which approval is evidenced in Exhibits N and H hereto, of which a first phase of approximately 260,000 sq. ft. was opened to the public in 1995, and that Wal-Mart intends to solicit approximately 120,000 sq. ft. more of commercial space at a later date for a total square footage of approximately 600,000 sq.ft. Seller approved the construction of said shopping center subject to the terms and conditions contained in an agreement entered into by Seller and Wal-Mart on March 27, 1991, as subsequently amended, a copy of which is available for review by Buyer at the offices of Seller.

     (xv) That Seller shall dedicate, in accordance with the various stages of development of Parque Escorial and as required by the pertinent governmental agencies, to the proper governmental agencies the main avenues, recreational areas and community facilities that will be built by Seller in Parque Escorial, including Phase II, pursuant to the requirements of the Planning Board of Puerto Rico, as specified in the "Consulta de Ubicacion" and the "Desarrollo Preliminar".

     (xvi) That Seller shall construct, in phases and as required by the Planning Board of Puerto Rico during the various stages of development of Parque Escorial, the main recreational area of Parque Escorial, identified in the Master Plan as the "Great Lawn Park", and the community facilities identified as such in the Master Plan, required under the "Consulta de Ubicacion" and the "Desarrollo Preliminar" for Phase II.

     (xvii) That Seller shall provide an adequate area within Parque Escorial for the location by Buyer, subject to the approval of the Architectural Review Committee, of a temporary structure to be used as the sales office for the Project, the construction and operating costs of which shall be for the sole account of Buyer. Said temporary structure shall be removed immediately after it has served the purpose for what it was erected.

     (xviii) That Seller shall preserve the concept of Parque Escorial as a master planned community as envisioned in the Master Plan.

     (xix) That unless otherwise permitted hereunder, Seller shall release Buyer from any responsibility for the construction by Seller of the Infrastructure Improvements, and Phase II Infrastructure Improvements.

     (xx) That other than those parcels already sold in 1996 comprising 516 three (3) bedroom units, and those to be sold on or before December 30, 1997 comprising 565 three (3) bedroom units, Seller shall not sell on or before December 15, 1998 additional parcels of land within the Residential Zone or its equivalency in units with less or more bedrooms. Notwithstanding the above, upon the occurrence of any of the events listed hereinafter Seller shall be entitled to sell other parcels of land within the Residential Zone and permit the commencement of construction of residential units thereon as long as the total number of units so approved by

              Seller to commence construction prior to the 1st day of December 1998 on any such parcel(s) shall not exceed the same number of units previously approved for any parcel(s) whose buyer(s) fail(s) to comply with the following conditions:

              (A) A buyer of any of the parcels of land within the Residential Zone on which Seller has initially agreed to the commencement of construction of the first five hundred and sixteen (516) residential units or the second five hundred sixty five (565) units fails, for reasons not attributable to Seller, to acquire any such parcels of land within four (4) months from the expiration of the term provided under their respective agreements of sale including this Agreement;

              (B) After acquiring any of such parcel(s) of land its buyer(s) fail(s), for reasons not attributable to Seller, to commence the construction of the units to be erected upon any such parcel before the 15th day of December 1998, or

              (C) After commencing construction of the residential units to be erected on any such parcels of land, construction work is stopped for a period of more than four (4) months for reasons not attributable to Seller or acts of God or force majeure.

                  Furthermore, Seller shall be entitled to sell at any time
              prior to December 15, 1998 additional parcels of land within the Residential Zone, including Phase II, that upon their development would exceed one thousand eighty one (1,081) residential units, provided that the respective agreements of sale and the deeds of sale shall specifically restrict the commencement of construction of the residential units to be erected thereon to a date which will not be in violation of the warranties and representations made by Seller herein.

     (xxi) The Seller shall protect, indemnify and save harmless the Buyer from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the environmental condition of the Parcel as of the Time of Settlement, existence of any environmental hazard on the Parcel as of the Time of Settlement and any release or threat of release of any Hazardous Substance (as hereinafter defined) of any kind in, on, under or from the Parcel at any time resulting from a condition existing as of the Time of Settlement which may be imposed upon or incurred by or asserted against the Buyer by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof, (ii) any use, non-use or condition of the Parcel or any part thereof, or (iv) any necessity to defend any of the rights, title or interest conveyed to Buyer by virtue of the Deed of Sale. Any amounts payable to the Buyer under this paragraph which are not paid within thirty (30) days after written demand therefor by the Buyer shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three-hundred-sixty-day (360-day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Buyer by reason of any such occurrence, the Seller, upon request by the Buyer, will at the Seller's expenses resist and defend such action, suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer.

              Notwithstanding anything to the contrary in this Agreement, the provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement. As used in this Agreement the term Hazardous Substance has the following meaning; (i) any "hazardous substance", "pollutant" or "contaminant" as said terms are defined in clauses fourteen (14) and thirty-three (33) of Section one hundred one (101) of the Comprehensive Environmental Response, Compensation and Liability Act (CEECLA) [Title Forty-Two (42) United States Code (U.S.C.) Section nine thousand six hundred one (9,601), clauses fourteen (14) and thirty-three (33)], or Title Forty (40) Code of Federal Regulations (C.F.R.) Part three hundred two (302), as said act and regulation may be amended prior to the Time of Settlement; (ii) any "hazardous waste" as said term is defined as of the Time of Settlement in the Puerto Rico Environmental Quality Board Regulation for the Control of Hazardous and Non-Hazardous Solid Wastes; (iii) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous); (iv) any substance containing "petroleum", as that term is defined as of the Time of Settlement, in Section nine thousand one (9001), clause eight (8) of the Resource Conservation and Recovery Act (RCRA), [Title Forty-Two (42) U.S.C Section six thousand nine hundred ninety-one (6,991), clause eight (8)], or Title Forty (40) C.F.R. Part two hundred eighty point one (280.1); or (v) any other substance for which any governmental entity shall be entitled, pursuant to all presently existing rules, regulations and laws, require special handling in its collection, storage, treatment or disposal.

     3.  Warranties and Representations of Buyer.  Buyer warrants and represents
         ----------------------------------------
to Seller the following:

     (i) That Buyer hereby expressly acknowledges and accepts that no other such representations or warranties have been made or implied and agrees that other than the (a) Infrastructure Improvements, as they relate to the Parcel, to be completed by Seller, (b) the Phase II Infrastructure Improvements to be completed by Seller, and (c) the representations and warranties made herein by Seller, the Parcel will be acquired by Buyer on an "as is where is" condition. It shall be Buyer's sole responsibility to satisfy itself, at its sole cost, expense and risk, as to all aspects regarding the physical condition of the Parcels and, accordingly, does herein specifically renounce and waive any Seller as to the Parcel, and all rights, claims and/or causes of forever releasing, relieving and holding from any and all liability responsibility in connection therewith. Notwithstanding anything to the contrary herein, Seller shall not be released from its liability or legal responsibility for any representations made by Seller herein.

     (ii) That Buyer shall bear all the costs, expenses and risks related to any request filed by Buyer with any government agency for the approval of the Project provided that all the warranties and representations made herein by Seller remain valid.

     (iii) That Buyer shall not seek during the term of this Agreement or at any time after its acquisition of the Parcel any changes to the presently permitted density, uses or zoning of the Parcel. This restriction shall also apply to all the successors of Buyer in the ownership of the Parcel.

     (iv) That the Parcel constitutes an integral and important part of Parque Escorial and as such the Parcel shall always remain subject to and the Project shall be constructed pursuant to (a) the Restrictive Covenants, as amended from time to time by the governing body of the Parque Escorial Residential Owners Association, a non profit corporation to be organized under the laws of Puerto Rico by Seller as an association of all the owners of real property in the residential area of Parque Escorial in order to insure the orderly development of the Residential Zone and to provide for the efficient preservation of the facilities and dmenities to be constructed in the

              Residential Zone (hereinafter referred to as the "Association"),
              (b) the Design Standards, as amended from time to time by Seller or the Architectural Review Committee, (c) the Wal-Mart Restrictions and (d) the Use Restrictions.

     (v) That the plans for the development of the Parcel and construction of the Project, as well as any changes made thereafter which may modify the character, layout, elevations or density of the Project, shall be submitted by Buyer to the Architectural Review Committee for its approval prior to submitting them to the pertinent government agencies.

     (vi) That the average sales price of the three (3) bedroom units comprising the Project shall not be less than One Hundred Seventeen Thousand Dollars ($117,000).

     (vii) That Buyer agrees that its employees, agents, contractors and sub-contractors will only utilize the access to the Parcel to be provided by Seller for the transportation of construction equipment, supplies and construction materials and that Buyer will reimburse Seller for any damages caused by those parties from the unauthorized use of roads or other improvements within Parque Escorial.

     (viii) That Buyer shall impose upon the Parcel its own restrictive covenants to be administered by a homeowner association composed of all the owners of units in the Project which shall be responsible, among other things, for the collection of the fees to be paid to the Association, as provided in the Restrictive Covenants, for the services rendered by the Association to the Residential Zone, including but not limited to the maintenance of the recreational areas, the fences, the green areas, and the roads, the security of the Residential Zone and any other services that the Association deems fit to render pursuant to provisions of its Certificate of Incorporation and By-Laws.

     (ix) That Buyer shall pay one hundred percent (100%) of the cost of the fence to be built on the boundary line of the Parcel with Bulevar Media Luna and Bulevar Del Parque, as said roads are identified in the Master Plan.

     (x) That Buyer shall hold Seller safe and harmless from any claim from third parties resulting from the construction by Buyer and its agents of the improvements and residential units comprising the Project including but not limited to those claims arising from accidents or damages caused by Buyer or its agents outside of the Parcel.

     (xi) That Buyer shall hold Seller safe and harmless from any claim by third parties arising out of any breach by Buyer of the (a) the Design Standards, (b) Restrictive Covenants, (c) the Use Restrictions, (d) any other restriction or condition to which the Parcel is subject pursuant to the terms and conditions of this Agreement or, (e) any misrepresentations made by

              Buyer to any party.

     (xii) That Buyer shall submit to Seller, for Seller's approval, a copy of the form of option agreement or agreement of sale to be executed between Seller and the buyers of units within the Project and shall not enter into any such option agreement or agreement of sale with any such buyers until such time as Seller has issued its approval, which approval Seller shall not unreasonably deny.

     (xiii) That Buyer acknowledges and accepts that Seller, as the master developer of Parque Escorial, holds the exclusive right to seek and make amendments to the Master Plan in the best interest of the overall development of Parque Escorial, as provided that any such amendments shall not be in violation of the representations made by Seller herein.

     (xiv) That Buyer acknowledges and agrees that other than the soil compaction tests referred to in Paragraph 2 (iv) hereof and those representations and warranties made by Seller as to environmental matters and Hazardous Substances, as stated in Paragraph 2 sub~paragraph (xxi) hereof, it shall be the sole responsibility of Buyer to conduct its own soil and sub-soil studies on the Parcel prior to the execution of this Agreement or at any time during the term of this Agreement and Buyer hereby releases Seller from any condition regarding the soil or sub-soil of the Parcel that might surface prior to the execution of this Agreement, during the term of the Agreement, or after the Time of Settlement. Notwithstanding the above, Seller shall make available to Buyer, at Buyer's request, any other soil or sub-soil tests that Seller may have conducted on the Parcel; it being understood that the submittal by Seller of said reports to Buyer shall not impose any obligation or liability upon Seller and shall not amend or modify the obligations of Buyer hereunder.

     (xv) That Buyer acknowledges and agrees that the timely and orderly construction of the Project as an integral part of the Residential Zone is of utmost importance to the successful development of Parque Escorial as a master planned community; therefore, Buyer or any of its successors In the ownership of the Parcel shall have until the later of (i) the 31st day of December 1998 or (ii) twelve (12) months after the Time of Settlement should the Time of Settlement take place after the 31st day of March 1998 for reasons attributable only to Seller, (hereinafter referred to as the "Commencement of Construction Date"), to, in accordance with the Design Standards, commence construction of the Project on the Parcel. In the event that the Commencement Date does not occur within the term specified hereinbefore in this Paragraph, for reasons not attributable to Seller or acts of God or force majeure.

              Seller shall have, upon the expiration of said term and without the need of executing any other document, a valid and binding first option to repurchase the Parcel at the Purchase Price, as defined hereinbefore; said option to be exercised by Seller within one hundred and twenty (120) days from the date of expiration of such term. Failure by Seller to exercise said option as provided hereinbefore shall render said option null and void whereby Buyer shall have no further obligation to sell the Parcel to Seller. For the purpose of this Paragraph, the Commencement of Construction Date shall refer to such date on which the Buyer has complied with all of the following:

                   (a) the Construction Permit for the Project, as previously approved by the Architectural Review Committee, has been obtained;

                   (b) a bonafide construction contract has been executed for the construction of the Project;

                   (c) a financing agreement for the construction of the Project has been executed;

                   (d)  earth movement over the Parcel has commenced.

     (xvi) The Buyer shall protect, indemnify and save harmless the Seller from and against all llabilirlos, obligations, damages, penalties, claims, causes of action, rests, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the existence of any environmental condition on the Parcel resulting from acts attributable to Buyer and any release or threat of release of any Hazardous Substance (as said term is defined in Paragraph 2 sub paragraph (xxi) hereof) of any kind in, on, under or from the Parcel at any time after the Time of Settlement resulting from acts attributable of Buyer which may be imposed upon or incurred by or asserted against the Seller by reason of
              (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof or, (ii) any use, non-use or condition of the Parcel or any part thereof. Any amounts payable to the Seller under this paragraph which are not paid within thirty (30) days after written demand therefor by the Seller shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three-hundred-sixty-day (360-day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Seller by reason of any such occurrence, the Buyer upon request by the Seller, will at the Buyer's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer.

              Notwithstanding anything to the contrary in this Agreement, the provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement.

     (xvii) That this Agreement and the documents to be executed by Buyer pursuant to the terms thereof constitute the legal, valid and binding obligations of Buyer enforceable in accordance with its terms; and

     (xviii) That all necessary actions have been taken by the Board of Directors of Buyer to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

     4.  Time for Settlement.  Unless otherwise provided for in Paragraph 8
         --------------------
hereof, the closing under the terms of
this Agreement for sale by Seller and purchase by Buyer of the Parcel shall be made not later than fifteen (15) calendar days after Seller has given written notice to Buyer that the Conditions Precedent, as said term is defined in Paragraph 2 (v), have been satisfied but in no event sooner than the 30th day of November 1997 or later than the 31st day of December 1997 (herein referred to as the "Time of Settlement"). The settlement shall be at a place designated by Seller.

     At the Time for Settlement, title to the Parcel shall be conveyed to Buyer by a public deed pursuant to the terms and conditions contained herein. The payment by Buyer of the Purchase Price and any other amounts of money owed to Seller by Buyer under this Agreement shall be made at the Time of Settlement, in exchange for the delivery by the Seller to Buyer of the deed referred to in Paragraph 7 hereof (hereinafter referred to as the "Deed of Sale"), in (i) cash or cashier's check drawn on a banking institution doing business in Puerto Rico in favor of Seller in the amount by which the Purchase Price and any such other amounts owed to Seller by Buyer under this Agreement exceeds the Earnest Money.

     5.  Allocation of Certain Costs and Charges.  Seller shall pay the notarial
         ----------------------------------------
fees of the Deed of Sale and those incurred by Seller in the preparation of the Agreement and the Restrictive Covenants, and the internal revenue stamps of the original of the Deed of Sale. Buyer shall pay for the internal revenue stamps corresponding to the certified copies of the Deed of Sale and the stamps to be cancelled in the registration of said certified copies Buyer shall be responsible for all costs of a title insurance policy solicited by Buyer. Seller shall be responsible for all the unpaid property taxes on the Parcel up to the time of executlon of the Deed of Sale and Buyer shall be responsible thereafter. Buyer will reimburse Seller at the Time of Settlement for any portion of the property taxes for the Parcel paid in advance by Seller.

     Buyer warrants and represents that no broker has participated in the transaction contemplated under this Agreement or is interested hereby, through or on account of Buyer. Should any claim for Commission be made by any broker on account of any acts of Buyer, Buyer will indemnify and hold Seller free and harmless from any and all liabilities and expenses in connection therewith, including but not limited to, all legal expenses incurred by Seller as a consequence thereof.

     6.   Delivery of Possession.  Actual possession of the Parcel shall be
          -----------------------
delivered by Seller to Buyer at the Time of Settlement.

     7.   Deed to be Delivered by Seller at Settlement. The conveyance of the
          ---------------------------------------------
Parcel under this Agreement shall be by deed (herein referred to as the "Deed of Sale"). Such deed shall be prepared by Notary Public selected by Seller and approved by Buyer as to form and substance.

     8.   Title Defects; Breach by Seller.  In the event that (i) the Conditions
          --------------------------------
Precedent have not been satisfied or (ii) that Seller cannot transfer title to the Parcel to Buyer as represented in this Agreement on the dates provided in Paragraph 4 hereof for reasons attributable to Seller or on account of acts of God or force majeure, but excluding those acts to be performed by Buyer, the term of this Agreement shall be automatically extended until such time as the Conditions Precedent have been satisfied and ritie to the Parcel can be transferred to Buyer as represented in the Agreement but in no event shall the Time of Settlement occur later than the 31st day of December 1997.

     In the event that as of the 31st day of December

1997 Seller has not satisfied the Conditions Precedent or if it is still unable to transfer title to the Parcel to Buyer as represented in this Agreement for reasons attributable or not to Seller, but excluding those acts to be performed by Buyer, Buyer shall have the right to demand from Seller the immediate return of the Earnest Money to Buyer together with a check in the amount of the costs incurred by Buyer with third parties, as determined through bonafide evidence made available to Seller by Buyer, in the preparation of the plans and geological investigations for the Project in which case all the rights to such plans and geological investigations shall be acquired by Seller but in no event shall any such reimbursement of costs be greater than FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) (hereinafter referred to as the "Reimbursement of Actual Costs") whereby this Agreement shall be terminated and Seller and Buyer shall not have any further rights, claims, causes of action or obligations under this Agreement.

   In the event that Buyer does not exercise any such right, the term of this Agreement shall be further extended to the 30th day of March 1998 and if as such date, the Conditions Precedent have not been satisfied for any reason not attributable to Buyer or if Seller is unable to transfer title to the Parcel to Buyer as represented herein, Seller shall immediately return the Earnest Money to Buyer together with a check in the amount of the Reimbursement of Actual Costs whereby this Agreement shall be terminated and Seller and Buyer shall not have any other rights, claims, causes, actions or obligations under this Agreement.

   9.   Default by Buyer.  Thirty (30) days after notice thereof has been given
        ----------------
to Buyer, the Seller, at its sole option, may termiriate all of its obligations under this Agreement, without liability in the event of any of the following events:

     1) With respect to the Buyer or any assignee of the Agreement duly approved by Seller (hereinafter referred to as the "Assignee"), (i) the filing by or against it or any case or other proceedings for any relief pursuant to the bankruptcy or insolvency laws of the United States, of any State, of the United States Virgin Islands, or of the Commonwealth of Puerto Rico; (ii) the filing of an answer admitting insolvency or inability to pay debts as they became due; (iii) a material adverse change in the financial condition of Buyer or any of the assumptions and representations under which Seller was induced to enter into this Agreement;

     2) The attachment, seizure, levy upon, or taking possession by any receiver, custodian or assignee for the benefit of creditors of a substantial part of any property of the Buyer or the Assignee.

     3) If Buyer assigns this Agreement to another party without the expressed written consent of Seller.

     4) If Buyer or the Assignee shall default in the performance of any of the obligations and agreements on its part to be performed under this Agreement.

        Notwithstanding the above, failure by the Seller to pay the Purchase Price and all other amounts owed to Seller hereunder in the manner and at tho time provided in this Agreement shall not require thirty (30) days notice from Seller to become an event of default under this Agreement. Upon the occurrence of such event of default, Seller shall be entitled to exercise its rights under this Agreement immediately.

               In the event that Seller decides, at its sole option, to terminate its obligations under this Agreement, upon the happening of any of the events of default described above, then the Earnest Money shall be retained by Seller as additional consideration and liquidated damages for such breach, whereupon Buyer and Seller, and the Assignee, if any, shall be released and relieved from all liability towards each other and this Agreement, shall become null and void; it being understood that if Seller chooses to terminate its obligations under this Agreement on account of any of the defaults listed hereinbefore, the right to retain the Earnest Money, as compensation and liquidated damages, shall be the sole remedy available to Seller.

               In the event that Seller chooses not to terminate its obligations under this Agreement upon the occurrence of any of the events of default listed hereinbefore, Seller shall retain its right to demand specific performance under this Agreement and to seek legal and monetary remedies from Buyer and the Assignee, if any, in an amount equal to the sum of the Purchase Price and any monetary damages suffered by Seller, including but not limited to legal costs incurred by Seller.

     10.  Survival of Agreement.  Notwithstanding any presumption to the
          ---------------------
contrary, all agreements contained in this Agreement which by their nature impliedly or expressly involve performance at any particular time after the Time of Settlement shall survive the Time of

Settlement.

      11.    Seller not Bound.  The Seller is not liable in any manner by any
             ----------------
oral or written statements, representations, or other information pertaining to the Parcel by any broker, agent, employee, servant, account, or any other person, whether or not associated with or employed by Seller, unless the same are specifically set forth herein.

      12.    Right of Access.  During the term of this Agreement, Buyer and his
             ---------------
authorized representatives shall be entitled to enter the Parcel for the purpose of inspecting the same, making appraisals and conducting engineering investigations. Buyer agrees to hold Seller safe and harmless from any claim or liability arising out of any injury to Buyer, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Seller harmless from any and all damages, losses, expenses, claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Buyer's employees) resulting in any way from the acts to Buyer, his agents, or employees as herein provided. During all times that Buyer enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Buyer shall have and maintain, at Buyer's cost, public liability and property damage insurance in form and substance acceptable to Seller with a minimum, single, combined liability limit of $1,000,000.00 insuring Buyer and Buyer's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Buyer's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report; (ii) be issued as a primary policy; and (iii) contain endorsements naming Seller as additional insuree and requiring thirty days written notice from the insurance cempany to Seller and Buyer before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Seller prior to entry upon the Parcels.

    Likewise, Seller and its authorized representatives shall be entitled to enter the Parcel after its acquisition by Buyer for the purpose of conducting engineering investigations and completing the improvements to the Parcel or the Phase II Infrastructure Improvements that Seller is obligated to do pursuant to the terms and conditions of this Agreement. Seller agrees to hold Buyer safe and harmless from any claim or liability arising out of any injury to Seller, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Buyer harmless from any and all damages, losses, expenses, claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Seller's employees) resulting in any way from the acts to Seller, his agents, or employees as herein provided. During all times that Seller enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Seller shall have and maintain, at his cost, public liability and property damage insurance in form and substance acceptable to Buyer with a minimum, single, combined liability limit of $1,000,000.00 insuring Seller and Seller's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Seller's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report;
(ii) be issued as a primary policy; and (iii) contain endorsements naming Buyer as additional Insuree and requiring thirty days written notice from the insurance company to Buyer and Seller before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Buyer prior to entry upon the Parcels.

     13.  Time to be of Essence.  It is distinctly understood and agreed that
          ---------------------
time wherever specified in this Agreement is made and declared to be of the essence thereof.

     14.  Notices.  Any notice required or permitted to be given under this
          -------
Agreement must be in writing and sent by certified or registered mail, return receipt requested, to the respective addresses of the parties stated at the outset of this Agreement or to such other single address as either party may designate from time to time with the terms of this Paragraph. In the case of Seller, all notices shall be addressed to Mr. Francisco Arrivi, Senior Vice President, Interstate General Properties Limited Partnership S.E. - 650 Munoz Rivera Avenue, Doral Building, Suite 700, Hato Rey, P. R. 00918 with a copy to Mr. Donald G. Blakeman, Executive Vice President at the same address. In case of Buyer, all notices shall be addressed to Mr. Joel Katz, Managing Partner, ESJ Towers - Box 2200, Carolina, P.R. 00979.

     15.  Construction.  This Agreement shall be construed in accordance with
          ------------
and governed by the laws of the Commonwealth of Puerto Rico and Seller and Buyer and their assignees hereby submit themselves to the exclusive jurisdiction of the San Juan Section of the Superior Court of Puerto Rico for any and all controversies that may arise thereunder.

     16.  Miscellaneous.  Each of the parties acknowledges that it has not
          -------------
relied on any agreements or commitments by the other party or any of their affiliates with respect to the subject matter hereof except the agreements and commitments specifically set forth herein. This Agreement supersedes and nullifies all prier agreements and sets forth the entire understanding of the parties with respect to the Parcel. The Provisions of this Agreement may not be waived, extended or modified by subsequent conduct, correspondence or otherwise. Each of the parties agrees that it or he shall not obtain, seek to obtain, or rely on any waiver, extension, modification, or approval unless the waiver, extension, modification or approval is evidenced in writing, and

(b) is specifically approved in writing by the Seller or by Buyer. No delay or failure of the Seller in exercising any right or privilege hereunder shall affect such right or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right or privilege preclude any further exercise thereof or of any other right or privilege. Any waiver1 extension, modification or approval related to this Agreement shall be effective only to the extent and subject to the terms and conditions in writing evidencing the same. Any waiver, extension, modification or approval may be made subject to additional terms and conditions from time to time after it is given or agreed to by the party giving or agreeing to it, whether or not such waiver, extension, modification or approval has been relied on in the meantime by the other party. Approval by Seller on any matter for which approval is required shall not be unreasonably withheld. Whenever any reference is made in this Agreement to an event of default, other than the event of default caused by Buyer's failure to pay the Purchase Price and any other amounts of money owed to Seller hereunder in the manner provided in this Agreement, it shall be understood that no such event of default has occurred until thirty (30) days have lapsed since notice thereof has been given to Buyer provided therein.

     IN WITNESS WHEREOF, the parties have executed this agreement by their respective duly authorized officers on the day and year first above written.

SELLER:                                 BUYER: JAK Partnership
                                        S.E., a Puerto Rico
LAND DEVELOPMENT ASSOCIATES S.E.,       Special Partnership
a Puerto Rico special Partnership

By:  INTERSTATE GENERAL PROPERTIES
     LIMITED PATNERSHIP, S.E., a        By:  /s/ Joel Katz
     Maryland limited Partnership,           ----------------------
     its managing partner                    Joel Katz,  managing
                                             general partner
By:  INTERSTATE GENERAL COMPANY,
     L.P., a Delaware limited
     partnership, a general partner


By:  INTERSTATE GENERAL MANAGEMENT CORPORATION,
     a Delaware corporation, its managing
     general partner

By:  /s/ Francisco Arrivi Cros
     -----------------------------------------
       Francisco Arrivi Cros
Title: Senior Vice President
       ---------------------

                             AGREEMENT OF SALE


   THIS AGREEMENT, made and entered into this 1st day of May 1997 made by and between LAND DEVELOPMENT ASSOCIATES S.E., a Puerto Rico limited partnership, having an office at the Doral Building, Suite 700, 650 Munoz Rivera Avenue, Hato Rey, Puerto Rico (hereinafter referred to as the "Seller",) and PARQUE DE LAS VISTAS S.E., having an Office at Suite 209, P.O. Pox 194000, San Juan, Puerto Rico 00919-4000 hereinafter referred to as the Buyer).

                           PRELIMINARY STATEMENT
                           ---------------------

   WHEREAS Seller owns two (2) parcels of land of approximately 13,728.4473 and 20,324.0806 square meters (3.4929 and 5.1709 cuerdas, respectively) in the San Anton Ward of Carolina, Puerto Rico, which parcels of land are identified as Parcel II-3 and 4/5 in a survey prepared by Engineer Luis F. Franquf on December 13, 1996, a copy of which is attached hereto as Exhibit A, (hereinafter collectively referred to as the "Parcel").

   WHEREAS the Parcel is an integral and important part of Parque Escorial, a master planned residential, commercial and light industrial community (hereinafter referred to as "Parque Escorial") being developed by Seller in a parcel of land of approximately 439 cuerdas located in the municipalities of San Juan and Carolina, Puerto Rico (hereinafter referred to as "Main Farm"), best described in the attached copy of the Parque Escorial master plan (the "Master Plan") which is made Exhibit B hereto, and as such, the Parcel shall, at the Time of Settlement, as said term is defined hereinafter, be subject to (i) certain restrictive covenants pursuant to a Deed of Declaration of Covenants, Conditions and Restrictions and Establishment of Parque Escorial Homeowners Association (hereinafter referred to as the Restrictive Covenants) , a draft of which is attached hereto as Exhihit C, (ii) the design standards for Parque Escorial (hereinafter referred to as the "Design Standards"), attached hereto as Exhibit D, (iii) certain use restrictions best described in Paragraph 2 (xiii) of this Agreement (hereinafter referred to as the Wal-Mart Use Restrictions) and (iv) other use restrictions best described in Paragraph 2 (i) (hereinafter referred to as the "Use Restrictions")

   WHEREAS, the Parcel comprises two (2) of approximately nine (9) parcels of land of various sizes comprising Phase II, as said term is defined in the Master Plan and the Design Standards, (hereinafter referred to as "Phase II"), oh which approximately one thousand eighty one (1,081) residential units are planned to be constructed in accordance with the provisions of the Restrictive Covenants, the Design Standards, and any other restriction specified in this Agreement, and subject to the approval of Seller and the Architectural Review Committee, as said term is defined in the Restrictive Covenants (hereinafter referred to as the "Architectural Review Committee")

   WHEREAS, Phase II is one of several phases in which Seller plans to develop the areas designated for residential use in the Master Plan, (hereinafter referred to as the "Residential Zone").

   WHEREAS, pursuant to the Master Plan and unless otherwise approved by Seller, the Parcel can only be used for the development of one (1) residential project totalling not more than two hundred (200) three bedroom units, or its equivalency in units with less or more bedrooms as determined by Seller in accordance with the standards of the Planning Board of Puerto Rico, to be designed and built in accordance with the Restrictive Covenants, the Design Standards and subject to the approval of the Architectural Review Committee, (hereinafter referred to as the "Project")

   WHEREAS, Seller has agreed to sell and Buyer agrees to purchase the Parcel under the terms and conditions hereinafter set forth, together with all rights, titles, improvements and any and all things appertaining thereto and or forming part thereof

   WHEREAS, subject to the provisions hereof, this agreement shall, upon the placing by Buyer of the full amount of the Earnest Money, as said term is defined hereinafter, be a binding

Agreement of Sale (hereinafter referred to as the "Agreement"), enforceable at law or in equity for the sale by Seller and purchase by Buyer of the Parcel at the Purchase Price provided in Paragraph 1 hereof, upon the terms and conditions contained herein.

     WHEREAS, it is the expressed intention of the parties that this Agreement is solely for the benefit of the parties hereto and shall give rise to no rights to any other party, and under no circumstances shall Buyer transfer or assign this Agreement to another party except with the written consent of the Seller, provided, however, that if such transfer or assignment shall be to a party related to Buyer through common ownership and that reasonable evidence of such relationship is provided by Buyer to Seller to the effect that such transfer or assignment in no way alters the intent, terms, conditions and guarantee of this Agreement, Seller shall not unduly withhold its consent to the assignment. Any such assignment or transfer will not release Buyer from the obligations and responsibilities assumed under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

     1.    Purchase Price: Reimburseinent of Impact Fees.  Subject to the
           ---------------------------------------------
provisions of Paragraphs 4 thru 11 hereof, the Purchase Price of the Parcel shall be equal to the sum of the (i) Four Milion Dollars ($4,000,000), and (ii) the amount obtained by multiplying Nineteen Thousand Dollars ($20,000) times the number of three (3) bedroom units, or its equivalency in units with less or more bedrooms, to be built by Buyer on the Parcel that exceeds two hundred (200) units and shall be payable as follows:

     (i) Two Hundred Thousand Dollars ($200,000) as a good faith deposit (hereinafter referred to as the "Earnest Money") upon the execution of this Agreement, the receipt and adequacy of which to hereby acknowledged;

     (ii) A certified or bank manager's check from a banking institution to be delivered to Seller at the Time of

Settlement in the amount by which the Purchase Price, as determined pursuant to the provisions of this Paragraph, exceeds the Earnest Money.

    The obligation of Buyer to pay (i) Seller Twenty Thousand Dollars ($20,000) for each three (3) bedroom unit, or its equivalency in units with more or less bedrooms to be built in the Project, shall survive the Time of Settlement, it being understood that in order to calculate the Purchase Price any unit which is deemed to be convertible to a unit with additional bedrooms shall be considered as a unit having the maximum number of bedrooms that it could be converted into.

    In addition to the Purchase Price, upon the obtainment of the Use Permits for the units, Buyer shall pay Seller, an amount equal to Five Hundred and Twenty Dollars ($520.00) multiplied by the number of three (3) bedroom units, or its equivalency in units with less or more bedrooms, in the Project as a reimbursement of advances made by Seller on the $1,000 per unit impact fee charged by the Puerto Rico Aqueduct and Sewer Authority ("PRASA") on each three
(3) bedroom unit, or its equivalency in units with less or more bedrooms, built at Parque Escorial pursuant to an agreement entered into by Seller and PRASA on May 27, 1994, by means of which (i) PRASA endorsed Parque Escorial and (ii) established the obligations of each developer of commercial and residential land in Parque Escorial towards PRASA including, but not limited to, the payment of tap-in fees for the connection of the water and sewer systems and an impact fee of $1,000 per each three (3) bedroom unit, a copy of which is attached hereto as Exhibit E. The remaining portion of the impact fee, that is, $480.00 per each three (3) bedroom unit, is to be paid by Buyer to PRASA upon the procurement of the use Permits for the units comprising the Project.

    2.   Warranties and Representations of Seller.  Seller
         ----------------------------------------
warrants and represents to Buyer the following:

     (i) That Seller is, and on the Time of Settlement will be, the lawful owner of the Parcel to be sold and delivered by it hereunder and has full right and authority to sell and deliver the same in accordance with this Agreement. Upon the delivery of the Parcel to Buyer pursuant to the provisions of this Agreement, Seller will convey and transfer to Buyer by Public Deed a valid, fee simple (pleno dominio), insurable and recordable title to the Parcel, free and clear of all mortgage liens and of any encumbrances and other charges or restrictions which presently affect the Parcel, subject only to those matters set forth herein including but not limited to the (a) the Restrictive Covenants; (b) the Design Standards; (c) the Wal-Mart Use Restrictions; (d) the requirements of PRASA as defined in Exhibit E hereto; (e) the requirements of the Highway Authority of Puerto Rico, as defined in Exhibit F hereto including an impact fee in the amount of $1,000 per three (3) bedroom unit payable upon procurement of the Use Permit for the (f) a covenant in the deed of sale providing that the Parcel can only be developed for residential purposes and that unless otherwise approved by Seller, the density of development on the Parcel may not exceed two hundred (200) three bedroom units, and that the design and construction of the Project have to be in conformity with the Restrictive Covenants, the Design Standards, as determined by the Architectural Review Committee, (herein referred to as the "Use Restrictions"); and (g) to those normal and ordinary liens, encumbrances and easements required by governmental authorities for public services and which a search at the Registry of the Property would reveal hereto;

(ii) That Seller shall not take any action during the term of this Agreement which would impair title to the Parcel or further encumber the Parcel, except for (a) the mortgage liens securing financing arrangements required by Seller for the development of Pargue Escorial, from which the Parcel will be released upon its acquisition by Buyer, (b) encumbrances and easements required by the governmental authorities for the furnishing of public services, (c) the Restrictive Covenants (d) the Design Standards (e) the Wal-Mart Use Restrictions and (f) the Use Restrictions.

(iii) That Seller shall not willfully take any action which would impair the physical condition of the Parcel during the term of this Agreement;

(iv) That Seller has not made and does not make any representations or warranties whatsoever concerning the physical condition of the Parcel, accesses, zoning, soil or subsoil condition, availability of utilities, construction or use permits, or any other permits issued by the government agencies affecting or related to or necessary for the development or use of the Parcel or any other matter or thing affecting or related to the Parcel or the Project, other than those specifically referred to in (a) this Agreement, (b) the Master Plan, (c) the "Consulta de Ubicacion" for Parque Escorial issued by the Planning Board of Puerto Rico dated October 27, 1992, as amended on December 23, 1994 and February 28, 1997, copies of which are attached hereto as Exhibits G, H and I (hereinafter referred to as the "Consulta de Uhicacion") and (d) the "Desarrollo Preliminar" of Parque Escorial approved by the Administracion de Reglamentos y Permisos of Puerto Rico ("ARPE") on October 6, 1995, as amended on August 25, 1993 and October 6, 1995 copies of which are attached hereto as Exhibit J, J(a) and J(b) (hereinafter referred to as the "Desarrollo Preliminar") (e) an agreement between Seller and PRASA, a copy of which is attached hereto as Exhibit E, (f) the agreement entered into by Seller and the Puerto Rico Highway Authority dated November 22, 1991, as ratified on August 22, 1994, which states among other things, that each developer of residential units in Pargue Escorial has to pay a $1,000 impact fee to the Highway Authority for each three (3) bedroom unit to be developed, including those to be developed in the Parcel, a copy ot which is attached hereto as Exhibit F, (g) the Wal-Mart Use Restrictions, (h) the Use Restrictions and (i) the warranties and representations made herein by Seller regarding the Infrastructure Improvements, as said term is defined in Paragraph 2 (vi) hereof, the Phase II Infrastructure Improvements, as said term is defined in Paragraph 2 (vii), and that the Parcel is presently approved for "high medium density" residential use under the Parameters of a R-3 zoning.

(iv) That Seller shall provide Buyer at least one hundred fifty (150) calendar days before the Time of Settlement with (i) an "as built" topographic map of the Parcel and (ii) a written report prepared by a qualified geotechnical engineer to the effect that the compaction of the fill material placed on the Parcel by Seller is in accordance with ASTM-D 2922 standard test methods for density of soil and soil aggregate in place by nuclear methods (shallow depth) to no less than ninety five percent (95%) of the maximum dry density as defined in ASTM-D698 standard test methods for moisture density relations of soils and soil aggregate mixtures using
       5.5 pound rammer and 12 inch drop ("standard proctor tests"); (ii) a certification by a licensed civil engineer or surveyor to the effect that the rough grading, as said term is known in the land development industry, of the Parcel at the Time of Settlement is the one specified in the grading plan of the

       Parcel that is part of Exhibit N hereof, as said exhibit is identified in Paragraph 2 (vii) hereof; and (iii) a certification from Seller to the effect that the Parcel, including the access to the Parcel to be provided by Seller for the transportation of materials and construction equipment to be used in the construction of the Project, shall be in such physical condition at the Time of Settlement that Buyer shall be able to commence the development of the Project immediately thereafter.

            The above conditions are hereinafter referred to as the "Conditions Precedent".
(vi) That prior to (i) the date in which the Project has been issued a Use Permit by the regulatory governmental agencies or (ii) the date in which such Use Permit could been reasonably expected to have been issued had the work specified hereinafter had been completed on a timely and satisfactory manner, absent any acts of God or force majeure, Seller shall have substantially completed (a) all the improvements to the 65th Infantry Avenue described in the plans and specifications prepared by Engineer Luis F. Franqui, dated February 11, 1994, as amended from time to time, made an exhibit hereto by reference only (hereinafter referred to as "Exhibit K") which plans and specifications constitute the object of a construction contract awarded to Rexach Construction Company on October 21, 1994 made an exhibit hereto by reference only (hereinafter referred to as Exhibit L), (b) all the improvements to the infrastructure of Parque Escorial described in the plans and specifications prepared by Engineer Luis F. Franqui, dated March 1, 1994, as amended from time to time, made an exhibit hereto by reference only (hereinafter referred to as "Exhibit M"), which plans and specifications constitute the object of a construction contract awarded to Rexach Construction Company on October 21, 1994, made Exhibit M hereto by reference only.

       The improvements to the 65th Infantry Avenue described in Exhibit K hereto and the improvements to the infrastructure of Parque Escorial described in Exhibit M hereto shall be collectively referred to herein as the "Infrastructure Improvements".

(vii) That prior to the date in which the Project has been issued a Use Permit by the pertinent regulatory governmental agencies or the date in which such Use Permit could had been reasonably expected to have been issued had the work described hereinafter been completed on a timely and satisfactory manner, absent any act of God or force majeure, Seller shall have completed (a) those improvements to Phase II shown in the plans and specifications prepared by Engineer Luis F. Franqui, dated May 24, 1995, as amended from time to time, made Exhibit N hereto by reference only, which are the object of a construction contract awarded to Constructora Santiago, Inc., on August 24, 1995, made an exhibit hereto by reference only (hereinafter referred to as Exhibit 0), and (b) the improvements described hereinafter, none of which is part of the work contemplated under Exhibits K, M, N and 0.

       1) Cyclone wire fence along the exterior perimeter of Phase II and a concrete fence along the north boundary of the Residential Zone to be built in stages. The first stage will run from the east boundary of Parcel 11-10 to the east section of the Great Lawn Park, as said area is identified in the Master Plan.

       2) Gate and guard house at the East entrance of Boulevard Media Luna, as said road is identified in the Master Plan.

       3) Extension of Avenida Sur, as said road is identified in the Master Plan, from the east entrance of the Residential Zone to the site of the Carolina Regional College of the University of Puerto Rico.

       4) Landscaping of Avenida Este, as said road is identified in the Master Plan.

       5) 0ff site electrical work required to service Phase II.

          Those improvements described in Exhibit N, which are part of the construction contract referred to herein as Exhibit 0 and the improvements listed herein under Paragraph 2 (vii) (b) hereof are referred to herein as the "Phase II

         Infrastructure Improvements".


(viii) That Seller shall have available for inspection by Buyer at all times at its offices copies of Exhibits K, L, M, N and 0.

(ix) That this Agreement and the documents to be executed by Seller pursuant to the terms thereof constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

(x) That all necessary actions have been taken by the Board of Directors of Seller to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

(xi) That all information owned or available to Seller as of the date of this document or at any time, prior, during or after the construction of the Project such as plans, studies and government agencies' approvals of any kind pertaining to the development of the Parcel or Parque Escorial shall be made available at no cost to Buyer for the purpose of designing the Project and seeking the necessary approvals from governmental agencies for the proposed development of the Project or for any other reasonable use.

(xii)    That other than (a) the Restrictive Covenants (b) the Design Standards,
         (c) the Wa1-Mart Use Restrictions, (d) the Western Auto Restrictions,
         (e) the Use Restrictions and (f) those restrictions or conditions imposed by the government agencies as described in Exhibits E thru J

         (B) or other restrictions or requirements typical of the development of a master planned community, there are no other restrictions regarding the use of the Parcel as the site of the Project to be developed as intended in the Master Plan.

(xiii) That upon the sale of a parcel of land of 63 cuerdas to Wal-Mart Puerto Rico, Inc. ("Wal-Mart") on March 27, 1991, certain restrictions were imposed on the Main Farm but excluding the parcel acquired by Wal-Mart (herein referred to as the "Wal-Mart Use Restrictions") which restrictions, as a result of subsequent amendments, are now as follows:

(a) Unless otherwise waived by Wal-Mart, no portion of Parque Escorial, including but not limited to, the Parcel, shall be used for, nor shall there be permitted upon Parque Escorial the operation of: (i) any type of department store, wholesale club or supermarket store; or (ii) any other type of single retail store containing more than twenty five thousand (25,000) square feet of gross floor area.

(xiv) That Wal-Mart has secured zoning approval from the Planning Board of Puerto Rico for a 480,000 sq. ft. shopping center to be built on the parcel of 63 cuerdas in Pargue Escorial sold to Wal-Mart, which approval is evidenced in Exhibits G, H and I hereto, of which a first phase of approximately 260,000 sq. ft. was opened to the public in 1995, and that Wal-Mart intends to solicit approximately 120,000 sq. ft. more of commercial space at a later date for a total square footage of approximately 600,000 sq.ft. Seller approved the construction of said shopping center subject to the terms and conditions contained in an agreement entered into by Seller and Wal-Mart on March 27, 1991, as subsequently amended, a copy of which is available for review by Buyer at the offices of Seller.

(xv) That Seller shall dedicate, in accordance with the various stages of development of Parque Escorial and as required by the pertinent governmental agencies, to the proper governmental agencies the main avenues, recreational areas and community facilities that will be built by Seller in Parque Escorial, including Phase II, pursuant to the requirements of the Planning Board of Puerto Rico, as specified in the "Consulta de Ubicacion" (Exhibit G, H and I) and the "Desarrollo Preliminar" (Exhibit J, J(a) and J(b).)

(xvi) That Seller shall construct, in phases and as required by the Planning Board of Puerto Rico during the various stages of development of Parque Escorial, the main recreational area of Pargue Escorial, identified in the Master Plan as the "Great Lawn Park", and the community facilities identified as such in the Master Plan, required under the "Consulta de Ubicacion" and the "Desarrollo Proliminar" for Phase II.

(xvii) That Seller shall provide an adequate area within Parque Escorial for the location by Buyer, subject to the approval of the Architectural Review Committee, of a temporary structure to be used as the sales office for the Project, the construction and operating costs of which shall be for the sole account of Buyer. Said temporary structure shall be removed immediately after it has served the purpose for what it was erected.

(xviii) That Seller shall preserve the concept of Parque Escorial as a master planned community as envisioned in the Master Plan.

(xix) That unless otherwise permitted hereunder, Seller shall release Buyer from any responsibility for the construction by Seller of the Infrastructure Improvements, and Phase II Infrastructure Improvements.

(xx) That other than those parcels already sold through January 31, 1997 comprising 516 three (3) bedroom units, or its equivalency in units with more or less bedrooms, and those 565 three (3) bedroom units now being offered for sale, or its equivalency in units with less or more bedrooms Seller shall not sell on or before December 15, 1998 any additional parcels of land within the Residential Zone. Notwithstanding the above, upon the occurrence of any of the events listed hereinafter Seller shall be entitled to sell other parcels of land within the Residential Zone and permit the commencement of construction of residential units thereon as long as the total number of units so approved by Seller to commence construction prior to the 31st day of December 1998 on any such parcel(s) shall not exceed the same number of units previously approved for any parcel(s) whose buyer(s) fail(s) to comply with the following conditions:

         (A) A buyer of any of the parcels of land within the Residential Zone on which Seller has initially agreed to the commencement of construction of the first five hundred and sixteen (516) residential units or the second five hundred sixty five (565) units fails, for reasons not attributable to Seller, to acquire any such parcels of land within four (4) months from the expiration of the term provided under their respective agreements of sale, including this Agreement;

         (B) After acquiring any of such parcel(s) of land its buyer(s) fail(s), for reasons not attributable to Seller, to commence the construction of the units to be erected upon any such parcel before the 15th day of January 1999, or

         (C) After commencing construction of the residential units to be erected on any such parcels of land, construction work is stopped for a period of more than four (4) months for reasons not attributable to Seller or acts of God or force majeure.

         Furthermore, Seller shall be entitled to sell at any time prior to December 15, 1997 additional parcels of land within the

         Residential Zone, including Phase II, that upon their development would exceed one thousand eighty one (1,081) residential units, provided that the respective agreements of sale and the deeds of sale shall specifically restrict the commencement of construction of the residential units to be erected thereon to a date which will not be in violation of the warranties and representations made by Seller herein.

(xxi) The Seller shall protect, indemnify and save harmless the Buyer from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the environmental condition of the Parcel as of the Time of Settlement, existence of any environmental hazard on the Parcel as of the Time of Settlement and any release or threat of release of any Hazardous Substance (as hereinafter defined) of any kind in, on, under or from the Parcel at any time resulting from a condition existing as of the Time of Settlement which may be imposed upon or incurred by or asserted against the Buyer by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof, (ii) any use, non-use or condition of the Parcel or any part thereof, or (iv) any necessity to defend any of the rights, title or interest conveyed to Buyer by virtue of the Deed of Sale. Any amounts payable to the Buyer under this paragraph which are not paid within thirty (30) days after written demand therefor by the Buyer shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a three-hundred-sixty-day (360-day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Ciibank, N.A. in New York, New York, as its reference, base such fluctuating rate to change or prime rate (herein the "prime rate") simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Buyer by reason of any such occurrence, the Seller, upon request by the Buyer, will at the Seller's expenses resist and defend such action suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the Buyer or, where such occurrence is covered by liability insurance, by Counsel designated by the insurer. Notwithstanding anything to the contrary in this Agreement, the Provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement. As used in this Agreement the term Hazardous Substance has the following meaning; (i) any "hazardous substance", "pollutant" or "contaminant" as said terms are defined in clauses fourteen (14) and thirty-three (33) of Section one hundred one (101) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) [Title Forty-Two (42) United States Code (U.S.C.) Section nine thousand six hundred one (9,601), clauses fourteen (14) and thirty-three (33)], or Title Forty (40) Code of Federal Regulations (C.F.R.) Part three hundred two (302), as said act and regulation may be amended prior to the Time of Settlement; (ii) any "hazardous waste" as said term is defined as of the Time of Settlement in the Puerto Rico Environmental Quality Board Regulation for the Control of Hazardous and Non-Hazardous Solid Wastes; (iii) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous); (iv) any substance containing "petroleum", as that term is defined as of the Time of Settlement, in Section nine thousand one (9001), clause eight (8) of the Resource

         Conservation and Recovery Act (RCRA), [Title Forty-Two (42) U.S.C. Section six thousand nine hundred ninety-one (6,991), clause eight
         (8)], or Title Forty (40) C.F.R. Part two hundred eighty point one (280.1); or (v) any other substance for which any governmental entity shall be entitled, pursuant to all presently existing rules, regulations and laws, require special handling in its collection, storage, treatment or disposal.

3.   Warranties and Representations of Buyer.  Buyer warrants and
     ---------------------------------------
represents to Seller the following:

(i) That Buyer hereby expressly acknowledges and accepts that no other such representations or warranties have been made or implied and agrees that other than the (a) Infrastructure Improvements, as they relate to the Parcel, to be completed by Seller, (b) the Phase II Infrastructure Improvements to be completed by Seller, and (c) the representations and warranties acquired by Buyer on an "as is where is" made herein by Seller, the Parcel will be condition. It shall be Buyer's sole responsibility to satisfy itself, at its sole cost, expense and risk, as to all aspects regarding the physical condition of the Parcels and, accordingly, does herein specifically renounce and waive any and all rights, claims and/or causes of action against Seller as to the Parcel, forever releasing, relieving arid holding harmless Seller from any and all liability or legal responsibility in Connection therewith. Notwithstanding anything to the contrary herein, Seller shall not be released from its liability or legal responsibility for any representations made by Seller herein.

(ii) That Buyer shall bear all the costs, expenses and risks related to any request filed by Buyer with any government agency for the approval of the Project Provided that all the warranties and representations made herein by Seller remain valid.

(iii) That Buyer shall not seek during the term of this Agreement or at any time after its acquisition of the Parcel any changes to the presently permitted density, uses or zoning of the Parcel. This restriction shall also apply to all the successors of Buyer in the ownership of the Parcel.

(iv) That the Parcel constitutes an integral and important part of Pargue Escorial and as such the Parcel shall always remain subject to and the Project shall be constructed pursuant to (a) the Restrictive Covenants, as amended from time to time by the governing body of the Pargue Escorial Residential Owners Association, a non profit corporation to be organized under the laws of Puerto Rico by Seller as an association of all the owners of real property in the residential area of Pargue Escorial in order to insure the orderly development of the Residential Zone and to provide for the efficient preservation of the facilities and amenities to be constructed in the Residential Zone (hereinafter referred to as the "Association"), (b) the Design Standards, as amended from time to time by Seller or the Architectural Review Committee, (c) the Wal-Mart Restrictions and (d) the Use Restrictions.

(v) That the plans for the development of the Parcel and construction of the Project, as well as any changes made thereafter which may modify the character, layout, elevations or density of the Project, shall be submitted by Buyer to the Architectural Review Committee for its approval prior to submitting them to the pertinent government agencies.

(vi) That the average sales price of the three (3) bedroom units comprising the Project shall not be less than One Hundred Seventeen Thousand Dollars ($117,000).

(vii) That Buyer agrees that its employees, agents, contractors and sub-contractors will only utilize the access to the Parcel to be provided by Seller for the transportation of construction equipment, construction materials and that Buyer will reimburse Seller for any damages caused by those parties from the unauthorized use of roads or other improvements within Pargue Escorial.

(viii) That Buyer shall impose upon the Parcel its own restrictive covenants to be administered by a homeowner association composed of all the owners of units in the

         Project which shall be responsible, among other things, for the collection of the fees to be paid to the Association, as provided in the Restrictive Covenants, for the services rendered by the Association to the Residential Zone, including but not limited to the maintenance of the recreational areas, the fences, the green areas, and the roads, the security of the Residential Zone and any other services that the Association deems fit to render Pursuant to provisions of its Certificate of Incorporation and By-Laws.

(ix) That Buyer shall pay one hundred percent (100%) of the cost of the fence to be built on the boundary line of the Parcel with Bulevar Media Luna and Bulevar Del Parque, as said roads are identified in the Master Plan, and the fence bordering with the Great Lawn Park, which fences must conform with the Design Standards and be subject to the approval of the Architectural Review committee.

(x) That Buyer shall hold Seller safe and harmless from any claim from third parties resulting from the construction by Buyer and its agents of the improvements and residential units comprising the Project including but not limited to those claims arising from accidents or damages caused by Buyer or its agents outside of the Parcel.

(xi) That Buyer shall hold Seller safe and harmless from any claim by third parties arising out of any breach by Buyer of the

         (a) the Design Standards, (b) Restrictive Covenants1 (c) the Use Restrictions, (d) any other restriction or condition to which the Parcel is subject pursuant to the terms and conditions of this Agreement or, (e) any misrepresentations made by Buyer to any party.

(xii) That Buyer shall submit to Seller, for Seller's approval, a copy of the form of option agreement or agreement of sale to be executed between Seller and the buyers of units within the Project and shall not enter into any such option agreement or agreement of sale with any such buyers until such time as Seller has issued Its approval, which approval Seller shall not unreasonably deny.

(xiii) That Buyer acknowledges and accepts that Seller, as the master developer of Pargue Escorial, holds the exclusive right to seek and make amendments to the Master Plan in the best interest of the overall development of Pargue Escorial, as provided that any such amendments shall ot be in violation of the representations made by Seller herein.

(xiv) That Buyer acknowledges and agrees that other than the "as built" topographic map of the Parcel and the soil compaction tests referred to in Paragraph 2 (iv) hereof and those representation and warranties made by Seller as to environmental matters and Hazardous Substances, as stated in Paragraph 2 subparagraph (xxi) hereof, it shall be the sole responsibility of Buyer to conduct its own soil and sub-soil studies on the Parcel prior to the execution of this Agreement or at any time during the term of this Agreement and Buyer hereby releases Seller from any condition regarding the soil or sub-soil of the Parcel that might surface prior to the execution of this Agreement, during the term of the Agreement, or after the Time of Settlement. Notwithstanding the above, Seller shall make available to Buyer, at Buyer's request, any other soil or subsoil tests that Seller may have conducted on the Parcel; it being understood that the submittal by Seller of said reports to Buyer shall not impose any obligation or liability upon Seller and shail not amend or modify the obligations of Buyer hereunder,

(xv) That Buyer acknowledges and agrees that the timely and orderly construction of the Project as an integral part of the Residential Zone is of utmost importance to the successful development of Pargue Escorial as a master planned commuity; therefore, Buyer or any of its successors in the ownership of the Parcel shall have until the later of
         (i) the l5th day of January 1999 or (ii) twelve (12) months after the Time of Settlement should the Time of Settlement take place after the 31st day of March 1998 for reasons attributable only to Seller, (hereinafter referred to as the "Commencement of

         Construction Date"), to, in accordance with the Design Standards, commence construction of the Project on the Parcel. In the event that the Commencement of Construction Date does not occur within the term specified hereinbefore in this Paragraph, for reasons not attributable to Seller or acts of God or force majeure. Seller shall have, upon the expiration of said term and without the need of executing any other document, a valid and binding first option to repurchase the Parcel at the Purchase Price, as defined hereinbefore; said option to be exercised by Seller within one hundred and twenty (120) days from the date of expiration of such term. Failure by Seller to exercise said option as provided hereinbefore shall render said option null and void whereby Buyer shall have no further obligation to sell the Parcel to Seller. For the purpose of this Paragraph, the Commencement of Construction Date shall refer to such date on which the Buyer has complied with all of the following:

              (a) the Construction Permit for the Project, as previously approved by the Architectural Review Committee, has been obtained;

              (b) a bonafide construction contract has been executed for the construction of the Project;

              (c) a financing agreement for the construction of the Project has been executed;

              (d) earth movement over the Parcel has commenced.

(xvi) That the final grading of the Project in its boundaries with Bulevar Media Luna, Bulevar Del Parque, the Great Lawn Park and the residential project being developed in Parcels II-1 and 2 named Portales de Parque Escorial must have the same elevations as those of the adjacent parcels.

(xvii) The Buyer shall protect, indemnify and save harmless the Seller from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limiting the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, including any and all past, present and future claims and liability arising out of or relating to the existence of any environmental condition on the Parcel resulting from acts attributable to Buyer and any release or threat of release of any Hazardous Substance (as said term is defined in Paragraph 2 sub paragraph (xxi hereof) of any kind in, on, under or from the Parcel at any time after the Time of Settlement resulting from acts attributable of Buyer which may be imposed upon or incurred by or asserted against the Seller by reason of (i) any accident, injury or damage to any person or property occurring on or about the Parcel or any part thereof or, (ii) any use, non-use or condition of the Parcel or any part thereof. Any amounts payable to the Seller under this paragraph which are not paid within thirty (30) days after written demand therefbr by the Seller shall bear interest from the date of such demand until full payment thereof at a fluctuating annual rate computed on the basis of a (360-day) year and the actual number of days elapsed) equal to the "prime rate" publicly announced by Citibank, N.A. in New York, New York, as its reference, base or prime rate (herein the "prime rate") such fluctuating rate to change simultaneously with the changes in the prime rate. In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate. In case any action, suit or proceeding is brought against the Seller by reason of any such occurrence, the Buyer upon request by the Seller, will at the Buyer's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended, either by counsel designated by the Seller and approved by the buyer or, where such occurrence is covered by liability insurance, by counsel designated by the insurer. Notwithstanding anything to the contrary in this Agreemont, the provisions of this indemnity and all other representations, warranties and covenants contained in this Agreement shall survive the Time of Settlement.

(xviii) That this Agreement and the documents to be executed by Buyer pursuant to the terms thereof constitute the legal, valid and binding obligations of Buyer enforceable in accordance with its terms; and

(xix) That all necessary actions have been taken by the Board of Directors of Buyer to authorize the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

  4. Time for Settlement.  Unless otherwise provided for in Paragraph 8 hereof,
     -------------------
the closing under the terms of this Agreement for sale by Seller and purchase by Buyer of the Parcel shall be made not later than fifteen (15) calendar days after Seller has given written notice to Buyer that the Conditions Precedent, as said term is in Paragraph 2 (v), have been satisfied but in no sooner than the 30th day of November 1997 or later than the 15th day of January 1998 (herein referred to as the "Time of Settlement"). The settlement shall be at a place designated by Seller.

  At the Time for Settlement, title to the Parcel shall be conveyed to Buyer by a public deed pursuant to the terms and conditions contained herein. The payment by Buyer of the Purchase Price and any other amounts of money owed to Seller by Buyer under this Agreement shall be made at the Time of Settlement, in exchange for the delivery by the Seller to Buyer of the deed referred to in Paragraph 7 hereof (hereinafter referred to as the "Deed of Sale"), in (i) cash or cashier's check drawn on a banking institution doing business in Puerto Rico in favor of Seller in the amount by which the Purchase Price and any such other amounts owed to Seller by Buyer under this Agreement exceeds the Earnest Money.

    5. Allocation of Certain Costs and Charges.  Seller shall pay the notarial
       ---------------------------------------
fees of the Deed of Sale and those incurred by Seller in the preparation of the Agreement and the Restrictive Covenants, and the internal revenue stamps of the original of the Deed of Sale. Buyer shall pay for the internal revenue stamps corresponding to the certified copies of the Deed of Sale and the stamps to be cancelled in the registration of said certified copies. Buyer shall be responsible for all costs of a title insurance policy solicited by Buyer. Seller shall be responsible for all the unpaid property taxes on the Parcel up to the time of execution of the Deed of Sale and Buyer shall be responsible thereafter. Buyer will reimburse Seller at the Time of Settlement for any portion of the property taxes for the Parcel paid in advance by Seller.

     Buyer warrants and represents that no broker has participated in the transaction contemplated under this Agreement or is interested hereby, through or on account of Buyer. Should any claim for commissions be made by any broker on account of any acts of Buyer, Buyer will indemnify and hold Seller free and harmless from any and all liabilities and expenses in connection therewith, including but not limited to, all legal expenses incurred by Seller as a consequence thereof.

     6. Delivery of Possession.  Actual Possession of the Parcel shall be
        ----------------------
delivered by Seller to Buyer at the Time of Settlement.

     7. Deed to be Delivered by Seller at Settlement.  The conveyance of the
        --------------------------------------------
Parcel under this Agreement shall be by deed (herein referred to as the "Deed of Sale").

Such deed shall be prepared by Notary Public selected by Buyer and approved by Seller as to form and substance.

      8.  Title Defects: Breach by Seller.  In the event that (i) the Conditions
          -------------------------------
Precedent have not been satisfied or (ii) that Seller cannot transfer title to the Parcel to Buyer as represented in this Agreement on the dates provided in Paragraph 4 hereof for reasons attributable to Seller or on account of acts of God or force majeure, but excluding those acts to be performed by Buyer, the term of this Agreement shall be automatically extended until such time as the Conditions Precedent have been satisfied and title to the Parcel can be transferred to Buyer as represented in the Agreement but in no event shall the Time of Settlement occur later than the 15th day of January 1998.

      In the event that as of the 15th day of January 1998 Seller has not satisfied the Conditions Precedent or if it is still unable to transfer title to the Parcel to Buyer as represented in this Agreement for reasons attributable or not to Seller, but excluding those acts t be performed by Buyer, Buyer shall have the right to demand from Seller the immediate return of the Earnest Money to Buyer together with a check in the amount of the costs incurred by Buyer with third parties, as determined through bonafide evidence made available to Seller by Buyer, in the preparation of the plans and geological investigations for the Project in which case all the rights to such plans and geological investigations shall be acquired by Seller but in no event shall any such reimbursement of costs be greater than THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (hereinafter referred to as the "Reimbursement of Actual Costs") whereby this Agreement shall be terminated and Seller and Buyer shall not have any further rights, claims, causes of action or obligations under this Agreement.

    In the event that Buyer does not exercise any such right, the term of this Agreement shall be further extended to the 30th day of March 1998 and if as such date, the Conditions Precedent have not been satisfied for any reason not attributable to Buyer or if Seller is unable to transfer title to the Parcel to Buyer as represented herein, Seller shall immediately return the Earnest Money to Buyer together with a check in the amount of the Reimbursement of Actual Costs whereby this Agreement shall be terminated and Seller and Buyer shall not have any other rights, claims, causes, actions or obligations under this Agreement.

    9.  Default by Buyer.  Thirty (30) days after notice thereof has been given
        ----------------
to Buyer, the Seller, at its sole option, may terminate all of its obligations under this Agreement, without liability in the event of any of the following events:

    1) With respect to the Buyer or any assignee of the Agreement duly approved by Seller (hereinafter referred to as the "Assignee"), (i) the filing by or against it or any case or other proceedings for any relief pursuant to the bankruptcy or insolvency laws of the United States, of any State, of the United States Virgin Islands, or of the Commonwealth of Puerto Rico; (ii) the filing of an answer admitting insolvency or inability to pay debts as they became due; (iii) a material adverse change in the financial condition of Buyer or any of the assumptions and representations under which Seller was induced to enter into this Agreement;

    2) The attachment, seizure, levy upon, or taking possession by any receiver, custodian or assignee for the benefit of creditors of a substantial part of any property of the Buyer or the Assignee.

3) If Buyer assigns this Agreement to another party without the expressed written consent of Seller.

4) If Buyer or the Assignee shall default in the performance of any of the obligations and agreements on its part to be performed under this Agreement.

    Notwithstanding the above, failure by Seller to pay the Purchase Price and all other amounts owed to Seller hereunder in the manner and at the time provided in this Agreement shall not require thirty (30) days notice from Seller to become an event of default under this Agreement. Upon the occurrence of such event of default, Seller shall be entitled to exercise its rights under this Agreement immediately.

    In the event that Seller decides, at its sole option, to terminate its obligations under this Agreement, upon the happening of any of the events of default described above, then the Earnest Money shall be retained by Seller as additional consideration and liquidated damages for such breach, whereupon Buyer and Seller, and the Assignee, if any, shall be released and relieved from all liability towards each other and this Agreement, shall become null and void; it being understood that if Seller chooses to terminate its obligations under this Agreement on account of any of the defaults listed hereinbefore, the right to retain the Earnest Money, as compensation and liquidated damages, sha11 be the sole remedy available to Seller.

               In the event that Seller chooses not to terminate its obligations under this Agreement upon the occurrence of any of the events of default listed hereinbefore, Seller shall retain its right to demand specific performance under this Agreement and to seek legal and monetary remedies from Buyer and the Assignee, if any, in an amount equal to the sum of the Purchase Price and any monetary damages suffered by Seller, including but not limited to legal costs incurred by Seller.


     10.  Survival of Agreement.  Notwithstanding any presumption to the
          ---------------------
contrary, all agreements contained in this Agreement which by their nature impliedly or expressly involve performance at any particular time after the Time of Settlement shall survive the Time of Settlement.

     11.  Seller not Bound.  The Seller is not liable in any manner by any oral
          ----------------
or written statements, representations, or other information pertaining to the Parcel by any broker, agent, employee, servant, account, or any other person, whether or not associated with or employed by Seller, unless the same are specifically set forth herein.

     12.  Right of Access.  During the term of this Agreement, Buyer and his
          ---------------
authorized representatives shall be entitled to enter the Parcel for the purpose of inspecting the same, making appraisals and conducting engineering investigations. Buyer agrees to hold Seller sate and harmless from any claim or liability arIsing out of any injury to Buyer, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Seller harmless from any and all damages, Losses, expenses, claims, suits, judgments and liabilities (including claims and Suits by and judgment and liabilities to Buyer's employees) resulting in any way from the acts to Buyer, his agents, or employees as herein provided. During all times that Buyer enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Buyer shall have and maintain, at Buyer's cost, public liability and property damage insurance in form and substance acceptable to Seller with a minimum, single, combined liability limit of $1,000,000.00 insuring Buyer and Buyer's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Buyer's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report; (ii) be issued as a primary policy; and (iii) contain endorsements naming Seller as additional insuree and requiring thirty days written notice from the insurance company to Seller and Buyer before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Seller prior to entry upon the Parcels.

      Likewise, Seller and its authorized representatives shall be entitled to enter the Parcel after its acquisition by Buyer for the purpose of conducting engineering investigations and completing the improvements to the Parcel or the Phase II Infrastructure Improvements that Seller is obligated to do pursuant to the terms and conditions of this Agreement. Seller agrees to hold Buyer safe and harmless from any claim or liability arising out of any injury to Seller, or to any of his officers, agents or employees while in the Parcel, and shall indemnify and hold Buyer harmless from any and all damages, losses, expenses, claims suits, judgments and liabilities (including claims and suits by and judgment and liabilities to Seller's employees) resulting in any way from the acts to Seller, his agents, or employees as herein provided. During all times that Seller enters upon and/or conducts any surveys, studies, tests, etc. on the Parcel, Seller shall have and maintain, at his cost, public liability and property damage insurance in form and substance acceptable to Buyer with a minimum, single, combined liability limit of $1,000,000.00 insuring Seller and Seller's authorized representatives, agents, employees, etc., against all liability arising out of or in connection with Seller's use or occupancy of the Parcel. The insurance required herein shall (i) be issued by an insurance company authorized to do business in Puerto Rico with a financial rating of at least plus 3 status as reported in the most recent edition of Best's Report; (ii) be issued as a primary policy; and (iii) contain endorsements naming Buyer as additional insuree and requiring thirty days written notice from the insurance company to Buyer and Seller before cancellation or changing coverage, scope or amounts. Each policy or a certificate of insurance, together with evidence of payment of premiums, shall be delivered to Buyer prior to entry upon the Parcels.

     13.  Time to be of Essence.  It is distinctly understood and agreed that
          ---------------------
time wherever specified in this Agreement is made and declared to be of the essence thereof.

     14.  Notices.  Any notice required or permitted to be given under this
          -------
Agreement must be in writing and sent by certified or registered mail, return receipt requested, to the respective addresses of the parties stated at the outset of this Agreement or to such other single address as either party may designate from time to time with the terms of this Paragraph. In the case of Seller, all notices shall be addressed to Mr. Francisco Arrivi, President, Interstate General Properties Limited Partnership S.E. - 650 Munoz Rivera Avenue, Doral Building, Suite 700, Hato Rey, P. R. 00918 with a copy to Mr. Carlos Rodriguez, Vice President at the same address. In case of Buyer, all notices shall be addressed to Mr. Edwin Loubriel, Suite 209, P.O. Box 194000, San Juan, Puerto Rico 00919-4000.

     15.  Construction.  This Agreement shall be construed in accordance with
          ------------
and governed by the laws of the Commonwealth of Puerto Rico and Seller and Buyer and their assignees hereby submit themselves to the exclusive jurisdiction of the San Juan Section of the Superior Court of Puerto Rico for any and all controversies that may arise thereunder.

     16.  Miscellaneous.  Each of the parties acknowledges that it has not
          -------------
relied on any agreements or commitments by the other party or any of their affiliates with respect to the subject matter hereof except the agreements and commitments specifically set forth herein. This Agreement supersedes and nullifies all prior agreements and sets forth the entire understanding of the parties with respect to the Parcel. The provisions of this Agreement may not be waived, extended or modified by subsequent conduct, correspondence or otherwise. Each of the parties agrees that it or he shall not obtain, seek to obtain, or rely on any waiver extension, modification, or approval unless the waiver, extension, modification or approval is evidenced in writing, and (b) is specifically approved in writing by the Seller or by Buyer. No delay or failure of the Seller in exercising any right or privilege hereunder shall affect such right or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right or privilege preclude any further exercise thereof or of any other right or privilege. Any waiver, extension, modification or approval related to this Agreement shall be effective only to the extent and subject to the terms and conditions in writing evidencing the same. Any waiver, extension, modification or approval may be made subject to additional terms and conditions from time to time after it is given or agreed to by the party giving or agreeing to it, whether or not such waiver, extension, modification or approval has been relied on in the meantime by the other party Approval by Seller on any matter for which approval is required shall not be unreasonably withheld. Whenever any reference is made in this Agreement to an event of default, other than the event of default caused by Buyer's failure to pay the Purchase Price and any other amounts of money owed to Seller hereunder in the manner provided in this Agreement, it shall be understood

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

that no such event of default has occurred until thirty (30) days have lapsed since notice thereof has been given to Buyer provided therein.

     IN WITNESS WHEREOF, the parties have executed this agreement by their respective duly authorized officers on the day and year first above written.

SELLER:                                 BUYER:    PARQUE DE LAS VISTAS
                                        S.E., a Puerto Rico
LAND DEVELOPMENT ASSOCIATES S.E.,       Special Partnership
a Puerto Rico special partnership

By: INTERSTATE GENERAL PROPERTIES
    LIMITED PARTNERSHIP, S.E., a        By:/s/ ^^
    Maryland limited partnership,          ----------------------------
    its managing partner


By: INTERSTATE GENERAL COMPANY, L.P.
    a Delaware limited partnership,
    a general partner


By: INTERSTATE GENERAL MANAGEMENT
    CORPORATION, a Delaware corporation,
    its managing general partner


By:  /s/ Francisco Arrivi Cros
     -------------------------------------
         Francisco Arrivi Cros
Title:   Senior Vice President
         ---------------------

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